UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Blackwater Midstream Corp.
(Name of Registrant as Specified in Its Charter)
_____________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☒	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11 and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
________________________________________
(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:
________________________________________
(4)	Date Filed:

BLACKWATER MIDSTREAM CORP.

660 LaBauve Drive

Westwego, Louisiana, 70094

To the Stockholders of:
Blackwater Midstream Corp.,

On June 29, 2012, Blackwater Midstream Corp. (the “Company,” “Blackwater,” “we,” “us,” or “our”) entered into an Agreement and Plan of Merger, (the “Merger Agreement”) with Blackwater Midstream Holdings LLC, a Delaware limited liability company (the “Parent”) and Blackwater Acquisition Sub Inc., a Nevada close corporation managed by its stockholders and a direct wholly-owned subsidiary of Parent (the “Merger Sub”).  Parent and Merger Sub are wholly-owned subsidiaries of ArcLight Capital Partners, LLC, an energy investment firm.

If the merger is completed, each share of Company common stock, other than as provided below, will be converted into the right to receive $0.64 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).  The following shares of Company common stock will not be converted into the right to receive the Merger Consideration in connection with the merger: (a) shares owned by the Company, if any, (b) shares owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent, including shares contributed to Parent by the Rollover Stockholders (as defined in the Proxy Statement), and (c) shares owned by stockholders who have exercised, perfected and not withdrawn a demand for, or lost the right to, the rights of dissenting stockholders under Nevada law.

The Company’s board of directors (the “Blackwater Board”) reviewed and considered the terms and conditions of the Merger Agreement and the transactions contemplated by the merger.  The Blackwater Board determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger, are advisable, fair (both substantively and procedurally) to and in the best interest of the Company and its unaffiliated stockholders, and adopted the Merger Agreement, and recommends that our stockholders approve the Merger Agreement at the annual meeting.  The Blackwater Board recommends that you vote “FOR” the proposal to approve the Merger Agreement.

Approval of the Merger Agreement requires the affirmative vote of stockholders owning at least a majority of the outstanding shares of Company common stock.  More information about the Merger Agreement and the merger are contained in the accompanying proxy statement and a copy of the Merger Agreement is attached thereto as Annex A.

In considering the recommendation of the Blackwater Board, you should be aware that some of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally.  Members of the senior management team, for example, are party to a rollover agreement described in the accompanying proxy statement and have agreed with Parent to contribute to Parent shares of Company common stock owned by them in exchange for units of Parent common stock immediately prior to the completion of the merger.  The accompanying proxy statement includes additional information regarding certain interests of the Company’s directors and executive officers that may be different from, or in addition to, the interests of stockholders generally.

I encourage you to read the accompanying proxy statement in its entirety because it explains the proposed merger, the documents related to the merger and other related matters.

Regardless of the number of shares of Company common stock you own, your voice is important.  The failure to vote will have the same effect as a vote against the proposal to approve the Merger Agreement. Whether or not you plan to attend the annual meeting, please take the time to submit a proxy by following the instructions on your proxy card as soon as possible.  If your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee, you should instruct your broker, dealer, commercial bank, trust company or other nominee how to vote in accordance with the voting instruction form furnished by your broker, dealer, commercial bank, trust company or other nominee.

I appreciate your continued support of the Company.

Sincerely,

/s/ Michael D. Suder
Michael D. Suder
Chairman of the Board, President
and Chief Executive Officer

The merger has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission.  Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement.  Any representation to the contrary is a criminal offense.

The accompanying document is dated August 27, 2012, and is first being mailed to the stockholders of Blackwater on or about August 27, 2012, 2012.

BLACKWATER MIDSTREAM CORP.

660 LaBauve Drive

Westwego, Louisiana, 70094

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

To be held October 1, 2012

To the Stockholders of:
Blackwater Midstream Corp.,

Notice is hereby given that the 2012 Annual Meeting (the “Meeting”) of the Stockholders of Blackwater Midstream Corp. (the “Company”) will be held on October 1, 2012 at 9:00 a.m. local time at the Omni Royal Orleans Hotel, 621 St. Louis Street, New Orleans, LA 70140.  The Meeting is called for the following purposes:

1.	To elect five members to the Board of Directors of the Company;

2.	To ratify the appointment of MaloneBailey, LLP as the independent auditors of the Company for the fiscal year ending March 31, 2013;

3.
To approve the Agreement and Plan of Merger (the “Merger Agreement”) among Blackwater Midstream Holdings LLC, a Delaware limited liability company (the “Parent”), Blackwater Acquisition Sub Inc., a Nevada close corporation managed by its stockholders and a direct wholly-owned subsidiary of Parent (the “Merger Sub”), and the Blackwater Midstream Corp. (the “Company”), dated June 29, 2012.

4.	To adjourn the Meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the Merger Agreement;

5.	To consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

The close of business on August 20, 2012 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting.  The stock transfer books of the Company will not be closed.  A list of the stockholders entitled to vote at the Meeting may be examined at the Company’s offices during the 10-day period preceding the Meeting.

The Blackwater board of directors (the “Blackwater Board”) has unanimously approved, adopted and declared the advisability of the Merger Agreement and the transactions contemplated thereby, and is submitting the Merger Agreement to the Blackwater stockholders for approval at the Meeting.  The affirmative vote of the holders of a majority of the outstanding Blackwater shares entitled to vote as of the record date is required to approve the Merger Agreement and the merger.

The Blackwater Board recommends that the Blackwater stockholders vote:

1.           “FOR” the reelection of the current board members:
Michael D. Suder
Philip Oliver Tracy
Herbert N. Whitney
William Gore
William Weidner, III

2.	“FOR” the ratification of MaloneBailey, LLP as the as the independent auditors of the Company for the fiscal year ending March 31, 2013;

3.	“FOR” approval the Merger Agreement;

4.	“FOR” adjournment of the Meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the Merger Agreement.

All stockholders are cordially invited to attend the Meeting.  Whether or not you expect to attend, you are respectfully requested by the Blackwater Board to sign, date and return the enclosed proxy card promptly or vote on-line at www.ProxyVote.com or by telephone at 1-800-690-6903.  Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof.  Enclosed for your convenience is a return envelope, which requires no postage.  You may obtain directions to the meeting by calling our offices at (504) 340-3000 or by viewing the meeting information at www.BlackWaterMidStream.com/AnnualMeetingInfo.  This Proxy Statement, a form of proxy and our most recent Annual Report are available to view online at the following internet address: www.BlackWaterMidStream.com/proxy-materials.html

By Order of the Board of Directors, /s/ Michael D. Suder
Michael D. Suder
Board of Directors, Chair

Dated:  August 27, 2012

 The accompanying document is dated August 27, 2012 and is first being mailed to the stockholders of Blackwater Midstream Corp. on or about August 27, 2012.

BLACKWATER MIDSTREAM CORP.

660 LaBauve Drive

Westwego, Louisiana 70094

PROXY STATEMENT

2012 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Blackwater Midstream Corp. (the “Company,” “Blackwater,” “we,” “us,” or “our”) for the 2012 Annual Meeting of Stockholders (the “Meeting”) to be held at the Omni Royal Orleans Hotel, 621 St. Louis Street, New Orleans, LA 70140 on October 1, 2012, at 9:00 a.m. local time and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of 2012 Annual Meeting of Stockholders.  Any stockholder giving such a proxy has the power to revoke it at any time before it is voted.  Written notice of such revocation should be forwarded directly to the Secretary of the Company, at the above stated company address.

If the enclosed proxy is properly executed and timely received by the Company, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies.  Any properly executed proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, including the approval of the Agreement and Plan of Merger, dated June 29, 2012, among the Company and Blackwater Midstream Holdings LLC, and Blackwater Acquisition Sub Inc. (the “Merger Agreement”) as set forth under the caption “Approval of Agreement and Plan of Merger.”

The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed, posted on our website, or given to the Company’s stockholders is August 27, 2012.

Your vote is important.  Accordingly, you are urged to sign and return the accompanying proxy card or vote on-line or via phone whether or not you plan to attend the Meeting.  If you do attend, you may vote by ballot at the Meeting and cancel any proxy previously given.

VOTING SECURITIES

Only holders of shares of common stock, $.001 par value per share (the “Shares”), of record at the close of business on August 20, 2012 are entitled to vote at the Meeting.  On the record date, the Company had outstanding and entitled to vote 56,476,186 Shares.  For purposes of voting at the meeting, each Share is entitled to one vote upon all matters to be acted upon at the Meeting.

A majority in interest of the outstanding Shares represented at the Meeting in person or by proxy shall constitute a quorum.  Broker non-votes are counted in determining the presence or absence of a quorum for the transaction of business.

The affirmative vote of a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors is required for the election of our directors.  Any Shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for any individual may result in another individual receiving a larger proportion of votes.

The affirmative vote of a majority of the votes present in person or represented by proxy at the Meeting and entitled to vote is required to ratify the appointment of MaloneBailey, LLP, independent certified public accountants, as our independent auditors.  Abstaining from voting on the ratification of MaloneBailey, LLP is equivalent to a vote against such proposal, but broker non-votes will not affect the outcome.

The affirmative vote of stockholders owning at least a majority of the outstanding shares of Company common stock is required to approve the Merger Agreement.  The failure to vote for the Merger Agreement is equivalent to a vote against the Merger Agreement.

The affirmative vote of a majority of the votes present in person or represented by proxy at the Meeting and entitled to vote is required to adjourn the Meeting, if necessary, to solicit additional proxies in favor of the Merger Agreement.  Abstaining from voting on the adjournment of the meeting is equivalent to a vote against such proposal, but broker non-votes will not affect the outcome.

ANNUAL MEETING OF BLACKWATER STOCKHOLDERS	33
Date, Time and Place of the Annual Meeting	33
Record Date; Stockholders Entitled to Vote; Outstanding Shares Held	33
Purpose of the Meeting	33
Required Vote	33
Recommendations of the Board	34
Voting Agreement	34
Shares Owned by Directors and Executive Officers	35
Proxies	35
Shares Held in Street Name	35
Abstentions	35
Revoking Your Proxy	35
Adjournments and Postponements	36
Proxy Solicitation	36
Other Business	36
How to Submit Your Proxy	36
PROPOSAL NO. 1 ELECTION OF DIRECTORS	38
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT AUDITORS	40
PROPOSAL NO. 3 THE MERGER	41
General	41
Overview of the Transaction	41
The Parties	42
Background of the Merger	43
Blackwater’s Reasons for the Merger; Recommendation of the Blackwater Board	48
Voting Agreement	52
Interests of Blackwater’s Executive Officers and Directors in the Merger	53
Summary of Potential Payments to Blackwater Midstream Corp.’s Executive Officers	54
Negotiations, Transactions, or Material Contacts	55
Opinion of the Financial Advisors to the Blackwater Board	56
Forward-Looking Financial Information Related to Blackwater Midstream Corp.	63
Management and Board of Surviving Company	64
Merger Fees, Expenses and Costs	65
Regulatory Matters	65
Delisting of the Company’s Common Shares	65
Litigation Relating to the Merger	65
PROPOSAL NO. 4 ADJOURNMENT OF THE MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE MERGER	66
THE MERGER AGREEMENT	67
The Merger	67
Closing: Effective Time	67
Directors and Officers	68
Merger Consideration	68
Options, Restricted Shares and Convertible Notes	68
Dissenting Stockholders	69
Exchange of Shares	69
Representations and Warranties	70

Material Adverse Effect	72
Conduct of Business Pending the Merger	73
Access to Information	76
Non-Solicitation by Blackwater	76
Exceptions to the Non-Solicitation Provision	77
Maintain Recommendation	77
Definitions of Alternative Proposal and Superior Proposal	78
Other Agreements	78
General Efforts	79
Indemnification and Insurance	79
Obligations With Respect to Company Stockholder Meeting	80
Employee Matters	80
Financing of the Merger	80
Conditions to the Merger	81
Termination of the Merger Agreement	82
Effect of Termination	83
Termination Fee; Expenses	83
Enforcement and Remedies	84
Governing Law	84
SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF BLACKWATER MIDSTREAM CORP.	85
CERTAIN MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES	88
Characterization of the Merger	88
U.S. Holders	88
Non-U.S. Holders	89
MARKET PRICE AND DIVIDEND INFORMATION	91
COMMON STOCK TRANSACTION INFORMATION	92
RIGHTS OF DISSENTING STOCKHOLDERS	92
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	93
GENERAL	94
COMMUNICATIONS WITH THE BOARD OF DIRECTORS	94
WHERE YOU CAN FIND MORE INFORMATION	94
STOCKHOLDER PROPOSALS	96

ANNEX A AGREEMENT AND PLAN OF MERGER	A- 1
ANNEX B OPINION OF SUNTRUST ROBINSON HUMPHREY, INC.	B- 1
ANNEX C RIGHTS OF DISSENTING STOCKHOLDERS –
SECTIONS 92A.300 TO 92A.500 OF THE NEVADA REVISED STATUTES	C- 1

SUMMARY TERM SHEET

This summary term sheet highlights selected information in this proxy statement and may not contain all of the information about the annual meeting or the merger that is important to you.  We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet.  You should carefully read this proxy statement in its entirety, including the annexes and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the Meeting.  You may obtain without charge copies of documents incorporated by reference into this proxy statement by following the instructions under “Where You Can Find More Information” beginning on page 94.  In this proxy statement, the terms “we,” “us,” “our,” “Blackwater” and the “Company” refer to Blackwater Midstream Corp. and its subsidiaries. We refer to ArcLight Capital Partners, LLC as “ArcLight.”  We refer to Blackwater Midstream Holdings LLC, a Delaware limited liability company, as “Parent” and Blackwater Acquisition Sub, Inc., a Nevada close corporation, as “Merger Sub.”  When we refer to the “Merger Agreement” we mean the Agreement and Plan of Merger, dated as of June 29, 2012, among the Company, Parent and Merger Sub.

The Annual Meeting

The annual meeting (the “Meeting”) will be held on October 1, 2012 at 9:00 a.m. local time at the Omni Royal Orleans Hotel, 621 St. Louis Street, New Orleans, LA 70140.  At the Meeting, you will be asked to, among other things, approve the Merger Agreement. You may vote at the Meeting if you owned any shares of Company common stock at the close of business on August 20, 2012, the record date for the Meeting. On that date, there were 56,476,186 shares of Company common stock outstanding and entitled to vote at the Meeting.  You may cast one vote for each share of Company common stock that you owned on that date.  Please see the section of this proxy statement captioned “Questions and Answers About the Merger and the Annual Meeting” for additional information on the Meeting, including how to vote your shares of Company common stock. See “Annual Meeting of Blackwater Stockholders” beginning on page 33 for additional information

The Parties to the Proposed Merger

•
Blackwater Midstream Corp., a Nevada corporation, is an independent developer and operator of petroleum, chemical and agricultural bulk liquid terminal storage facilities.  The Company, through its wholly-owned subsidiaries, Blackwater New Orleans, L.L.C., Blackwater Georgia, L.L.C. and Blackwater Maryland, L.L.C., owns and operates three terminal sites located in Westwego, Louisiana; Brunswick, Georgia; and Salisbury, Maryland, respectively.  Shares of Blackwater stock are traded on the Over the Counter Bulletin Board (“OTCBB”).

•
ArcLight Capital Partners, LLC, a Delaware limited liability company, is an energy-focused private equity investment firm, having invested over $9 billion of capital since its inception over a decade ago. ArcLight is headquartered in Boston, Massachusetts with offices in New York and Luxembourg.

•
Blackwater Midstream Holdings, LLC, a Delaware limited liability company (“Parent”), and Blackwater Acquisition Sub, Inc., a Nevada corporation (“Merger Sub”), were formed by ArcLight for the sole purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement.  Merger Sub is a wholly-owned subsidiary of Parent.

See “The Parties” beginning on page 42 for additional information.

Overview of the Merger Transaction

The Company, Parent and Merger Sub entered into the Merger Agreement on June 29, 2012.  Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving that merger.  The following will occur in connection with the merger:

•
each share of common stock of the Company issued and outstanding immediately prior to the closing (other than (i) any shares held by the Company or any direct or indirect wholly-owned subsidiary of the Company, (ii) any shares held by Parent or Merger Sub, and (iii) any shares owned by stockholders who have properly demanded, perfected and not withdrawn the rights of dissenting stockholders under the Nevada Revised Statutes (“NRS”)) will convert into the right to receive the Merger Consideration, as described below; and

•
all shares of Company common stock so converted will, at the closing of the merger, be cancelled, and each holder of a certificate representing any shares of Company common stock will cease to have any rights with respect thereto, except the right to receive the Merger Consideration, defined below, upon surrender of such certificate (if such shares are certificated).

Following and as a result of the merger:

•
Company stockholders (other than those shares of common stock subject to rollover agreements) will no longer have any interest in, and will no longer be stockholders of, the Company, and will not participate in any of the Company’s future earnings or growth; and

•	shares of the Company common stock will no longer be listed on the OTCBB, and price quotations with respect to shares of Company common stock in the public market will no longer be available.

See “Proposal 3 The Merger — Overview of the Transaction” beginning on page 41.

Merger Consideration

If the merger is completed, each share of Company common stock, other than as provided below, will be converted into the right to receive $0.64 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).  Company common stock owned by the Company or owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent (including shares of Company common stock contributed to Parent by the Rollover Stockholders) will be canceled without payment of the Merger Consideration. Shares of Company common stock owned by stockholders who have properly demanded, perfected and not withdrawn or lost the right of dissenting stockholders under the NRS will be canceled without payment of the Merger Consideration and such stockholders will instead be entitled to the rights of dissenting stockholders under the NRS.

A paying agent will send written instructions for surrendering your certificates representing shares of Company common stock (if your shares of Company common stock are certificated) and obtaining the Merger Consideration after we have completed the merger.  Do not return your stock certificates with your proxy card and do not forward your stock certificates to the paying agent prior to receipt of the written instructions. If you hold uncertificated shares of Company common stock (i.e., you hold your shares in book entry), you will automatically receive your Merger Consideration as soon as practicable after the effective time of the merger without any further action required on your part. See “The Merger Agreement—Merger Consideration” beginning on page 68, and “The Merger Agreement – Exchange of Shares” beginning on page 69 for additional information.

Treatment of Company Stock Options, Restricted Stock and Convertible Notes

The Merger Agreement provides that, in accordance with the terms of the Company’s 2008 Incentive Plan (“Stock Purchase Plan”), each option or other award to purchase shares (each, a “Company Stock Option”) granted under the Stock Purchase Plan, whether vested or unvested, that is outstanding upon approval of the Merger Agreement by the Company’s stockholders will become fully vested and, at the time the merger is completed, cancelled and converted into the right to receive an amount in cash in U.S. dollars equal to the product of (x) the total number of shares subject to such Company Stock Option and (y) the excess, if any, of the amount of the Merger Consideration over the exercise price per share subject to such Company Stock Option (or if there is not any such excess, zero) less such amounts as are required to be withheld or deducted.

Each award of restricted shares will vest in full upon approval of the Merger Agreement by the Company’s stockholders, and be treated like a share with the right to receive the Merger Consideration, less such amounts as are required to be withheld or deducted.

The Company also has two outstanding issues of convertible promissory notes, one dated October 15, 2009 and the other dated March 31, 2010 (together, the “Notes”) which, upon a change of control (which the consummation of the proposed merger would constitute), the principal amount of which are convertible to common shares of the Company at the rate of $0.40 per share.  Each Note holder will be provided the opportunity to convert his or her respective Note(s) prior to the closing of the Merger Agreement, and must provide the Company with written notice of his or her intent to convert at least 5 business days prior to closing of the Merger Agreement.  Except as otherwise agreed in writing by the Company and Parent and the applicable holder of any such Note, all amounts outstanding at the completion of the merger under the Notes will be paid in full, unless such Note holder has provided timely written notice of his or her intent to convert.  In the event a holder elects to convert and provides timely written notice thereof, at the time of completion of the merger, his or her Note(s) will convert into such number of shares obtained by dividing the total amount owed under his or her Note(s) by $0.40, and each such share will be cancelled in exchange for the Merger Consideration ($0.64 per share), less such amounts as are required to be withheld or deducted.  If any Notes are not converted to shares, payment to the holder of such Notes in respect of any amounts owing under such Notes will be made by check or wire transfer within three business days following the completion of the merger. See “The Merger Agreement—Options, Restricted Shares and Convertible Notes” beginning on page 68 for additional information.

Rollover Stockholders

Certain members of Blackwater’s senior management team have entered into rollover commitment agreements wherein they have committed to contribute shares of common stock of the Company owned by them to Parent immediately prior to the completion of the merger in exchange for units of Parent (“Rollover Stockholders”).

See “Proposal 3 The Merger — The Parties —Rollover Stockholders” beginning on page 42 for additional information.

Financing of the Merger

Parent estimates that the total amount of funds required to complete the merger and related transactions, including payment of fees and expenses in connection with the merger, is approximately $42,775,430. Parent has delivered to the Company an executed funding commitment letter (the “Equity Funding Letter”) providing that ArcLight Energy Partners Fund V, L.P. will invest in Parent, subject to the terms and conditions of the Equity Funding Letter, cash in the amount of $42,775,430 in order to finance the merger.  See “The Merger Agreement - Financing of the Merger” beginning on page 80 for additional information.

Conditions to the Merger

The respective obligations of each of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain conditions. For a more detailed description of these conditions.  See “The Merger Agreement—Conditions to the Merger” beginning on page 81.

Solicitation of Takeover Proposals

The Company has agreed that neither it nor any subsidiary of the Company will, and that it will cause its and their respective officers, directors, employees, agents and other representatives, including any investment banker, attorney or accountant retained by it or any of its subsidiaries (“Representatives”) not to, directly or indirectly:

•
initiate, solicit, encourage (including by providing information) or facilitate any inquiries, proposals or offers with respect to, or the making or completion of, an Alternative Proposal (as defined in the Merger Agreement);

•
engage or participate in any negotiations concerning, or provide or cause to be provided any non-public information or data relating to the Company or any of its subsidiaries, in connection with, or have any discussions with any person relating to, an actual or proposed Alternative Proposal, or otherwise knowingly encourage or facilitate any effort or attempt to make or implement an Alternative Proposal;

•	approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Alternative Proposal;

•
approve, endorse or recommend, or propose to approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Alternative Proposal;

•	amend, terminate, waive or fail to enforce, or grant any consent under, any confidentiality, standstill or similar agreement; or

•	resolve to propose or agree to do any of the foregoing.

Prior to receipt of the Blackwater stockholders’ approval of the merger, the Company may, in response to an unsolicited Alternative Proposal which was not the result of a violation of any of the above-listed requirements and which the Blackwater Board determines, in good faith, after consultation with its outside counsel and financial advisors, may reasonably be expected to result in a Superior Proposal, as such term is defined in the Merger Agreement:

•	furnish information with respect to the Company and its subsidiaries to the person making such Alternative Proposal and its representatives pursuant to a customary confidentiality agreement; and

•	participate in discussions or negotiations with such person and its representatives regarding such Alternative Proposal; provided

•
that Parent will be entitled to receive an executed copy of such confidentiality agreement prior to or substantially simultaneously with the Company furnishing information to the person making such Alternative Proposal or its representatives, and

•
the Company will simultaneously provide or make available to Parent any non-public information concerning the Company or any of its subsidiaries that is provided to the person making such Alternative Proposal or its representatives which was not previously provided or made available to Parent.

See “The Merger Agreement –Non-Solicitation by Blackwater” beginning on page 76.

Termination of the Merger Agreement

The Company and Parent may, by mutual written consent duly authorized, terminate the Merger Agreement and abandon the merger at any time prior to the effective time, whether before or after the approval of the Merger Agreement by the Company’s stockholders.

The Merger Agreement may also be terminated and the merger abandoned at any time prior to the effective time as follows:

by either Parent or the Company, if:

•
the closing has not occurred on or before November 30, 2012 (the “End Date”) and the party seeking to terminate the Merger Agreement has not breached its obligations under the Merger Agreement in any manner that will have proximately caused the failure to consummate the merger on or before the End Date;

•
an injunction, other legal restraint or order have been entered by a governmental entity permanently restraining, enjoining or otherwise prohibiting the consummation of the merger and such injunction, other legal restraint or order will have become final and non-appealable, provided that the party seeking to terminate the Merger Agreement has used its reasonable best efforts to remove such injunction, other legal restraint or order; or

•
the Meeting has concluded and, upon a vote taken at such meeting, the Company stockholder approval contemplated by the Merger Agreement will not have been obtained, provided that the right to terminate the Merger Agreement will not be available to the Company where the failure to obtain the stockholder approval is proximately caused by change in board adoption of the Merger Agreement and recommendation to the Company’s stockholders, as provided in the Merger Agreement.

by the Company, if:

•
Parent has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in the Merger Agreement and (ii) cannot be cured by the End Date, provided that the Company has given Parent written notice, delivered at least thirty (30) days prior to such termination, stating the Company’s intention to terminate the Merger Agreement and the basis for such termination; provided that the Company is not then in material breach of the Merger Agreement; or

•
prior to the receipt of the Company stockholder approval: (i) the Blackwater Board has received a Superior Proposal, as defined in the Merger Agreement and below at page 80, which did not result from a breach by the Company of the Merger Agreement; (ii) in light of such Superior Proposal a majority of the disinterested directors of the Company has determined in good faith, after consultation with outside counsel and financial advisors, that withdrawal or modification of its recommendation is necessary in order to comply with its fiduciary duties under applicable law; (iii) the Company has notified Parent in writing of the determinations described in clause (ii) above; (iv) at least five (5) business days following receipt by Parent of the notice referred to in clause (iii) above, and taking into account any revised proposal made by Parent since receipt of the notice referred to in clause (iii) above, such Superior Proposal remains a Superior Proposal and a majority of the disinterested directors of the Company has again made the determinations referred to in clause (ii) above; (v) the Company has previously paid (or concurrently pays) the termination fee provided for in the Merger Agreement; and (vi) the Blackwater Board has approved or concurrently approves, and the Company concurrently enters into, a definitive agreement providing for the implementation of such Superior Proposal.

by Parent, if:

•
the Company has breached or failed to perform any of its representations, warranties, or other agreements contained in the Merger Agreement, which breach or failure to perform (i) would result in a failure of a condition of the merger and (ii) cannot be cured by the End Date, provided that Parent has given the Company written notice, delivered at least thirty (30) days prior to such termination, stating the Parent’s intention to terminate the Merger Agreement and the basis for such termination and provided that Parent is not then in material breach of the Merger Agreement;

•
the Blackwater Board or a committee thereof withdraws, modifies or qualifies in a manner adverse to Parent or Merger Sub, or resolves or publicly proposes to do so, in a manner adverse to Parent or Merger Sub, its recommendation, fails to recommend to the Company’s stockholders that they approve the Merger Agreement or approves, endorses or recommends, or resolves to or publicly proposes to do so, any Alternative Proposal, including in any disclosure made pursuant to Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act;

•
the Company or any of its subsidiaries or representatives materially breaches certain of its obligations under the Merger Agreement or the Company gives Parent notification of a Superior Proposal, as defined in the Merger Agreement, in accordance with the terms of the Merger Agreement; or

•	subsequent to the date of execution of the Merger Agreement there occurs a Company Material Adverse Effect, as defined in the Merger Agreement, that cannot be cured by the End Date.

See “The Merger Agreement—Termination of the Merger Agreement” beginning on page 82.

Termination Fees and Reimbursement of Expenses

The Merger Agreement contains certain termination rights, including for the Company if the Blackwater Board changes its recommendation to its stockholders in connection with a Superior Proposal.  Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay a two million ($2,000,000) dollar termination fee plus expenses to Parent.  In addition, the Merger Agreement contains an obligation for Parent to pay a two million ($2,000,000) dollar reverse termination fee to the Company in the event of termination by Parent under certain circumstances. See “The Merger Agreement—Termination Fee; Expenses” beginning on page 83.

Remedies

Prior to termination of the Merger Agreement, Parent and the Company will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.  In the event the Merger Agreement is terminated by the Company in connection with certain breaches of the Parent’s obligations under the Merger Agreement, the Company may obtain the two million ($2,000,000) dollar reverse termination fee.

See “Merger Agreement- Enforcement and Remedies” beginning on page 84.

Indemnification and Insurance

Under the terms of the Merger Agreement, Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions now existing in favor of the current or former directors, officers or employees of the Company or its subsidiaries will survive the merger and will continue in full force and effect for a period of four (4) years following the merger.  See “The Merger Agreement—Indemnification and Insurance” beginning on page 79.

Litigation Related to the Merger

To the knowledge of the Company, there are no pending or overtly threatened actions, claims, orders, decrees, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency concerning the Merger Agreement or the transactions contemplated by the Merger Agreement, including the merger.

Vote Required to Approve the Merger Agreement

Approval of the Merger Agreement requires the affirmative vote of stockholders owning at least a majority of the outstanding shares of Company common stock.  See “Annual Meeting of Blackwater Stockholders” beginning on page 33 for additional information.

Recommendation of Our Board of Directors; Reasons for Recommending the
Approval of the Merger Agreement; Fairness of the Merger

The members of the Blackwater Board, after careful consideration, unanimously recommend that our stockholders vote “FOR” the proposal to approve the Merger Agreement and “FOR” the proposal to approve the adjournment of the Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Meeting to approve the Merger Agreement. The Blackwater Board believes that the merger is fair (both substantively and procedurally) to our unaffiliated stockholders. For a discussion of the material factors considered by the Blackwater Board in determining to recommend the approval of the Merger Agreement and in determining that the merger is fair (both substantively and procedurally) to our unaffiliated stockholders, see “Proposal 3 the Merger - Blackwater’s Reasons for the Merger; Recommendation of the Blackwater Board” beginning on page 48 for additional information.

Opinion of the Blackwater Board’s Financial Advisor

On June 28, 2012, SunTrust Robinson Humphrey, Inc. (“SunTrust Robinson Humphrey”) rendered its oral opinion to the Blackwater Board (which was subsequently confirmed in writing by delivery of SunTrust Robinson Humphrey’s written opinion dated June 28, 2012) to the effect that, as of June 28, 2012, and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by SunTrust Robinson Humphrey in preparing its opinion, the merger consideration to be received by the holders of Blackwater common stock, other than the Parent and Merger Sub, the Rollover Stockholders and their respective affiliates, in the merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

SunTrust Robinson Humphrey’s opinion was directed to the Blackwater Board (in its capacity as such), and only addressed the fairness, from a financial point of view, to the holders of Blackwater common stock, other than the Parent, the Rollover Stockholders and their respective affiliates, of the merger consideration to be received by such holders in the merger and did not address any other terms, conditions, aspects or implications of the merger. The summary of SunTrust Robinson Humphrey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by SunTrust Robinson Humphrey in preparing its opinion. However, neither SunTrust Robinson Humphrey’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement is intended to be, and they do not constitute, a recommendation as to, or otherwise address, how any holder of Blackwater common stock should act or vote with respect to the merger or any related matter. See “Proposal 3 The Merger - Opinion of the Financial Advisor to the Blackwater Board” beginning on page 56.

Interests of Blackwater’s Executive Officers and Directors in the Merger

In considering the recommendation of the Blackwater Board, you should be aware that certain of our executive officers and directors have interests in the merger that may be different from, or in addition to, your interests as a stockholder. These interests include, among others:

•
certain members of the Blackwater Board presently hold Notes that, in accordance with the terms of the Notes and the Merger Agreement, may be converted into shares of Blackwater common stock at the conversion rate of $0.40 per share; and such conversion shares would then be entitled, upon consummation of the merger, to receive Merger Consideration at the rate of $0.64 per share, less any applicable withholding taxes;

•	accelerated vesting of stock options;

•	accelerated vesting of restricted shares of Company common stock and cash payments with respect to restricted shares of Company common stock;

•
the anticipated entry by each of Michael Suder, Chief Executive Officer, Dale Chatagnier, Chief Operations Officer, Francis Marrocco, Chief Commercial Officer, and Donald St. Pierre, Chief Financial Officer, into a new employment agreements in connection with the completion of the merger;

•	the expected ownership of equity interests in Parent by the Rollover Stockholders who are executive officers and members of our senior management team; and

•	continued indemnification and liability insurance for directors and officers following completion of the merger.

See “Interests of Blackwater’s Executive Officers and Directors in the Merger” beginning on page 53 for additional information.

Certain Material United States Federal Income Tax Consequences

The exchange of shares of Company common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes.  In general, a U.S. stockholder who receives cash for shares of Company common stock pursuant to the merger will recognize gain or loss, if any, equal to the difference between the amount of cash received and the holder’s adjusted tax basis in the shares of Company common stock.

You should read “Certain Material United States Federal Income Tax Consequences” beginning on page 88 for more information regarding the United States federal income tax consequences of the merger to stockholders. Because individual circumstances may differ, we urge stockholders to consult their tax advisors for a complete analysis of the effect of the merger on their U.S. federal, state and local and/or non-U.S. taxes.

Rights of Dissenting Stockholders

If the merger is consummated, persons who are stockholders of the Company will have certain rights under Nevada law to dissent and demand appraisal of, and payment in cash of the fair value of, their shares of Company common stock.  Any shares of Company common stock held by a person who notifies the Company in writing, before any vote is taken, that he or she intends to demand payment for his or her shares if the contemplated merger is consummated and does not vote in favor approval of the Merger Agreement, and who properly demands appraisal of such shares of Company common stock in accordance with the applicable provisions of Nevada law will not be converted into the right to receive the Merger Consideration.  Such rights, if all required Nevada statutory procedures are met, will be entitled to a determination, judicial or otherwise, of the fair value (excluding any element of value arising from the accomplishment or expectation of the merger) required to be paid in cash to such dissenting stockholders for their shares of Company common stock.  The value so determined could be more or less than, or the same as, the Merger Consideration.

You should read “Rights of Dissenting Stockholders” beginning on page 92 for a more complete discussion of these rights in relation to the merger as well as Annex C which contains a full text of the applicable Nevada statute.

Additional Information

You can find more information about the Company in the periodic reports and other information we file with the SEC.  The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, please see the section entitled “Where You Can Find More Information” beginning on page 94.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND ANNUAL MEETING

Set forth below are questions that you, as a stockholder of Blackwater, may have regarding the merger and the annual meeting (the “Meeting”) of Blackwater stockholders and brief answers to those questions. For a more complete description of the legal and other terms of the merger, please read carefully this entire document Agreement and Plan of Merger attached as Annex A (the “Merger Agreement”) to this proxy statement, and the documents incorporated by reference into this document. You may obtain a list of the documents incorporated by reference into this document in the section “Where You Can Find More Information” beginning on page 94.

Any references in this document to a page number is a reference to a page in this document.

Q: Why am I receiving these materials?

A:
On June 29, 2012, Blackwater Midstream Corp. (the “Company,” “Blackwater,” “we,” “us,” or “our”) we entered into an Agreement and Plan of Merger, (the “Merger Agreement”) with Blackwater Midstream Holdings LLC, a Delaware limited liability company (the “Parent”) and Blackwater Acquisition Sub Inc., a Nevada close corporation managed by its stockholders and a direct wholly-owned subsidiary of Parent (the “Merger Sub”).  Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving that merger .  You are receiving this proxy statement in connection with the solicitation of proxies by the board of directors of the Company (the “Blackwater Board”) in favor of the approval of the Merger Agreement.

Q:	What am I being asked to vote on?

A:	Blackwater stockholders are being asked to vote on the following proposals:

1.	Election of five members of the board of directors;

2.	Ratification of the appointment of MaloneBailey, LLP as the independent auditors of the Company for the fiscal year ending March 31, 2013;

3.	Approval of the Merger Agreement (attached as Annex A to this document) and the transactions contemplated thereby, including the merger;

4.	Adjournment of the Meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the Merger Agreement; and

5.	To consider and take action upon such other matters as may properly come before the meeting.

Q:	As a stockholder, what will I receive in the merger?

A:
If the merger is completed, you will be entitled to $0.64 in cash, without interest thereon and less any required withholding taxes, for each share of Company common stock that you own immediately prior to the effective time of the merger as described in the Merger Agreement.

See “Certain Material United Stated Federal Income Tax Consequences” beginning on page 88 for a more detailed description of the United Stated federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local and/or non-U.S. taxes.

Q:	When and where is the annual meeting of our stockholders?

A:
The annual meeting (the “Meeting”) will be held at the Omni Royal Orleans Hotel, 621 St. Louis Street, New Orleans, LA 70140 on October 1, 2012.  At the Meeting, you will be asked to, among other things, approve the Merger Agreement.

Q:	What vote of our stockholders is required to approve the Merger Agreement?

A:
Approval of the Merger Agreement requires the affirmative vote of stockholders holding at least a majority of outstanding shares of Company common stock, entitled to vote.  See “Annual Meeting of Blackwater Stockholders” beginning on page 33 for additional information.

Q:	Who can attend and vote at the Meeting?

A:
You may vote at the Meeting if you owned any shares of Company common stock at the close of business on August 20, 2012, the record date for the Meeting. On that date, there were 56,476,186 shares of Company common stock outstanding and entitled to vote at the Meeting.  You may cast one vote for each share of Company common stock that you owned on that date.

Q:	How does the Blackwater Board recommend that I vote on the matters to be considered at the Meeting?

A:	The Blackwater Board recommends that the stockholders of Blackwater vote:

“FOR” the election of the five members of the board of directors;

“FOR” the ratification of the appointment of MaloneBailey, LLP as the independent auditors of the Company for the fiscal year ending March 31, 2013;

“FOR” the approval of the Merger Agreement and the transactions contemplated thereby, including the merger; and

“FOR” adjournment of the Meeting, if necessary, to solicit additional proxies in favor of the proposal to approval the Merger Agreement.

You should read “Proposal 3 The Merger-Blackwater's Reasons for the Merger; Recommendation of the Blackwater Board” beginning on page 48.

In considering the recommendation of the Blackwater Board with respect to the Merger Agreement and the transactions contemplated thereby, including the merger, you should be aware that some of Blackwater’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Blackwater stockholders generally. See “Proposal 3 The Merger - Interests of Blackwater’s Executive Officers and Directors in the Merger” beginning on page 53.

Q:	How will our directors and executive officers vote on the proposal to approve the Merger Agreement?

A:
Each member of the Blackwater Board and each of Blackwater’s executive officers have entered into a voting agreement (the “Voting Agreement”) with the Parent which provides that all signatories thereto agree to vote all of their Blackwater shares in favor of the Merger Agreement.  Collectively, these stockholders currently hold approximately 22.62% of Blackwater’s outstanding shares of common stock.

Q:	Am I entitled to exercise the rights of dissenting stockholders instead of receiving the Merger Consideration?

A:
Yes.  Stockholders of Company common stock who do not vote in favor of approval of the Merger Agreement will have the right to receive the fair value of their shares of Company common stock in lieu of receiving the Merger Consideration if the merger closes, but only if they properly demand, perfect and do not withdraw their rights of dissenting stockholders under Nevada law.

See “Rights of Dissenting Stockholders” beginning on page 92.  For the full text of Nevada Revised Statutes Sections 92A.300 to 92A.500, please see Annex C hereto.

Q:	How do I cast my vote if I am a holder of record?

A:
If you are a holder of record on August 20, 2012, you may vote in person at the Meeting or by submitting a proxy for the Meeting.  You can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope.  Holders of record may also vote by telephone or the Internet by following the instructions of the proxy card.

If you properly transmit your proxy, but do not indicate how you want to vote, your proxy will be voted “FOR” the approval of the Merger Agreement and the transaction contemplated therein, including the merger, “FOR” the adjournment of the annual meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the Merger Agreement, “FOR” the election of the five members of the board of directors, “FOR” the ratification of the appointment of MaloneBailey, LLP as the independent auditors of the Company for the fiscal year ending March 31, 2013, and “FOR” considering and taking action upon such other matters as may properly come before the meeting.

Q:	If my Blackwater shares are held in “street name” by my broker or other nominee, will my broker or other nominee vote my units without instructions from me?

A:
No. Your broker will not be able to vote your Blackwater shares without instructions from you. Please follow the procedure your broker provides to vote your shares.  If you do not provide your broker, dealer, commercial bank or trust company or other nominee instructions on how to vote your shares, your shares of Company common stock will not be voted, which will have no impact on the votes to ratify the appointment of MaloneBailey, LLP, to adjourn the Meeting, if necessary, to solicit additional proxies in favor of the Merger Agreement, or in the election of directors, except to the extent that the failure to vote for any individual may result in another individual receiving a larger proportion of the vote.  However, any of your shares which are not voted by your broker or other nominee in favor of the Merger Agreement will have the same effect as voting “AGAINST” the proposal to approve the Merger Agreement.

Q:	If I am planning on attending the Meeting in person, should I still submit a proxy?

A:
Yes. Whether or not you plan to attend the Meeting, you should submit a proxy.  Your shares will not be voted if you do not submit a proxy and then do not vote in person at the Meeting.  Failure to submit a proxy or to vote in person in favor of the approval of the Merger Agreement and the transactions contemplated thereby will be the equivalent of a vote against such proposal.  Failure to submit a proxy or to vote in person will have no effect with respect to the ratification of MaloneBailey, LLP or the proposal to adjourn the Meeting.  Likewise, failure to submit a proxy or to vote in person will have no effect with respect to the election of directors, except to the extent that the failure to vote for any individual may result in another individual receiving a larger proportion of the vote.

Q:	What do I do if I want to change my vote after I have delivered my proxy card?

A:
You may change your vote at any time before your Company shares are voted at the Meeting.  You can do this by sending a written notice to the Secretary of Blackwater in time to be received before the Meeting stating that you revoke your proxy; by submitting a later dated proxy by mail or telephone or the internet, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or by attending the Meeting in person and voting.  If your shares are held in an account at a broker or other nominee, you should contact your broker or other nominee to change your vote.

Q:	What should I do if I receive more than one set of voting materials for the Meeting?

A:
You may receive more than one set of voting materials for the Meeting and the materials may include multiple proxy cards or voting instruction cards.  For example, you will receive a separate voting instruction card for each brokerage account in which you hold shares.  If you are a holder of record registered in more than one name, you will receive more than one proxy card.  Please complete, sign, date and return each proxy card and voting instruction card that you receive according to the instructions on it to ensure that all of your shares are voted.

Q:	What happens if the merger is not completed?

A:
If the Merger Agreement is not approved by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive payment for their Company common stock pursuant to the Merger Agreement.  Instead we will remain a public company.  Under specified circumstances, we may be required to pay Parent a termination fee or reimburse Parent for expenses or Parent may be required to pay a reverse termination fee.  See “The Merger Agreement –Termination Fee; Expenses” beginning on page 83.

Q:	When is the merger expected to be completed?

A:
We are working to complete the merger as quickly as possible.  We currently expect the transaction to close during the fourth quarter of fiscal year 2012.  We cannot predict the exact timing of the merger.  In order to complete the merger, we must first obtain stockholder approval and satisfy other closing conditions under the Merger Agreement.  In the event the transaction has not closed by November 30, 2012, any party to the merger may terminate the agreement, provided that party’s breach of its obligations under the Merger Agreement has not caused the failure to close.

Q:	Who can help answer my questions?

A:
If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact Donald St. Pierre, CFO, Blackwater Midstream Corp., 660 LaBauve Drive, Westwego, LA 70094 or by telephone at (504) 340-3000.

SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT

The following table sets forth, as of August 20, 2012, certain information as to the stock ownership of (i) each person known by the Company to own beneficially more than five percent of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s executive officers, and (iv) the Company’s executive officers and directors as a group.  Except as otherwise set forth in the notes to the table, the business address of each stockholder is c/o Blackwater Midstream Corp., 660 LaBauve Drive, Westwego, Louisiana 70094.  Information provided as to 5% stockholders other than our employees or management is based solely on forms 13D or 13G filed with the Securities and Exchange Commission.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage Ownership
Michael D. Suder, CEO & Director	3,839,451	(2)	6.70%
Donald St. Pierre, CFO	800,453		1.42%
Dale T. Chatagnier, COO	1,510,150		2.67%
Francis (Frank) Marrocco, CCO	1,513,887		2.68%
Mathijs van Houweninge, Former Director	1,561,654		2.77%
Christopher A. Wilson, Former Officer and Director	612,625	(3)	1.08%
Herbert N. Whitney, Director	472,709		0.84%
Philip Oliver Tracy, Director	3,525,000	(4)	6.20%
William Weidner, III, Director	1,429,500		2.53%
William Gore, Director	1,380,750	(5)	2.43%
Douglas Wu, Stockholder	4,806,000		8.50%
All executive officers, directors and 5% beneficial owner as a group (11 persons)	21,452,179		36.89%

(1)
Beneficial ownership is determined in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of August 20, 2012 are deemed outstanding.  Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.  The percentage of beneficial ownership is based on 58,052,068 shares of Common Stock outstanding as of August 20, 2012, which includes potential common shares from conversions and exercise of options.

(2)	Includes (i) 3,033,569 shares of common stock, (ii) options to purchase 705,882 shares of common stock, and (iii) the ability to convert loans at $0.50 per share into 100,000 shares of common stock.

(3)	Includes (i) 592,625 shares of common stock (which is shown net of 60,000 shares of common stock that Mr. Wilson donated in December 2010), (ii) options to purchase 20,000 shares of common stock.

(4)	Includes (i) 3,125,000 shares of common stock, and (ii) the ability to convert loans at $0.50 per share into 400,000 shares of common stock.

(5)	Includes (i) 930,750 shares of common stock, and (ii) the ability to convert loans at $0.50 per share into 450,000 shares of common stock.

Executive Officers

The following sets forth the names and ages of our executive officers, their respective positions and offices, and their respective principal occupations and brief employment history.

Name	Age	Office
Michael D. Suder	58	Chief Executive Officer and Director
Donald St. Pierre	56	Chief Financial Officer
Dale T. Chatagnier	50	Chief Operating Officer and Secretary
Francis A. Marrocco	50	Chief Commercial Officer

Michael D. Suder.  Mr. Suder has been the Chief Executive Officer and a Director of the Company since May 7, 2008, and served as the Board of Directors Chair from August 18, 2008 through present.  From September 2005 through 2007, Mr. Suder was the Director of New Business Development for LBC Tank Terminals.  Prior to that time, from 2001 through 2005, Mr. Suder was the General Manager of Kinder Morgan Energy Partners LP's lower Mississippi River region.  Prior to his tenure with Kinder Morgan, Mr. Suder was the President/COO of Delta Terminal Services, Harvey, Louisiana from 1995 through December 2000.  Mr. Suder holds a B.A. degree from George Washington University in Washington, D.C.

Donald St. Pierre.  Mr. St. Pierre joined the Company in June 2008 as Vice President of Finance and became our Chief Financial Officer on August 18, 2008.  Prior to employment with the Company, Mr. St. Pierre held the position of Comptroller with Beverly Industries, L.L.C., in Westwego, Louisiana from January 2003 through June 2008.  Beverly Industries, L.L.C. and its associated companies are engaged in civil construction, trucking, and river aggregate sales.  Mr. St. Pierre graduated from Nicholls State University in 1978, earning a B.S. degree in Marketing and Management and completed postgraduate business classes at the University of New Orleans.  Mr. St. Pierre is also the owner of an e-commerce business located in New Orleans.

Dale T. Chatagnier.  Mr. Chatagnier joined the Company in May 2008 as our Chief Operations Officer and became our Secretary on August 18, 2008.  Prior to joining the Company, Mr. Chatagnier served as the Vice President of Engineering and Operations for North American Terminal Services from 2003 to 2008.  From 2001 to 2003, Mr. Chatagnier was the Director of Operations and Engineering for Kinder Morgan in Harvey, LA.  From 1995 to 2001 Mr. Chatagnier served as the Vice President of Facility Development and Engineering at Westway Terminals Co., where he was responsible for the development of liquid storage facilities.  Mr. Chatagnier earned a B.S. in Mechanical Engineering from Louisiana State University in Baton Rouge, LA.

Francis A. Marrocco.  Mr. Marrocco has been our Chief Commercial Officer since May 2008.  At Kinder Morgan Terminals, from 2000 to 2008, Mr. Marrocco held the position of Northeast Regional Vice President managing all New York Harbor Operations and Business Development.  Prior to Kinder Morgan, Mr. Marrocco was responsible for commercial development at Delta Terminal Services in Harvey, Louisiana.  Mr. Marrocco earned an Associate’s Degree from Morris County College and is working on earning a Bachelor of Management degree from Thomas Edison State College in New Jersey.

The Board and Board Committees

Board of Directors.  Michael Suder, the sole member of the Company’s Board of Directors from September 2010 until June 2011, appointed the following to the Company’s Board of Directors in June 2011: Mr. Philip Tracy, Mr. William Weidner, III, Mr. Herbert Whitney and Mr. William Gore.  In September 2011, they, along with Mr. Suder, were elected to the Company’s Board by the stockholders during the Company’s annual stockholder meeting.

The current board of five directors met ten times during the fiscal year, from June 2011 through March 2012.  Each director is expected to participate, either in person or via teleconference, in meetings of our Board of Directors and meetings of committees of our Board of Directors in which each director is a member, and to spend the time necessary to properly discharge such director’s respective duties and responsibilities.  During the fiscal year ended March 31, 2012, each incumbent director attended 100% of the total number of meetings of our Board of Directors and meetings of committees of our Board of Directors of which the director was a member.  We do not have a written policy with regard to directors’ attendance at annual meetings of stockholders; however, all directors are encouraged to attend the annual meeting.

Our Board of Directors has determined that, from June 2011 to date, Mr. Herbert N. Whitney, and Mr. William Weidner, III have met the independence requirements and standards currently established by the Nasdaq Stock Exchange and applicable Securities and Exchange Commission (“SEC”) regulations.

Nominating Committee.  We do not have a separately designated Nominating Committee as our entire Board of Directors participates in the identification and consideration of qualified individuals to become director candidates.  The Board of Directors will consider director candidates recommended by security holders.  Potential nominees to the Board of Directors are required to have such experience in business or financial matters as would make such nominee an asset to the Board of Directors and may, under certain circumstances, be required to be “independent”, as such term is defined in the Nasdaq Stock Exchange Rules and applicable SEC regulations.  Security holders wishing to submit the name of a person as a potential nominee to the Board of Directors must send the name, address, and a brief (no more than 500 words) biographical description of such potential nominee to the Board of Directors at the following address: Board of Directors, c/o Blackwater Midstream Corp., 660 LaBauve Drive, Westwego, Louisiana 70094.  Potential director nominees will be evaluated by personal interview, such interview to be conducted by one or more members of the Board of Directors, and/or any other method the Board of Directors deems appropriate, which may, but need not include a questionnaire.  The Board of Directors may solicit or receive information concerning potential nominees from any source it deems appropriate.  The Board of Directors need not engage in an evaluation process unless (i) there is a vacancy on the Board of Directors, (ii) a director is not standing for re-election, or (iii) the Board of Directors does not intend to recommend the nomination of a sitting director for re-election.  A potential director nominee recommended by a security holder will not be evaluated any differently than any other potential nominee.

Audit Committee.  From June 2011 to date, the Blackwater Board has maintained a separately-designated Audit Committee (which is formed in compliance with Section 3(a) (58) (A) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”), consisting of Herbert Whitney (Chair), William Gore, William Weidner and Philip Tracy.  No member of the Board of Directors or the Audit Committee qualified as an “audit committee financial expert.”  The board did not believe that any of our former directors had the qualifications or experience to be considered a financial expert.  However, the members of the Board of Directors individually and collectively had significant educational and business financial experience and training.  At this time no qualified candidates have been identified and there can be no assurance that we can attract and retain an independent director to act as our qualified financial expert.

The Audit Committee is organized to assist the Board by overseeing the performance of the independent auditors and the quality and integrity of Blackwater’s internal accounting, auditing and financial reporting practices.  The Audit Committee is responsible for retaining (subject to stockholder ratification) and, as necessary, terminating, the independent auditors, annually reviews the qualifications, performance and independence of the independent auditors and the audit plan, fees and audit results, and pre-approves audit and non-audit services to be performed by the auditors and related fees.  The Audit Committee operates under a written charter.  During the fiscal year ending March 31, 2012 the Audit Committee met one time.

Compensation Committee.  In December 2011, the Board of Directors formed a Compensation Committee, exclusive of the one executive member of the Board.  The members of the Compensation Committee include William Gore (Chair), Herbert Whitney, William Weidner and Philip Tracy.  The members participate in making recommendations to the Board of Directors concerning salaries and incentive compensation for our officers and employees, and our entire Board of Directors administers the Blackwater Midstream 2008 Incentive Plan.  During the fiscal year ending March 31, 2012 the Compensation Committee met three times.

Disclosure Committee.  We have a disclosure committee and disclosure committee charter.  Our disclosure committee is comprised of all of our officers and directors.  The purpose of the committee is to provide assistance to the Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports.

 Code of Ethics

            We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer (our principal executive officer and principal financial and accounting officer, respectively).

Changes in Director Nomination Process for Stockholders

            None.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that during fiscal year ending March 31, 2012 Messrs. Suder, Chatagnier, Marrocco, St. Pierre, Tracy, Weidner and Gore filed all reports timely.  Mr. Whitney filed on Section 16(a) report that was not timely.  Otherwise, based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and other beneficial owners of greater than 10% of our common stock were complied with during the current fiscal year.

EXECUTIVE COMPENSATION

  Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to us by our Chief Executive Officer, our three other most highly compensated executive officers during the last two completed fiscal years and during the fiscal year ended March 31, 2012.

Name and Position	Fiscal Year Ending	Salary ($)	Bonus ($) (1)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation ($)		Total Compensation ($)
Michael D. Suder,	2010	300,000	35,000	0					32,500	(4)	367,500
President and Chief	2011	300,000	43,667	22,490	(3)				6,000	(4)	372,157
Executive Officer (2)	2012	300,000	50,000	44,700	(3)				17,000	(4)	411,700
Donald St. Pierre,	2010	100,000	10,000	0							110,000
Chief Financial Officer (2)	2011	100,000	6,000	18,788	(5)						124,788
	2012	100,000	20,000	44,700	(5)						164,700
Dale T. Chatagnier,	2010	225,000	35,000	0							260,000
Chief Operating Officer	2011	225,000	17,500	22,490	(3)						264,990
and Secretary (2)	2012	225,000	45,000	44,700	(3)						314,700
Francis Marrocco,	2010	237,500	40,000	0							277,500
Chief Commercial	2011	237,500	22,500	22,490	(3)						282,490
Officer (2)	2012	237,500	60,000	44,700	(3)						342,200

(1)
Bonuses were paid to our named executive officers during the fiscal year ended March 31, 2010 in the amount of $120,000, $89,667 was paid in the fiscal year ended March 31, 2011 and $175,000 was paid in the fiscal year ended March 31, 2012.

(2)	Mr. Suder’s and Mr. Chatagnier’s employment began May 2008. Mr. St. Pierre’s and Mr. Marrocco’s employment began in June 2008.

(3)
For each, Mr. Suder, Mr. Chatagnier and Mr. Marrocco, includes 43,465 shares of restricted common stock granted on September 1, 2010 valued at $0.30 per share as of such date and 15,000 shares of restricted common stock granted on November 19, 2010 valued at $0.63 per share as of such date; both with a vesting date of January 1, 2012.  Includes 74,500 shares of restricted common stock granted on June 11, 2011 valued at $0.60 per share as of such date with a vesting date of January 1, 2015.  On December 1, 2011, the Board of Directors of the Company amended all of the restricted share grants with a revised vesting date of January 1, 2012 wherein, the vesting dates were changed to be January 1, 2015.

(4)
Includes $32,500 in compensation paid to Mr. Suder during the year ended March 31, 2010 for his services as a member of the Board of Directors; and includes $6,000 in compensation paid to Mr. Suder during the year ended March 31, 2011 and $17,000 in compensation paid during the year ended March 31, 2012 for his services as a member of the Board of Directors.

(5)
For Mr. St. Pierre, includes 43,465 shares of restricted common stock granted on September 1, 2010 valued at $0.30 per share as of such date and 9,125 shares of restricted common stock granted on November 19, 2010 valued at $0.63 per share as of such date; both with a vesting date of January 1, 2012.  Includes 74,500 shares of restricted common stock granted on June 11, 2011 valued at $0.60 per share as of such date with a vesting date of January 1, 2015.  On December 1, 2011, the Board of Directors of the Company amended all of the restricted share grants with a revised vesting date of January 1, 2012 wherein, the vesting dates were changed to be January 1, 2015.

For a description of the material terms of employment agreements with our named executive officers, see “Executive Compensation—Employment Agreements” beginning on page 23.

Outstanding Equity Awards at Fiscal Year Ended March 31, 2012

The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of March 31, 2012.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Michael D. Suder	0	0	705,882	(1)	$0.17	5/4/2019	0	0	2,935,553	(2)	1,521,920

Donald St. Pierre	0	0	0		0	0	0	0	777,090	(3)	161,988

Dale T. Chatagnier	0	0	0		0	0	0	0	1,483,828	(4)	601,539

Francis Marrocco	0	0	0		0	0	0	0	1,483,828	(5)	742,142

(1)
Such options are fully vested and are exercisable at $0.17 per share, the closing price of the common stock on April 1, 2009, the date that such options were issued.  Mr. Suder received this compensation as a director as well as for his services as an executive officer of the Company during the fiscal year ending March 31, 2009.

(2)
Includes (i) 480,690 shares of restricted common stock granted on May 7, 2008 at $2.00 per share as of such date; (ii) 1,321,898 shares of restricted common stock granted on January 1, 2009, valued at $0.29 per share as of such date; (iii) 1,000,000 shares of restricted common stock granted on March 2, 2009, valued at $0.11 per share as of such date; (iv) 43,465 shares of restricted common stock granted on September 1, 2010, valued at $0.30 per share as of such date; and (v) 15,000 shares of restricted common stock granted on November 19, 2010, valued at $0.63 per share as of such date.  The shares referenced in items “i”, “ii”, “iii” “iv” and “v” immediately preceding, all vest according to the revised vesting date of January 1, 2012, and only if Mr. Suder is employed by the Company on such date.  Includes 74,500 shares of restricted common stock granted on June 11, 2011 valued at $0.60 per share as of such date with a vesting date of January 1, 2015.  On December 1, 2011, the Board of Directors of the Company amended all of the restricted share grants with a revised vesting date of January 1, 2012 wherein, the vesting dates were changed to be January 1, 2015.

(3)
Includes (i) 150,000 shares of restricted common stock granted on January 1, 2009, valued at $0.29 per share as of such date; (ii) 500,000 shares of restricted common stock granted on March 2, 2009, valued at $0.11 per share as of such date; (iii) 43,465 shares of restricted common stock granted on September 1, 2010, valued at $0.30 per share as of such date; and (iv) 9,125 shares of restricted common stock granted on November 19, 2010, valued at $0.63 per share as of such date.  The shares referenced in items “i”, “ii”, ”iii” and “iv” immediately preceding, all vest according to the revised vesting date of January 1, 2012, and only if Mr. St. Pierre is employed by the Company on such date.  Includes 74,500 shares of restricted common stock granted on June 11, 2011 valued at $0.60 per share as of such date with a vesting date of January 1, 2015.  On December 1, 2011, the Board of Directors of the Company amended all of the restricted share grants with a revised vesting date of January 1, 2012 wherein, the vesting dates were changed to be January 1, 2015.

(4)
Includes (i) 120,173 shares of restricted common stock granted on May 14, 2008, valued at $2.60 per share as of such date and; (ii) 480,690 shares of restricted common stock granted on January 1, 2009, valued at $0.29 per share as of such date; (iii) 750,000 shares of restricted common stock granted on March 2, 2009, valued at $0.11 per share on such date; (iv) 43,465 shares of restricted common stock granted on September 1, 2010, valued at $0.30 per share as of such date; and (v) 15,000 shares of restricted common stock granted on November 19, 2010, valued at $0.63 per share as of such date.  The shares referenced in items “i”, “ii”, “iii”, “iv” and “v” immediately preceding, all vest according to the revised vesting date of January 1, 2012, and only if Mr. Chatagnier is employed by the Company on such date.  Includes 74,500 shares of restricted common stock granted on June 11, 2011 valued at $0.60 per share as of such date with a vesting date of January 1, 2015.  On December 1, 2011, the Board of Directors of the Company amended all of the restricted share grants with a revised vesting date of January 1, 2012 wherein, the vesting dates were changed to be January 1, 2015.

(5)
Includes (i) 120,173 shares of restricted common stock granted on June 1, 2008, valued at $3.77 per share as of such date; (ii) 480,690 shares of restricted common stock granted on January 1, 2009, valued at $0.29 per share as of such date; (iii) 750,000 shares of restricted common stock granted on March 2, 2009, valued at $0.11 per share as of such date; (iv) 43,465 shares of restricted common stock granted on September 1, 2010, valued at $0.30 per share as of such date; and (v) 15,000 shares of restricted common stock granted on November 19, 2010, valued at $0.63 per share as of such date.  The shares referenced in items “i”, “ii”, “iii”, “iv” and “v” immediately preceding, all vest according to the revised vesting date of January 1, 2012, and only if Mr. Marrocco is employed by the Company on such date.  Includes 74,500 shares of restricted common stock granted on June 11, 2011 valued at $0.60 per share as of such date with a vesting date of January 1, 2015.  On December 1, 2011, the Board of Directors of the Company amended all of the restricted share grants with a revised vesting date of January 1, 2012 wherein, the vesting dates were changed to be January 1, 2015.

Employee Benefits Plans

Pension Benefits

We do not sponsor any qualified or non-qualified pension benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans.  We sponsor a tax qualified defined contribution 401(k) plan in which all eligible executive officers and employees may participate.

Employment Agreements

Employment Agreement with Michael D. Suder

We are a party to an employment agreement with Michael D. Suder, our Chief Executive Officer and President, which expires on April 30, 2013.  The agreement provides for a base annual salary of $300,000 and allows Mr. Suder to participate in any of the Company’s executive benefit plans.  Pursuant to the agreement, Mr. Suder was entitled to 480,690 shares of the Company’s common stock at a purchase price of $.001 per share, which were issued on May 7, 2008.  Pursuant to the agreement, the Company granted Mr. Suder common stock purchase options to acquire 1,321,898 shares of the Company’s common stock at an exercise price of $2.00 per share.  In December 2008, Mr. Suder agreed to cancel the 1,321,898 common stock purchase options acquired pursuant to the agreement and received 1,321,898 shares of common stock from the Board at no additional consideration.

Mr. Suder’s employment agreement may be terminated, with or without cause (as defined in the agreement). If we terminate the employment agreement for cause or on account of death or disability or if Mr. Suder terminates the agreement for any reason, Mr. Suder is entitled to no further compensation or benefits other than those earned through the date of termination, provided, however, that if we terminate the employment agreement on account of death or disability, Mr. Suder’s heirs shall be entitled to continue to participate in any executive benefit plan, to the extent provided in such plan or as may be required by law.  If we terminate the agreement for any reason other than for cause, death or disability, (i) we will provide severance of continued payment of cash compensation at a rate of Mr. Suder’s then current base annual salary for a period equal to the lesser of the balance of the term of the agreement or 6 months, (ii) we will provide Mr. Suder and his spouse and dependents, if any, with medical benefits comparable to such benefits received prior to termination, for up to 12 months, or the cash equivalent of such benefits; and (iii) all securities issued to Mr. Suder that remain subject to vesting shall immediately vest and become exercisable for a period of up to 12 months.

The Company has agreed to indemnify Mr. Suder against all claims, losses and expenses sustained by him as a result of any action taken by him in good faith and furtherance of the Company’s business and within the scope of Mr. Suder’s duties and authority, in connection with any and all claims by stockholders or third parties which are based on such actions.

Employment Agreement with Dale T. Chatagnier

We are a party to an employment agreement with Dale T. Chatagnier, our Chief Operating Officer, which expires on May 13, 2013, and automatically renews for successive periods of one year after May 13, 2013, unless either party gives notice to the other party that such party desires to terminate the agreement.  The agreement provides for a base annual salary of $225,000 and allows Mr. Chatagnier to participate in any of the Company’s executive benefit plans.  Pursuant to the agreement, Mr. Chatagnier was entitled to purchase 120,173 shares of the Company’s common stock, pursuant to the 2008 Plan, at a purchase price of $.001 per share, which were issued on May 14, 2008.  Pursuant to the agreement, the Company granted Mr. Chatagnier 480,690 common stock purchase options at an exercise price of $2.60 per share.  In December 2008, Mr. Chatagnier agreed to cancel his common stock purchase options acquired pursuant to the agreement and received 480,690 shares of common stock from the Board at no additional consideration.

Mr. Chatagnier’s employment agreement may be terminated, with or without cause (as defined in the agreement). If we terminate the employment agreement for cause or on account of death or disability or if Mr. Chatagnier terminates the agreement for any reason, Mr. Chatagnier is entitled to no further compensation or benefits other than those earned through the date of termination, provided, however, that if we terminate the employment agreement on account of death or disability, Mr. Chatagnier’s heirs shall be entitled to continue to participate in any executive benefit plan, to the extent provided in such plan or as may be required by law.  If we terminate the agreement for any reason other than for cause, death or disability, (i) we will provide severance of continued payment of cash compensation at a rate of Mr. Chatagnier’s then current base annual salary for a period equal to the lesser of the balance of the term of the agreement or 6 months, (ii) we will provide Mr. Chatagnier and his spouse and dependents, if any, with medical benefits comparable to such benefits received prior to termination, for up to 12 months, or the cash equivalent of such benefits; and (iii) all securities issued to Mr. Chatagnier that remain subject to vesting shall immediately vest and become exercisable for a period of up to 12 months.

The Company has agreed to indemnify Mr. Chatagnier against all claims, losses and expenses sustained by him as a result of any action taken by him in good faith and furtherance of the Company’s business and within the scope of Mr. Chatagnier’s duties and authority, in connection with any and all claims by stockholders or third parties which are based on such actions.

Employment Agreement with Francis Marrocco

We are a party to an employment agreement with Francis Marrocco, our Chief Commercial Officer, which expires on May 13, 2013, and automatically renews for successive periods of one year after May 13, 2013, unless either party gives notice to the other party that such party desires to terminate the agreement.  The agreement provides for a base annual salary of $237,500 and allows Mr. Marrocco to participate in any of the Company’s executive benefit plans. Pursuant to the agreement, Mr. Marrocco was entitled to purchase 120,173 shares of the Company’s common stock, pursuant to the 2008 Plan, at a purchase price of $.001 per share, which were issued on June 1, 2008.  Pursuant to the agreement, the Company granted Mr. Marrocco 480,690 common stock purchase options at an exercise price of $3.77 per share.  In December 2008, Mr. Marrocco agreed to cancel his common stock purchase options acquired pursuant to the agreement and received 480,690 shares of common stock from the Board at no additional consideration.

Mr. Marrocco’s employment agreement may be terminated, with or without cause (as defined in the agreement). If we terminate the employment agreement for cause or on account of death or disability or if Mr. Marrocco terminates the agreement for any reason, Mr. Marrocco is entitled to no further compensation or benefits other than those earned through the date of termination, provided, however, that if we terminate the employment agreement on account of death or disability, Mr. Marrocco’s heirs shall be entitled to continue to participate in any executive benefit plan, to the extent provided in such plan or as may be required by law. If we terminate the agreement for any reason other than for cause, death or disability, (i) we will provide severance of continued payment of cash compensation at a rate of Mr. Marrocco’s then current base annual salary for a period equal to the lesser of the balance of the term of the agreement or 6 months, (ii) we will provide Mr. Marrocco and his spouse and dependents, if any, with medical benefits comparable to such benefits received prior to termination, for up to 12 months, or the cash equivalent of such benefits; and (iii) all securities issued to Mr. Marrocco that remain subject to vesting shall immediately vest and become exercisable for a period of up to 12 months.

The Company has agreed to indemnify Mr. Marrocco against all claims, losses and expenses sustained by him as a result of any action taken by him in good faith and furtherance of the Company’s business and within the scope of Mr. Marrocco’s duties and authority, in connection with any and all claims by stockholders or third parties which are based on such actions.

Potential Payments Upon Termination or Change in Control

Assuming the employment of our named executive officers were to be terminated without cause, each as of March 31, 2012, the following individuals would be entitled to payments in the amounts set forth opposite to their name in the below table:

Cash Severance
Michael D. Suder	Up to $150,000
Dale T. Chatagnier	Up to $112,500
Francis Marrocco	Up to $118,750

We are obligated to pay Mr. Suder the above sum if he resigns for good reason. We are not obligated to make any cash payments to the other executives if their employment is terminated by us for cause, or in the event of death or disability, other than the payment of accrued but unpaid annual salary and vacation time, reimbursement of business expenses.  If employment of the above-named executives is terminated by reason of death or disability, the heirs of the deceased shall, in certain circumstances, be entitled to continue to participate in certain employee benefits plans.  A change in control does not affect the amount or timing of these cash severance payments.

Assuming the employment of our named executive officers were to be terminated without cause or for good reason, each as of July 20, 2012, the following individuals would be entitled to accelerated vesting of their outstanding stock options and common stock awards described in the table below:

	Value of Equity Awards: Termination Without Cause or For Good Reason (1)		Value of Equity Awards: In Connection With a Change in Control
Michael D. Suder	$2,221,275	(2)	$2,221,275
Dale T. Chatagnier	$905,135	(3)	$905,135
Francis Marrocco	$905,135	(3)	$905,135

(1)	The market price of our common stock on the OTCBB on July 20, 2012 was $0.61 per share
(2)	Includes 2,935,553 shares of unvested restricted common stock and, unexercised options to purchase 705,882 shares of common stock.
(3)	Includes 1,483,828 shares of unvested restricted common stock.

DIRECTOR COMPENSATION

Summary of Director Compensation

Cash Compensation

At the June 2011 meeting of the newly appointed Board of Directors, the Board revised the director compensation payments, applicable to the next Board of Directors to be elected in September 2011, to be $15,000 per year to director, paid in September of each year for their future period of service from September through August.  The Board additionally approved in-person meeting fees would be paid in the amount of $1,000 per person per meeting but no fees would be paid for participating in meetings via telephone or other methods.

Previously, at the June 2010 meeting of the Company’s Board of Directors, the Board increased the number of directors from four to five.  The Board also revised the previous director compensation payments, applicable to the next Board of Directors to be elected in September 2010, to be $20,000 per year to each non-employee director, paid in September of each year for their future period of service from September through August.  The board additionally approved that no fees would be paid for attending or participating in any Board of Director or committee meeting, whether in person or by other means.

Prior to the September 2010 revised director compensation terms, each member of the Board of Directors was paid a fee of $25,000 as of August 1.  Each director was also paid $1,000 for participating in person in board and committee meetings and $500 for participating in board and committee meetings via teleconference.

Blackwater Midstream Corp. 2008 Incentive Plan

Options Granted in May 2009 and Subsequent Exercises

Prior to August 2009, annually, as of August 1, each member of the Board of Directors was to be awarded shares of restricted common stock or common stock purchase options as outlined below pursuant to our 2008 Incentive Plan.  Such compensation was awarded on May 7, 2009.  Our directors had the option to choose one of the following methods of compensation:

A)	Up to $60,000 in value of shares of the Company’s common stock at the grant date with immediate vesting, or

B)	Stock options equal to double the number of shares of stock equal to $60,000 at the grant date, with immediate vesting.

On May 7, 2009, each of the Company’s four directors at that time (Michael Suder, Christopher Wilson, Herbert Whitney and Mathijs van Houweninge) elected to receive $120,000 worth of stock options (705,882 options) valued on the grant date at $0.17, which is also the exercise price.  These options were expensed by the Company in May 2009 at $435,274 using a Black-Scholes per share valuation of approximately $0.154.

Had each of the directors chosen to receive $60,000 worth of the Company’s shares on this date (352,941 shares), the price would have also been $0.17, but the Company would have expensed $240,000.

Options exercised relating to the May 2009 option grants are as follows:

On May 10, 2011, former director Christopher Wilson gave notice to the Company of his intent to exercise the 705,882 options granted to him in 2009, in a cashless exercise transaction.  This cashless option exercise transaction resulted in Mr. Wilson surrendering 196,722 shares; determined by the stated exercise amount of $120,000 (exercise per share price of $0.17 for the 705,882 options granted to him in 2009), divided by the value of the Company’s common stock share price on May 10, 2011 of $0.61, the date of exercise.  After surrendering the 196,722 shares, Mr. Wilson received 509,160 common shares.  The Company did not record any expenses related to this event.

On October 5, 2011, director Herbert Whitney gave notice to the Company of his intent to exercise 200,000 of the options granted to him in 2009, in a cashless exercise transaction.  This cashless option exercise transaction resulted in Mr. Whitney surrendering 75,555 shares; determined by the stated exercise amount of $34,000 (exercise per share price of $0.17 for 200,000 of the options granted to him in 2009), divided by the value of the Company’s common stock share price on October 5, 2011 of $0.45, the date of exercise.  After surrendering the 75,555 shares, Mr. Whitney received 124,445 common shares.  The Company did not record any expenses related to this event.

On November 17, 2011, director Herbert Whitney gave notice to the Company of his intent to exercise 200,000 of the options granted to him in 2009, in a cashless exercise transaction.  This cashless option exercise transaction resulted in Mr. Whitney surrendering 77,273 shares; determined by the stated exercise amount of $34,000 (exercise per share price of $0.17 for 200,000 of the options granted to him in 2009), divided by the value of the Company’s common stock share price on November 17, 2011 of $0.44, the date of exercise.  After surrendering the 77,273 shares, Mr. Whitney received 122,727 common shares.  The Company did not record any expenses related to this event.

On December 21, 2011, former director Mathijs von Houweninge gave notice to the Company of his intent to exercise 705,882 of the options granted to him in 2009, in a cashless exercise transaction.  This cashless option exercise transaction resulted in Mr. Houweninge surrendering 285,714 shares; determined by the stated exercise amount of $120,000 (exercise per share price of $0.17 for the 705,882 options granted to him in 2009), divided by the value of the Company’s common stock share price on December 21, 2011 of $0.42, the date of exercise.  After surrendering the 285,714 shares, Mr. Houweninge received 420,168 common shares.  The Company did not record any expenses related to this event.

On December 22, 2011, director Herbert Whitney gave notice to the Company of his intent to exercise 305,882 of the options granted to him in 2009, in a cashless exercise transaction.  This cashless option exercise transaction resulted in Mr. Whitney surrendering 123,810 shares; determined by the stated exercise amount of $52,000 (exercise per share price of $0.17 for 305,882 of the options granted to him in 2009), divided by the value of the Company’s common stock share price on December 22, 2011 of $0.42, the date of exercise.  After surrendering the 123,810 shares, Mr. Whitney received 182,072 common shares.  The Company did not record any expenses related to this event.

As of the filing date of this Proxy Statement, Mr. Suder had not exercised any of his options.

Shares Granted

On December 8, 2009 the Board of Directors authorized Director Mathijs van Houweninge to receive $40,000 in shares of restricted common stock, pursuant to the Company’s 2008 Incentive Plan: 60,000 shares were granted as of December 8, 2009 with a share price of $0.32 per share, which vested immediately.  The remaining 61,176 shares were granted and issued on January 4, 2010 with a share price of $0.34 per share, and vested immediately upon such grant.

On September 1, 2010 the Board of Directors granted each of the three non-employee directors, pursuant to the Company’s 2008 Incentive Plan: 43,465 shares of restricted common stock with a share price of $0.30 per share, which vested immediately.

Each director is personally responsible for their personal income taxes as a result of the above-referenced awards.  Our directors are not precluded from serving us in any other capacity and receiving compensation therefore.

The following table summarizes compensation that our directors received during the fiscal years ending March 31, 2011 and March 31, 2012, for services as members of our Board of Directors.

Name		Fees Earned or Paid in Cash ($)	Stock Awards ($)	Options Awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Christopher A Wilson	2011	$7,000	$13,039	$0	0	0	0	$20,039
	2012	$0	$0	$0	0	0	0	$0
Mathijs van Houweninge	2011	$6,500	$13,039	$0	0	0	0	$19,539
	2012	$0	$0	$0	0	0	0	$0
Michael D. Suder	2011	$6,000	$0	$0	0	0	0	$6,000
	2012	$17,000	$0	$0	0	0	0	$17,000
Herbert N. Whitney	2011	$7,000	$13,039	$0	0	0	0	$20,039
	2012	$17,000	$0	$0	0	0	0	$17,000
Philip O. Tracy	2011	$0	$0	$0	0	0	0	$0
	2012	$17,000	$0	$0	0	0	0	$17,000
William Gore (1)	2011	$0	$0	$0	0	0	0	$0
	2012	$17,000	$0	$0	0	0	0	$17,000
William Weidner	2011	$0	$0	$0	0	0	0	$0
	2012	$17,000	$0	$0	0	0	0	$17,000

(1)	Does not include fees paid to PMC Advisers, LTD for consulting services in March 2012 in the amount of $14,341. Mr. Gore is an owner of PMC Advisers, LTD.

CERTAIN RELATIONSHIPS

Certain Relationships and Related Transactions

 In December 2008, we borrowed $125,000 and $100,000 from Ter Mast Beheer Utrecht, B.V. and Isaac Suder, respectively, and recorded the receipt of these funds as a current liability; in advance of agreeing to loan terms and security agreements.  In January 2009 we borrowed $75,000 from No Logo Air, Inc. and recorded the receipt of these funds as a current liability.  On January 20, 2009, we entered into a loan and security agreement, effective January 1, 2009, with each of Ter Mast Beheer Utrecht, B.V., No Logo Air, Inc. and Isaac Suder, in the principal amount of $125,000, $75,000 and $100,000, respectively. Ter Mast Beheer Utrecht, B.V. and No Logo Air, Inc. are each owned and controlled by Mathijs van Houweninge, a former director of the Company; Isaac Suder (now deceased) was the father of Michael Suder, a Director of the Company and its then and current President and Chief Executive Officer.  Collectively, Ter Mast Beheer Utrecht, B.V., No Logo Air, Inc. and Isaac Suder are hereinafter referred to as the “Creditors”.

The insider loans bore interest at the annual rate of 12%.  Monthly installments of interest only payments began on January 31, 2009 and continued through final payment.  In addition, principal installments of $9,015, $5,409 and $7,212 to Ter Mast Beheer Utrecht B.V., No Logo Air, Inc. and Isaac Suder, respectively, commenced on April 30, 2009 and continued through final payment.  All unpaid principal and accrued and unpaid interest on the insider loans was originally scheduled to be finally due and payable on June 30, 2010.

The insider loans were secured by a security interest on our interest in our wholly owned subsidiary, BWNO, including, but not necessarily limited to, all distributions, rents, fruits, profits, revenues, and other interests, however produced or derived from such interest (collectively, the “Collateral”).

Additionally, the Company and the Creditors entered into an Intercreditor agreement, whereby the Creditors agreed that in the event of foreclosure on the Collateral, each Creditor ranks pari passu as amongst themselves.

In December 2009, the Company paid in full all remaining principal payments and any and all interest accrued as of the payment date.  In December 2009, the Board of Directors of the Company granted and issued restricted shares of the Company’s stock to the holders of the insider loans; 156,250 shares, 93,750 shares and 125,000 shares to Ter Mast Beheer Utrecht B.V., No Logo Air, Inc. and Isaac Suder, respectively.  These shares vested immediately and were expensed by the Company at $0.32 per share.  Pursuant to the issuance of these shares, the Company recorded an expense of $50,000, $30,000 and $40,000 for Ter Mast Beheer Utrecht B.V., No Logo Air, Inc. and Isaac Suder, respectively.

On January 28, 2009, Mathijs van Houweninge, one of our former directors, was issued 406,845 shares of restricted common stock of the Company at the direction of Falcon Consulting Limited, of which Mr. Houweninge was an advisor.  Such shares represented a portion of the fees due to Falcon International Consulting Limited in consideration for placement agent services it rendered to the Company.

Related parties participated in both our September 2009 and our January 2010 convertible debt offerings.  The following table summarizes the related party participation:

OFFERING	INVESTOR	AMOUNT	RELATIONSHIP
September 2009	Frances Suder, transferred to Michael Suder	$50,000	Mother (deceased) to Michael Suder, CEO & Director
September 2009	Jonathan Suder	100,000	Brother to Michael Suder, CEO & Director
September 2009	Nicolle Suder	30,000	Sister to Michael Suder, CEO & Director
September 2009	Philip Tracy (1)	100,000	Member of the Company’s Board of Directors since June 2011
September 2009	William Gore (1)	150,000	Member of the Company’s Board of Directors since June 2011
January 2010	Isaac Suder, transferred to Jonathan Suder	50,000	Father (deceased) of Michael Suder, CEO & Director
January 2010	Nicolle Suder	20,000	Sister to Michael Suder, CEO & Director
January 2010	Philip Tracy (1)	100,000	Member of the Company’s Board of Directors since June 2011
January 2010	William Gore (1)	75,000	Member of the Company’s Board of Directors since June 2011
	TOTAL	$675,000

(1)
Philip Tracy and William Gore were not related parties at the time of the convertible debt offerings, but were appointed to the Company’s Board of Directors in June 2011 and were elected to serve on the Company’s Board of Directors by the stockholders at the Company’s annual meeting on September, 12, 2011.

In June 2011, William Weidner, William Gore and Philip Tracy were appointed to serve on the Company’s Board of Directors and were elected to serve on the Company’s Board of Directors by the stockholders at the Company’s annual meeting on September, 12, 2011.  Prior to their appointment to the Company’s Board in June 2011 and election to the Company’s Board in September 2011, the aforementioned individuals engaged in the following transactions with the Company.

The Company engaged River Construction, a company owned by William Weidner, to construct a new ship dock facility at the Company’s Westwego, LA Terminal.  The Company currently does not have an outstanding accounts payable for these services.  In April 2011, the Company sold an asset to one of Mr. Weidner’s businesses in consideration for a partial offset to our outstanding accounts payable.  The Company recorded a loss on the disposal of this asset.  Mr. Weidner also owns common shares of the Company.

William Gore is an owner of common shares of the Company and participated in both our September 2009 and our January 2010 convertible debt offerings, in the amounts of $150,000 and $75,000, respectively.

Philip Tracy is an owner of common shares of the Company and participated in both our September 2009 and our January 2010 convertible debt offerings, in the amounts of $100,000 and $100,000, respectively.

The Company does not currently have a procedure for the review, approval or ratification of any related party transaction.

AUDIT RELATED MATTERS

Principal Accountant Fees and Services

The firm of MaloneBailey, LLP has served as our independent auditors since October 8, 2008.  Aggregate fees billed by MaloneBailey, LLP as an independent registered public accounting firm, during the fiscal years ended March 31, 2012 and March 31, 2011 are as follows:

	MaloneBailey, LLP, Fiscal Year- Ended March 31, 2012	MaloneBailey, LLP, Fiscal Year- Ended March 31, 2011
Audit Fees	$62,000	$69,000
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	4,982	0
Total	$66,982	$69,000

Audit Fees —This category includes aggregate fees billed by our independent auditors for the audit of our annual financial statements included in our annual reports on Form 10-K, review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the auditor in connection with statutory and regulatory filings for those fiscal years.

Audit-Related Fees —This category consists of services by our independent auditors that, including accounting consultations on transaction related matters, are reasonably related to the performance of the audit or review of our financial statements and are not reported above under Audit Fees.

Tax Fees —This category consists of professional services rendered for tax compliance and preparation of our corporate tax returns and other tax advice.

All Other Fees —During the years ended March 31, 2012 and 2011 MaloneBailey, LLP did incur fees for other professional services.

Pre-Approval Policies and Procedures

In accordance with the SEC’s auditor independence rules, the Audit Committee has established the following policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to the Company by its independent auditor.

Prior to the engagement of the independent auditors for any fiscal year’s audit, management submits to the Audit Committee for approval lists of recurring audit, audit-related, tax and other services expected to be provided by the independent auditors during that fiscal year.  The Audit Committee adopts pre-approval schedules describing the recurring services that it has pre-approved, and is informed on a timely basis, and in any event by the next scheduled meeting, of any such services rendered by the independent auditor and the related fees.

The fees for any services listed in a pre-approval schedule are budgeted, and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year.  The Audit Committee will require additional pre-approval if circumstances arise where it becomes necessary to engage the independent auditor for additional services above the amount of fees originally pre-approved.  Any audit or non-audit service not listed in a pre-approval schedule must be separately pre-approved by the Audit Committee on a case-by-case basis.

Every request to adopt or amend a pre-approval schedule or to provide services that are not listed in a pre-approval schedule must include a statement by the independent auditors as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

The Audit Committee will not grant approval for:

•	any services prohibited by applicable law or by any rule or regulation of the SEC or other regulatory body applicable to the Company;

•	provision by the independent auditors to the Company of strategic consulting services of the type typically provided by management consulting firms; or

•
the retention of the independent auditors in connection with a transaction initially recommended by the independent auditors, the tax treatment of which may not be clear under the Internal Revenue Code and related regulations and which it is reasonable to conclude will be subject to audit procedures during an audit of the Company’s financial statements.

Tax services proposed to be provided by the auditor to any director, officer or employee of the Company who is in an accounting role or financial reporting oversight role must be approved by the Audit Committee on a case-by-case basis where such services are to be paid for by the Company, and the Audit Committee will be informed of any services to be provided to such individuals that are not to be paid for by the Company.

In determining whether to grant pre-approval of any non-audit services in the “all other” category, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:

•	whether the service creates a mutual or conflicting interest between the auditor and the Company;

•	whether the service places the auditor in the position of auditing his or her own work;

•	whether the service results in the auditor acting as management or an employee of the Company; and

•	whether the service places the auditor in a position of being an advocate for the Company.

ANNUAL MEETING OF BLACKWATER STOCKHOLDERS

This section contains information about the annual meeting (the “Meeting”) of Blackwater stockholders that has been called to, among other things, approve the Merger Agreement and the transactions contemplated thereby, including the merger.  This document is being furnished to Blackwater stockholders in connection with the solicitation of proxies by the Blackwater Board to be used at the Meeting.  Blackwater is first mailing this document and enclosed proxy card on or about August 27, 2012.

Date, Time and Place of the Annual Meeting

The Meeting will be held at the Omni Royal Orleans Hotel, 621 St. Louis Street, New Orleans, LA 70140 on October 1, 2012.

Record Date; Stockholders Entitled to Vote; Outstanding Shares Held

You may vote at the Meeting if you owned any shares of Company common stock at the close of business on August 20, 2012, the record date for the Meeting. On that date, there were 56,476,186 shares of Company common stock outstanding and entitled to vote at the Meeting.  You may cast one vote for each share of Company common stock that you owned on that date.

Purpose of the Meeting

Blackwater stockholders are being asked to vote on the following proposals:

1.	Election of five members of the board of directors;

2.	Ratification of the appointment of MaloneBailey, LLP as the independent auditors of the Company for the fiscal year ending March 31, 2013;

3.	Approval of the Merger Agreement (attached as Annex A to this document) and the transactions contemplated thereby, including the merger;

4.	Adjournment of the Meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the Merger Agreement; and

5.	To consider and take action upon such other matters as may properly come before the meeting.

Required Vote

The affirmative vote of a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors is required for the election of our directors.  Any Shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for any individual may result in another individual receiving a larger proportion of votes.

The affirmative vote of a majority of the votes present in person or represented by proxy at the Meeting and entitled to vote is required to ratify the appointment of MaloneBailey, LLP, independent certified public accountants, as our independent auditors.  Abstaining from voting on the ratification of MaloneBailey, LLP is equivalent to a vote against such proposal, but broker non-votes do not affect the outcomes.

The affirmative vote of stockholders owning at least a majority of the outstanding shares of Company common stock is required to approve the Merger Agreement.  The failure to vote for the Merger Agreement is equivalent to a vote against the Merger Agreement.

The affirmative vote of a majority of the votes present in person or represented by proxy at the Meeting and entitled to vote is required to adjourn the Meeting, if necessary, to solicit additional proxies in favor of the Merger Agreement.  Abstaining from voting on the adjournment of the meeting is equivalent to a vote against such proposal, but broker non-votes will not affect the outcome.

Recommendations of the Board

The Blackwater Board has unanimously approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the merger, and has determined that the Merger Agreement and the transactions contemplated thereby, including the merger, are fair and in the best interest of, Blackwater and Blackwater's stockholders. The Blackwater Board recommends that stockholders vote to approve the Merger Agreement and the transactions contemplated thereby, including the merger; adjournment of the Meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the Merger Agreement; the election of the five members of the board of directors; the ratification of the appointment of MaloneBailey, LLP as the independent auditors of the Company for the fiscal year ending March 31, 2013; and other matters as may properly come before the meeting.

You should read “Proposal 3 The Merger - Blackwater’s Reasons for the Merger; Recommendation of the Blackwater Board” beginning on page 48.

In considering the recommendation of the Blackwater Board with respect to the Merger Agreement and the transactions contemplated thereby, including the merger, you should be aware that some of Blackwater's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Blackwater stockholders generally. See “Proposal 3 The Merger - Interests of Blackwater’s Executive Officers and Directors in the Merger” beginning on page 53.

Voting Agreement

Concurrently with the execution of the Merger Agreement, Michael Suder, President, CEO and Board member of Blackwater, Blackwater Board members William Gore, Philip Tracy, William Weidner and Herbert Whitney, Blackwater Chief Commercial Officer Francis Marrocco, Blackwater Chief Operations Officer Dale Chatagnier, and Blackwater Chief Financial Officer Donald St. Pierre, who collectively directly or indirectly own approximately 12,773,000 shares of common stock of Blackwater (or approximately 13,479,000 shares when including unexercised options and shares of restricted stock which are not entitled to vote until the exercise or expiration of restrictions, respectively), representing approximately 22.62% of Blackwater's outstanding shares of common stock entitled to vote, entered into a voting agreement with Parent. Pursuant to the voting agreement, the above-named Blackwater stockholders have each agreed (a) to appear at each meeting of the stockholders called in connection with voting on the merger or otherwise cause their shares to be counted; and (b) to vote, and grant Parent an irrevocable proxy to vote, the shares of Blackwater common stock beneficially owned by them (i) in favor of the approval of the Merger Agreement, each of the actions contemplated by the Merger Agreement in respect of which approval of the Company's stockholders is requested, and any matter that would reasonably be expected to facilitate the merger (ii) against the approval of any proposal made in opposition to, or in competition with, the merger or any other transactions contemplated by the Merger Agreement, any Alternative Proposal, as defined in the Merger Agreement, and any other action that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the merger or any other transaction contemplated by the Merger Agreement.

Shares Owned by Directors and Executive Officers

As of the record date of the Meeting, our executive officers and directors owned, in the aggregate, approximately 12,773,000 shares of Blackwater common stock.

Proxies

If you are a holder of record on August 20, 2012, you may vote in person at the Meeting or by submitting a proxy for the Meeting.  You can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope.  Holders of record may also vote by telephone or the Internet by following the instructions on the proxy card.

Shares Held in Street Name

If you hold Blackwater shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your Blackwater shares or when granting or revoking a proxy. Absent specific instructions from you, your broker is not empowered to vote your Blackwater shares.  The shares not voted because brokers lack power to vote them without instructions are also known as “broker non-votes.”  Broker non-votes will have the same effect as a vote against the proposal to approve the Merger Agreement.

Abstentions

The required vote to approve the Merger Agreement and the transactions contemplated thereby, including the merger, is based upon the number of Blackwater shares issued and outstanding on the record date and entitled to vote, and not the number of Blackwater shares that are actually voted.  Accordingly, the failure to submit a proxy card or to vote by internet, telephone or in person at the Meeting or an abstention from voting will have the same effect as a vote cast against the Merger Agreement and each other proposal.

Revoking Your Proxy

If you submit a completed proxy card with instructions on how to vote your Blackwater shares and then wish to revoke your instructions, you should submit a notice of revocation to the secretary of Blackwater as soon as possible. You may revoke your proxy by internet, telephone or mail at any time before it is voted by:

•	timely delivery of a valid, later- dated proxy or timely submission of a later- dated proxy by telephone or internet;

•	written notice to the secretary of Blackwater before the Meeting that you have revoked your proxy; or

•	voting at the Meeting.

Adjournments and Postponements

A meeting of Blackwater's stockholders may be adjourned in the absence of a quorum, by the affirmative vote of the holders of a majority of the outstanding Blackwater shares having voting power represented at the Meeting either in person or by proxy.  When a meeting is adjourned to another time and place, so long as the time and place thereof are announced at the meeting at which the adjournment is taken and the adjourned meeting is held within thirty (30) days of the original meeting date, no notice need be given of the adjourned meeting and a new record date need not be set.  If the adjournment is for more than thirty (30) days or if a new record date is fixed, a notice of the adjourned meeting must be given.  In addition, at any time prior to convening the Meeting, the Meeting may be postponed without the approval of Blackwater stockholders.  If postponed, Blackwater will publicly announce the new meeting date. Similar to adjournments, any postponement of the Meeting for the purpose of soliciting additional proxies will allow Blackwater stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Proxy Solicitation

Parent and Merger Sub and Blackwater will each bear their own costs and expenses incurred in connection with the filing, printing and mailing of the document and the retention of any information agent or other service provider in connection with the merger. This proxy solicitation is being made by Blackwater on behalf of the Blackwater Board. In addition to this mailing, proxies may be solicited by directors, officers or employees of Blackwater or its affiliates in person or by telephone or electronic transmission.  None of the directors, officers or employees will be directly compensated for such services.

Other Business

The Blackwater Board is not currently aware of any business to be acted upon at the Meeting other than the matters described in this document. If, however, other matters are properly brought before the Meeting, the persons appointed as proxies will have discretion to vote or act on those matters as in their judgment is in the best interest of Blackwater and its stockholders.

How to Submit Your Proxy

By Mail: To submit your proxy by mail, simply mark your proxy, date and sign it, and if you are a record holder of Blackwater shares, return it in the postage- paid envelope provided. If the envelope is missing, please address your completed proxy card to the address on your proxy card. If you are a beneficial owner, please refer to your instruction card or the information provided to you by your bank, broker, custodian or record holder.

By Telephone: If you are a Blackwater stockholder of record, you can submit your proxy by telephone by calling the toll- free telephone number on your proxy card. If you are a beneficial owner, please refer to your instruction card or the information provided by your bank, broker, custodian or record holder for information on submitting voting instructions by telephone. If you submit your proxy by telephone you do not need to return your proxy card. If you are located outside the United States, Canada and Puerto Rico, please read your proxy card or other materials for additional instructions. If you hold Blackwater shares through a broker or other custodian, please check the voting form used by that firm to see if it offers telephone voting.

By Internet: You can also choose to submit your proxy on the internet.  If you are a Blackwater stockholder of record, the website for internet voting is on your proxy card.  Internet voting is available 24 hours a day.  If you are a beneficial owner, please refer to your instruction card or the information provided by your bank, broker, custodian or record holder for information on internet voting.  As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded.  If you submit your proxy on the internet, you do not need to return your proxy card.  If you hold Blackwater shares through a broker or other custodian, please check the voting form to see if it offers internet voting.

In Person: If you are a Blackwater stockholder of record, you may vote by ballot at the Meeting or send a representative with an acceptable proxy that has been signed and dated.  If your Blackwater shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Company’s Annual Meeting to be held on October 1, 2012 (the “Annual Meeting”), five directors will be elected by the Stockholders to serve on the Company’s Board of Directors until the next annual meeting of Stockholders or until a successor(s) is/are elected and shall qualify.  It is intended that the accompanying proxy will be voted for the election, as Directors, of the five people named below, unless the proxy contains contrary instructions.  The Company has no reason to believe the nominees will not be candidates or they will be unable to serve.  However, in the event that the nominees should become unable or unwilling to serve as a Director, the persons named in the proxy have advised that they will vote for the election of such person(s) as shall be designated by the Directors.

On August 10, 2012, the members of the Board conducted a meeting via teleconference to select a slate of nominees for Board positions for the upcoming year.  During that meeting, the five current members of the Board agreed to be nominated for reelection.  The Board then unanimously nominated themselves for reelection to the Company’s Board of Directors at the Annual Meeting.  Upon election by the stockholders at the Annual Meeting, the nominees will become Directors of the Company’s Board of Directors.

           The following sets forth the name and age of the nominees for election to the Board of Directors, the period during which he has served as a Director of the Company and a brief employment history.

Name	Age	Director Since
Michael D. Suder (1)	58	May 7, 2008
Herbert N. Whitney (1) (2) (3)	71	June 14, 2011
Philip Oliver Tracy (1) (2) (3)	62	June 14, 2011
William Weidner, III (1) (2) (3)	61	June 14, 2011
William Gore (1) (2) (3)	68	June 14, 2011

(1)           Member of the Disclosure Committee
(2)           Member of the Audit Committee
(3)           Member of the Compensation Committee

Michael D. Suder.  Mr. Suder has been the Chief Executive Officer and a Director of the Company since May 7, 2008, and our President since August 18, 2008.  From September 2005 through 2007, Mr. Suder was the Director of New Business Development for LBC Tank Terminals.  Prior to that time, from 2001 through 2005, Mr. Suder was the General Manager of Kinder Morgan Energy Partners LP's lower Mississippi River region.  Prior to his tenure with Kinder Morgan, Mr. Suder was the President/COO of Delta Terminal Services, Harvey, Louisiana from 1995 through December 2000.  Mr. Suder holds a B.A. degree from George Washington University in Washington, D.C.

Herbert N. Whitney.  From 1966 through 2006, Mr. Whitney was with CITGO Petroleum Corporation (“CITGO”) in positions of increasing general management responsibility.  From 2004 through 2006, Mr. Whitney was the General Manager of CITGO’s Marine Transportation and Logistics Division.  From 2002 through 2004, Mr. Whitney was the General Manager of CITGO’s Supply Planning and Administration Division.  From 1998 to 2002, Mr. Whitney was the General Manager of CITGO’s Product Supply, Distribution, Trading and Commercial / Aviation Sales division.  From 1993 through 1998 Mr. Whitney was the General Manager of CITGO’s Operations and Crude Oil Supply Division.  From 1985 through 1998 Mr. Whitney was the President of CITGO Pipeline Company.  Mr. Whitney served on the Board of Directors for Colonial Pipeline Company from 1987 until 2006 and was Chairman of the Board of Colonial from 1996 through 2003.  From September 2006 through March 2010, Mr. Whitney was employed as Director of Pipeline Operations and Acquisitions for Lazarus Energy Holdings in Houston, Texas.  Mr. Whitney also owns and is President of Wildcat Consulting, LLC, an Oklahoma limited liability company that provides consulting services to the petroleum industry.  Mr. Whitney previously served on the Board of Directors of Blackwater Midstream Corp. from May 2008 through September 2010 and was the Chairman of its Audit Committee.  Mr. Whitney holds a B.S. degree in Civil Engineering from Kansas State University.

Philip Oliver Tracy.  Philip Tracy is a Chartered Engineer with over 39 years’ experience in the international oil and gas industry and has over 20 years’ experience at main Board level of publicly-listed companies.  He retired from Cairn Energy, P.l.c. in July 2011, where he most recently served Engineering & Operations Director from 2004 until his retirement, having previously served as an Executive Director from 1989 until 1999.  His principal responsibility while serving as Engineering and Operations Director was the successful development of the world-class Mangala oil discovery located in Rajasthan, India.  He also served as Managing Director of Providence Resources P.l.c., from 1999 to 2002.  Mr. Tracy also holds a number of other Board and advisory positions which include serving as a non-Executive Director of Bowleven Oil &Gas PLC, where he also holds the post of Interim Operations Director and Acting Chairman of Diverse Energy.  Mr. Tracy holds an MSc in Petroleum Engineering from Imperial College, a BSc in Chemical Engineering from Leeds University, is currently an Honorary Professor in the Petroleum Engineering Department of Heriot-Watt University and is a Fellow of the U.K. Institute of Directors.

            William Weidner, III.  From 1987 through present, Mr. Weidner has been President of River Construction Inc.  From 1982 through 1987 Mr. Weidner worked for ACECO as a vice president of their Louisiana operations.  From 1977 through 1982 Mr. Weidner worked for LeGardeur International as a Project Estimator and Manager serving industry on the Mississippi River.  From 1972 through 1977 Mr. Weidner worked for J Ray McDermott as an engineer designing, fabricating and installing offshore oil platforms.  Mr. Weidner holds a B. S. Degree in Civil Engineering from Tulane University.

William Gore.  Mr. Gore founded Manfield Partners Ltd, a specialist UK based Venture Capital fund dedicated to investing in underperforming businesses, in London where he is a Director.  Mr. Gore’s career, since 1991, has been focused in leading MBO’s and MBI’s in the UK, Europe and the USA including Bousefield Chemicals, Letts Dairies, Inveresk Paper and Donside Paper.  Mr. Gore’s other activities include the University of Essex Chair of Governors, since 2005; and deputy Chair of the CLC, a global children legal charity, since 2001.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed MaloneBailey, LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending March 31, 2013, and the Board of Directors is asking stockholders to ratify that appointment.

If (i) the selection of MaloneBailey, LLP is not ratified, or (ii) the merger has not taken place, and prior to the next annual meeting of stockholders MaloneBailey, LLP shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the Board of Directors, then the Board of Directors will appoint other independent auditors whose selection for any period subsequent to the next annual meeting will be subject to stockholder ratification at such meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MALONEBAILEY, LLP AS BLACKWATER’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2013.

PROPOSAL NO. 3

THE MERGER

The following is a discussion of the merger and the Merger Agreement.  This is a summary only and may not contain all of the information that is important to you.  A copy of the Merger Agreement is attached to this document as Annex A and is incorporated by reference herein.  Blackwater’s stockholders are urged to read this entire document, including the Merger Agreement, for a more complete understanding of the merger.

General

Blackwater and ArcLight agreed to the acquisition of Blackwater by ArcLight under the terms of the Merger Agreement that is described in this document.  In the merger, Merger Sub will merge with and into Blackwater, with Blackwater surviving as a wholly owned subsidiary of Parent, which will be owned by ArcLight and certain members of Blackwater’s present management.

Overview of the Transaction

•
The Company, Parent and Merger Sub entered into the Merger Agreement on June 29, 2012.  Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving that merger.  The following will occur in connection with the merger:

•
Each share of common stock of the Company issued and outstanding immediately prior to the closing (other than (i) any shares held by the Company or any direct or indirect wholly-owned subsidiary of the Company, (ii) any shares held by Parent or Merger Sub, and (iii) any shares owned by stockholders who have properly demanded, perfected and not withdrawn rights of dissenting stockholders in accordance with the provisions of Chapter 92A of the Nevada Revised Statutes (“NRS”)) will convert into the right to receive the Merger Consideration, as described below.

•
All shares of Company common stock so converted will, at the closing of the merger, be cancelled, and each holder of a certificate representing any shares of Company common stock will cease to have any rights with respect thereto, except the right to receive the Merger Consideration, defined below, upon surrender of such certificate (if such shares are certificated).

Following and as a result of the merger:

•
Company stockholders (other than those holding shares of common stock subject to rollover agreements) will no longer have any interest in, and will no longer be stockholders of, the Company, and will not participate in any of the Company’s future earnings or growth; and

•
Shares of the Company common stock will no longer be listed on the Over the Counter Bulletin Board (“OTCBB”), and price quotations with respect to shares of Company common stock in the public market will no longer be available.

The Parties

Blackwater Midstream Corp. (“Blackwater” or the “Company”)

Blackwater was incorporated as Laycor Ventures Corp. in the State of Nevada, USA on March 23, 2004.  The Company changed its name from Laycor Ventures Corp. to Blackwater Midstream Corp. on March 18, 2008.  Blackwater Midstream Corp. is an independent developer and operator of petroleum, chemical and agricultural bulk liquid terminal storage facilities.  The Company has three terminal sites located in Westwego, Louisiana; Brunswick, Georgia; and Salisbury, Maryland.  The Westwego facility consists of 857,000 barrels of storage capacity, the Brunswick facility has 161,000 barrels of capacity, and the Salisbury facility has 172,000 barrels of capacity.  The Blackwater facilities are equipped to store a wide range of petroleum, chemical and agricultural products.

Blackwater maintains its statutory registered agent’s office at 3199 East Warm Springs Road, Suite 200, Las Vegas, Nevada 89120.  Our executive office is located at the Westwego Terminal, 660 LaBauve Drive, Westwego, Louisiana 70094; telephone number is (504) 340-3000 and our website address is www.BlackwaterMidstream.com.  Available on our website are our quarterly and annual reports and amendments, press releases and other reports furnished pursuant to Section 12(a) or 15(d) of the Exchange Act.

This document incorporates important business and financial information about Blackwater from other documents that are not included in or delivered with this document.  For a list of the documents that are incorporated by reference, see the section titled “Where You Can Find More Information.”

Blackwater Midstream Holdings LLC (“Parent”)
and Blackwater Acquisition Sub, Inc. (“Merger Sub”)

Parent and Merger Sub were formed by ArcLight Capital Partners, LLC solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement.  Merger Sub is a wholly owned subsidiary of Parent.  Neither Parent nor Merger Sub have carried on any activities to date, other than activities incidental to their formation or undertaken in connection with the transactions contemplated by the Merger Agreement.  Upon completion of the merger, Merger Sub will cease to exist.  The principal executive office of Parent and Merger Sub is located at 200 Clarendon Street, 55th Floor, Boston, MA 02117, and its telephone number is (617) 531-6300.

ArcLight Capital Partners, LLC (“ArcLight”)

ArcLight is an energy-focused private equity investment firm, having invested over $9 billion of capital since its inception over a decade ago. ArcLight is headquartered in Boston, Massachusetts with offices in New York and Luxembourg.  ArcLight’s principal executive office is located at 200 Clarendon Street, 55th Floor, Boston, MA 02117, and its telephone number is (617) 531-6300.  More information about ArcLight can be found at www.arclightcapital.com.

Rollover Stockholders

Certain stockholders of Blackwater Midstream Corp. (“Blackwater”) who are Blackwater’s executive officers and members of Blackwater’s senior management team (the “Rollover Stockholders”) have entered into a rollover commitment (the “Rollover Commitment”) with Blackwater Midstream Holdings LLC (the “Parent”).  The Rollover Commitment commits the Rollover Stockholders to transfer, contribute and deliver between 30% and 70% of their shares of Blackwater common stock currently owned (including all restricted shares) by each member to Parent, in exchange for the number of Class A common units of the Parent based on an exchange ratio of one Class A common unit of the Parent for every one share of Blackwater.

Background of the Merger

The Blackwater Board and Blackwater’s management over recent years have considered the Company’s stand alone prospects and value in comparison to possible strategic transactions, including acquisitions, joint ventures, sales of businesses, mergers and sales of Blackwater.  In the first quarter of 2010, Blackwater’s common stock was trading between $0.23 and $0.35 per share.  In March of 2010, Blackwater management was approached by members of senior management of a privately held terminalling company (“Company A”) that expressed interest in engaging Blackwater to provide management services for its existing terminals for a fee.  In the course of discussing this potential relationship, in a meeting at Company A’s home office, representatives of Company A also expressed an interest in the possibility of a merger with Blackwater.  A confidentiality agreement was executed with Company A, and discussions ensued.  Blackwater presented Company A with a proposal for managing its facilities, but the proposal was not accepted.  However, in September 2010, Company A presented Blackwater with a non-binding letter of intent regarding Company A’s potential acquisition of substantially all of Blackwater’s assets.  The proposed transaction contemplated Company A purchasing Blackwater assets with cash and equity units in Company A, followed by a liquidating distribution of the cash and equity units to Blackwater’s stockholders.  The non-binding letter of intent valued the total proposed consideration at $0.50 per Blackwater share, but the breakdown between the cash versus equity portions of the consideration was left open for negotiation.  The discussions continued for several weeks, but complications arose regarding the structure of the transaction and valuation issues.  Ultimately, Company A and Blackwater were unable to reach consensus on structure, pricing and other key terms of the agreement, and so on November 4, 2010, Blackwater formally terminated discussions with Company A.

Shortly thereafter, Blackwater was approached by a large multi-national publicly traded agri-business company (“Company B”) that also expressed interest in acquiring substantially all of Blackwater’s assets.  A confidentiality agreement was signed, and in early January 2011, Company B presented Blackwater with a non-binding letter of intent suggesting a proposed purchase price of approximately $30,000,000, with the purchase price to be paid 100% in the publicly traded stock of Company B.  Discussions ensued, and in late January 2011, Company B presented a revised letter of intent with a proposed purchase price of approximately $40,000,000, with the purchase price still to be paid 100% in the publicly traded stock of Company B.  After a preliminary due diligence review, on or about March 4, 2011, Company B presented Blackwater with a proposed purchase agreement.  Subsequently, however, Company B advised Blackwater in late March 2011 that it was no longer interested in pursuing the acquisition.

In April 2011, Blackwater was introduced by its commercial bankers to representatives of a publicly traded mid-sized liquid storage terminal operator (“Company C”).  Shortly thereafter, Company C expressed an interest in acquiring substantially all of the assets of Blackwater, in an all cash transaction.  Blackwater and Company C entered into a confidentiality agreement, and Company C conducted a due diligence review over the course of approximately two months.  During that time, representatives of Company C indicated orally that they were considering a purchase price range of $35,000,000 - $40,000,000 with the consideration to be paid in cash, but Company C never presented Blackwater with a written proposal.  Ultimately, the parties were unable to reach agreement on the value of the Company, and discussions were terminated in June 2011.

In June 2011, Company A again contacted Blackwater’s management expressing renewed interest in Blackwater, but this time as an acquisition of the Company, rather than an asset purchase.  In July 2011, Company A presented Blackwater with a non-binding indication of interest that proposed a tender offer at $0.57 per share, payable in cash at closing, but with 12.5% of the gross proceeds to be placed in escrow for seven months pending Blackwater’s satisfaction of proposed representations and warranties to be included in the purchase agreement, including certain business performance standards.  Based on discussions with Company A, Blackwater understood that Company A would provide an initial draft of the proposed purchase agreement by mid-August.  But after two months, no definitive agreement was forthcoming from Company A, and Blackwater terminated the discussions.

Also in September 2011, Blackwater was approached by a private equity firm (“Company D”) that expressed an interest in acquiring Blackwater.  A confidentiality agreement was executed in September, and discussions and preliminary due diligence ensued.  In November 2011, Company D presented Blackwater with a draft proposal expressing an interest in acquiring Blackwater for a purchase price of $0.54 per share, subject to adjustments, with two-thirds of the purchase price per share to be paid in cash at closing, and the balance to be paid in newly-created Class B preferred shares in Blackwater.  The cash portion of the consideration was to be funded through the issuance by Blackwater of shares of a newly-created Class A convertible preferred equity in Blackwater to Company D, together with senior and mezzanine debt financing, which was generally described, but for which no commitment papers or similar documentation were provided.  But the Blackwater Board considered the structure of the transaction to be unacceptable, and declined to enter into any formal agreement.  Company D subsequently revised its proposed purchase price to $0.57 per share, but the Blackwater Board still considered the structure of the transaction to be unacceptable, and therefore it rejected the increased indication of interest.

At the October 2011 meeting of the Blackwater Board, the Board discussed the possibility of Blackwater moving from the over-the-counter bulletin board exchange to a national securities exchange, and/or a reverse stock split to increase the potential for share liquidity and stockholder value.  The Blackwater Board also discussed the desirability of engaging the services of an investment banking firm to assist the Company in learning and better understanding its options to achieve the objectives of increased liquidity and stockholder value.  During the next several weeks, a committee of members of the Blackwater Board and senior management team interviewed five (5) such investment banking firms, but did not hire a financial advisor at that time.

In January 2012, Blackwater management was approached by representatives of ArcLight Capital Partners, LLC (“ArcLight”), who expressed interest in acquiring Blackwater.  A confidentiality agreement was signed in February 2012.  ArcLight presented an initial indication of interest on March 9, 2012 that valued Blackwater at $0.62 per share, but on March 14, 2012, following further discussions, ArcLight presented Blackwater with a non-binding letter of intent for an all-cash transaction with a revised projected purchase price of $0.64 per share.  The proposed letter of intent contemplated the possibility of a continuing role and ownership of equity in the company for Blackwater management and also contemplated a binding 45 day exclusive negotiations period during which ArcLight would continue with its due diligence review.  After a discussion regarding the indication of interest among members of the Board and members of senior management, Blackwater executed the indication of interest on March 16, 2012.  In light of ArcLight’s letter of intent, in April 2012, the Company engaged SunTrust Robinson Humphrey, Inc. (“SunTrust Robinson Humphrey”) as exclusive financial advisor to the Blackwater Board in connection with, among other things, its consideration of a potential sale of Blackwater to ArcLight.

Thereafter, representatives of SunTrust Robinson Humphrey met with representatives of the Blackwater Board and senior management and reviewed their preliminary financial analyses with respect to Blackwater and the proposed transaction with ArcLight and responded to questions from the Blackwater Board representatives regarding its financial analyses.

A due diligence review by ArcLight ensued.  Members of Blackwater’s senior management team met with ArcLight representatives and their consultants on numerous occasions at each of Blackwater’s three (3) terminal facilities.  Mr. Suder and members of Blackwater’s management reported on the status of the due diligence and their discussions with ArcLight at an April 12, 2012 meeting of the Blackwater Board, at which time the Board also discussed the various factors that might impact the final share purchase price, including the potential for the expansion of terminal facilities on lands already controlled by Blackwater, and the assumption of Blackwater’s existing and anticipated pre-closing debt with JPMorgan Chase Bank.

On April 20, 2012, ArcLight advised Blackwater that its due diligence review was proceeding satisfactorily, but that it needed additional time to complete its review.  A thirty (30) day extension of the exclusivity period was signed by Blackwater on April 23, 2012.  Two weeks later, on May 3, 2012, Mr. Suder met with Blackwater’s primary banking representative at JPMorgan Chase Bank to discuss the possible acquisition, and schedule a meeting between representatives of ArcLight and JPMorgan Chase.  That meeting took place on May 9, 2012.

On May 11, 2012, ArcLight presented Blackwater with its initial draft of a proposed Merger Agreement.  This initial draft anticipated ArcLight’s formation of a merger subsidiary (“Merger Sub”), to be wholly owned by a newly formed parent company (“Parent”).  Parent would be owned primarily by an ArcLight investment fund, but as anticipated by the indication of interest, certain members of Blackwater’s management team would rollover an unspecified portion of their ownership in Blackwater into Parent.  The proposed Merger Agreement also required that certain unspecified stockholders enter into voting agreements with ArcLight, pursuant to which those stockholders would agree to vote their shares in favor of the proposed merger.  In addition to representations and warranties by Blackwater and ArcLight, and conditions to the parties’ obligation to proceed to closing, the proposed Merger Agreement provided that, upon execution of the Merger Agreement, Blackwater could not actively seek alternative bids for the purchase of the Company or, except under certain specified circumstances, negotiate with or provide non-public information to any person seeking to propose alternative transactions.  The proposed Merger Agreement further provided for a termination fee to be paid to ArcLight in the event the Merger Agreement was terminated under certain specified circumstances.

On May 18, 2012, Mr. Suder and Mr. Gore (via teleconference) met in Atlanta with legal and financial advisors to review the proposed form of Merger Agreement.  Following lengthy discussions, a suggested response to ArcLight’s initial draft was prepared for presentation to the Blackwater Board for consideration.  At Blackwater’s request, SunTrust Robinson Humphrey contacted ArcLight for a clarification of its position on the proposed purchase price.  ArcLight replied that its previously indicated purchase price of $0.64 per share would be inclusive of certain fees and expenses to be paid by Blackwater in connection with the merger.  ArcLight further replied in a letter dated May 21, 2012 that certain findings from its due diligence review had put considerable stress on its ability to justify the indicated purchase price, but that it was continuing the due diligence process in hopes of completing the transaction.

The Blackwater Board met via teleconference on May 25, 2012 to consider the proposed Merger Agreement and an appropriate response.  Representatives of SunTrust Robinson Humphrey and Milling Benson Woodward L.L.P. (“Milling Benson”), the Company’s legal advisors, participated in the conference.  Mr. Tracy and Mr. Weidner provided comments on the proposed Merger Agreement separately.  Mr. Suder updated the Board on the status of his discussions with ArcLight, and Mr. Betbeze of Milling Benson reviewed specific provisions of the proposed Merger Agreement that had been discussed in the May 18, 2012 meeting in Atlanta.  Among the matters discussed were financial support for Merger Sub’s and Parent’s obligations under the proposed merger agreement, ArcLight’s position that its previously indicated purchase price of $0.64 per share was inclusive of certain fees and expenses to be paid by Blackwater in connection with the merger, the limitation on Blackwater’s ability to solicit other bidders, potentially seeking a reverse termination fee to be paid by Parent, and the magnitude of the proposed termination fee to be paid by Blackwater.  Mr. Suder discussed with the Board ArcLight’s suggested reduction in the purchase price, and the Company’s latest monthly financial reports.  After further discussions regarding timing and procedures for further negotiations, the Blackwater Board approved a response to ArcLight’s initial draft of the proposed Merger Agreement, and Blackwater submitted its response draft to ArcLight on May 25, 2012.

On May 30, 2012, ArcLight requested a further extension of the exclusivity period.  Blackwater agreed, and the exclusivity period was extended to June 29, 2012.

On June 6, 2012, ArcLight provided Blackwater with another draft of the Merger Agreement, and on June 7, 2012, the Blackwater Board met again by teleconference to review the document.  Representatives of SunTrust Robinson Humphrey and Milling Benson participated in the call.  Mr. Betbeze of Milling Benson reviewed in detail the various revisions to the Merger Agreement, which reflected most of the Board’s recommended changes.  Following lengthy discussions, the Board authorized Mr. Suder to contact ArcLight with its position on the specified business terms, including support by ArcLight of Parent’s and Merger Sub’s obligations under the Merger Agreement, implementing a reverse termination fee and reducing the termination fee to be paid by Blackwater in specified circumstances.

Mr. Suder conveyed the Board’s position to representatives of ArcLight, and on or about June 15, 2012, ArcLight presented Blackwater with a revised draft of the Merger Agreement.  This revised draft reconfirmed ArcLight’s original proposed purchase price of $0.64 per share, but made clear that the purchase price would not be reduced by the amount of fees and expenses to be paid by Blackwater in connection with the merger.  The revised draft also reflected further agreement with respect to certain other provisions in the Merger Agreement.

Merger negotiations between the parties continued, and on June 18, 2012, the Blackwater Board met in New Orleans to review the latest draft of the Merger Agreement.  Representatives of SunTrust Robinson Humphrey and Milling Benson were also in attendance.  At that time, Mr. Betbeze presented the Board with information on the stockholder approval process, rights of dissenting stockholders and Blackwater’s indemnification of its officers and directors, both presently and post-acquisition.  Mr. Betbeze also discussed the Blackwater Board’s fiduciary duties to the Company and its stockholders in connection with the proposed transactions.  SunTrust Robinson Humphrey then reviewed its updated preliminary financial analyses with respect to Blackwater and the proposed merger and responded to questions from members of the Blackwater Board regarding its financial analyses.  In addition, Mr. Betbeze reviewed the latest revisions to the Merger Agreement, which included substantially all of Blackwater’s major remaining points, including obtaining an equity commitment letter with third-party beneficiary rights for Blackwater to support Merger Sub’s and Parent’s obligations under the proposed Merger Agreement, a two million dollar reverse termination fee to be paid by Parent under certain circumstances in connection with a termination of the Merger Agreement, and a reduction in the termination fee to be paid by Blackwater in connection with a termination of the Merger Agreement under certain circumstances.  The Blackwater Board discussed at length the means of ensuring that the price offered by ArcLight was fair to Blackwater’s stockholders.  The Blackwater Board then discussed in detail the advantages and disadvantages of the proposed transaction, including those described in “Blackwater’s Reasons for the Merger; Recommendation of the Blackwater Board” beginning on page 48, including, among other things Blackwater’s results of operations, and prospects, historical trading prices of the Blackwater common stock, that the merger consideration is to be paid in all cash, which provides greater certainty to stockholders and allows them to monetize their investment in the Company in the near future, the fact that ArcLight did not need to arrange any outside financing in order to pay the merger consideration, and the fact that the terms of the merger agreement permitted Blackwater to accept, subject to limitations, an unsolicited superior offer from another potential acquirer upon the payment in certain circumstances of a termination fee which the board believes to be reasonable for a transaction of this size and type.  Having finalized the pricing and other principal terms of the agreement, the Blackwater Board determined to move forward with negotiation of the final details.

During the following days, ArcLight and Blackwater agreed that, as a condition to signing the Merger Agreement, members of the Blackwater Board and Blackwater senior management team would sign the voting agreement and proxies in favor of an ArcLight representative, in addition to the Blackwater senior management team committing to rollover 30-70% of their current equity interests in Blackwater into the newly formed Parent of Blackwater.

On June 28, 2012, the Blackwater Board reconvened via teleconference to review the latest draft of the Merger Agreement.  Representatives of SunTrust Robinson Humphrey and Milling Benson were once again in attendance.  Mr. Betbeze reviewed the draft of the Merger Agreement with the Board, and on request by Mr. Gore, confirmed to the Board once again that the final draft contained each of the principal business terms the Board sought.  Mr. Suder advised that each of Blackwater’s senior management team had signed and delivered to him the voting agreement and their respective proxies, to be held by him pending the signing of the Merger Agreement.  Representatives of SunTrust Robinson Humphrey then reviewed and discussed with the Blackwater Board its financial analyses with respect to Blackwater and the proposed merger.  Thereafter, at the request of the Blackwater Board, SunTrust Robinson Humphrey rendered its oral opinion to the Blackwater Board (which was subsequently confirmed in writing by delivery of SunTrust Robinson Humphrey’s written opinion dated June 28, 2012) to the effect that, as of June 28, 2012, and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by SunTrust Robinson Humphrey in preparing its opinion, the merger consideration to be received by the holders of Blackwater common stock, other than Parent, the Rollover Stockholders and their respective affiliates, in the merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.  Mr. Suder was then asked to excuse himself from the meeting, to allow the balance of the Blackwater Board to discuss among itself and its advisors any issues related to the merger that might present conflicts for Mr. Suder.  Upon Mr. Suder’s return to the meeting, a motion to approve the final draft of the Merger Agreement was offered.  A vote on the merger was taken, and passed unanimously, with Mr. Suder voting last.  Mr. Suder was authorized to sign the Merger Agreement on behalf of Blackwater, and deliver the signed Merger Agreement to ArcLight.  The Board members then executed and delivered to Mr. Suder their respective signatures on the voting agreement and proxies.

Blackwater's Reasons for the Merger; Recommendation of the Blackwater Board

The Blackwater Board has determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to and in the best interests of the Blackwater stockholders.  The Blackwater Board met with its legal and financial advisors, in person and telephonically five (5) times between May 18, 2012 and June 28, 2012, at which time the Blackwater Board approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement and resolved to recommend to Blackwater stockholders that they vote for the approval of the Merger Agreement.  In reaching its determination and making its recommendation, the Blackwater Board consulted with its financial and legal advisors, as well as certain members of management, and considered a number of factors, including the following material factors:

•	management's and their own views and opinions on the current bulk liquid storage industry environment;

•	their understanding of the business, operations, financial condition, earnings and prospects of Blackwater;

•	the current and historical trading values and trading volumes of Blackwater common stock;

•
the fact that the merger consideration of $0.64 per share in cash, without interest, to be received by Blackwater stockholders for each share of Blackwater common stock represented, at the time of the public announcement of the transaction, a premium of 29.4% over the average closing share price of $0.49 during the 30-day period prior to the date of the announcement of the proposed merger and a premium of 32.1% over the average closing share price of $0.48 over the three-month period prior to the announcement;

•
the fact that Blackwater has considered expressions of interests from several other potential acquirers over the last two years, and that, among other things, (i) the $0.64 per share merger consideration represented the highest bid that Blackwater has received, (ii) the full merger consideration was to be paid in cash, as opposed to a portion in cash and the remaining portion in equity interests in the purchasing entity, (iii) the proposed transaction was a merger, rather than an asset sale, resulting in more favorable tax treatment for the stockholders, and (iv) the structure and limited conditionality of the proposed transaction provided more certainty than the other bids received by Blackwater, none of the others of which materialized;

•
all of the terms and conditions of the Merger Agreement, including, among other things, the representations, warranties, covenants and agreements of the parties, the conditions to closing, the form and structure of the merger consideration and the termination rights, and the fact that the Merger Agreement was negotiated between two sophisticated parties;

•
the fact that the merger is subject to the approval of Blackwater's stockholders, who therefore have the option to reject the merger by voting against the proposal to approve the Merger Agreement as described in this proxy statement, and that the total number of shares of Blackwater's common stock that would be subject to voting agreements would represent only 22.62% of Blackwater's outstanding common stock;

•
the terms of the Merger Agreement that permit Blackwater, prior to the time that Blackwater stockholders approve the Merger Agreement, to discuss and negotiate, under specified circumstances, an unsolicited acquisition proposal should one be made and, if the Blackwater Board determines in good faith, after consultation with its legal counsel and financial advisor, that such unsolicited acquisition proposal constitutes a Superior Proposal within the meaning of the Merger Agreement, the Blackwater Board is permitted, after taking certain steps, to terminate the Merger Agreement in order to enter into a definitive agreement for such Superior Proposal by paying the $2,000,000 break-up fee and the expense reimbursement;

•
the size of the break-up fee and its determination that, at 4.5% of the equity value of the transaction and 4.1% of the enterprise value of the transaction, it was reasonable in light of the benefits of the merger and would not, in the directors' reasonable judgment, preclude other interested third parties from making a competing offer for Blackwater;

•	in contrast to certain other bids received by Blackwater, the fact that there is no financing condition to completion of the merger;

•	the likelihood, considering the terms of the Merger Agreement, the financial and capital resources of ArcLight and ArcLight's incentives to complete the merger, that the merger would be completed;

•
the restrictions contemplated by the Merger Agreement on Blackwater's actions between the date the Merger Agreement was executed and the effective time, that such restrictions are not, in the reasonable view of the Blackwater’s Board, unreasonable, and that the Merger Agreement allows Blackwater's management significant latitude to continue to operate Blackwater pending consummation of the merger;

•
the ability of Blackwater stockholders to vote against approval of the Merger Agreement, and the availability of appraisal rights under Nevada law, which provide stockholders who dispute the fairness of the merger consideration with an opportunity to have a court determine the fair value of their shares;

•
the financial analyses reviewed and discussed with the Blackwater Midstream board by representatives of SunTrust Robinson Humphrey as well as the oral opinion of SunTrust Robinson Humphrey rendered to the Blackwater Midstream board on June 28, 2012 (which was subsequently confirmed in writing by delivery of SunTrust Robinson Humphrey’s written opinion dated the same date) with respect to the fairness, from a financial point of view, to the holders of Blackwater Midstream common stock, other than Parent, the Rollover Stockholders and their respective affiliates, of the merger consideration to be received by such holders in the merger pursuant to the Merger Agreement; and

•	the fact that the proposed transaction is expected to close in the fourth quarter of 2012, prior to the anticipated increase in US capital gains rate as of January 1, 2013.

The Blackwater Board believes that each of these factors supported its conclusion that the merger is fair to and in the best interests of Blackwater stockholders.

The Blackwater Board also considered a variety of risks and other potentially negative factors concerning the Merger Agreement and the transactions contemplated by it. These factors included:

•	the fact that there may be disruption to Blackwater's operations following the announcement of the merger;

•
the fact that, while Blackwater expects the merger will be consummated, there can be no guarantee that all conditions to the parties' obligations to complete the Merger Agreement will be satisfied, and as a result, the merger may not be consummated;

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the terms of the Merger Agreement that place restrictions on the conduct of Blackwater's business prior to completion of the merger, which may delay or prevent Blackwater from undertaking business opportunities that may arise pending completion of the merger;

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the restrictions contained in the Merger Agreement on Blackwater's ability to solicit alternative acquisition proposals from third parties, and the possibility that the $2,000,000 break-up fee may discourage an interested third party from submitting a competing, higher proposal to acquire Blackwater;

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the risk that the merger will be delayed or will not be completed, including the risk that the affirmative vote of Blackwater's stockholders may not be obtained, as well as the potential loss of value to Blackwater's stockholders and the potential negative impact on the operations and prospects of Blackwater if the merger were delayed or were not completed for any reason;

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the significant costs involved in connection with negotiating the Merger Agreement and completing the merger, the substantial management time and effort required to effectuate the merger and the related disruption to Blackwater's day-to-day operations during the pendency of the merger;

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the fact that Blackwater may be required to bear the costs and expenses involved in connection with negotiating the Merger Agreement and attempting to close the merger if the merger is not consummated;

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the risk that the pendency of the merger could adversely affect the relationship of Blackwater and its subsidiaries with their respective employees, agents, and others with whom they have business dealings; and

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the fact that Blackwater's officers and directors may have interests in the merger that are different from, or in addition to, the interests of Blackwater's stockholders, including the accelerated vesting or lapse of restrictions and cash payment or conversion, as applicable, of all stock awards held by officers and directors, the payment of enhanced severance to officers party to employment or change-in-control severance agreements with Blackwater (including, if applicable, tax gross-ups relating to excise taxes resulting from such severance payments under the employment agreements) if a termination of employment were to occur in connection with the merger and the interests of Blackwater's directors and officers in being entitled to continued indemnification and insurance coverage from the surviving corporation under the Merger Agreement.

The Blackwater Board also considered a number of factors relating to the procedural safeguards involved in the negotiation of the Merger Agreement, including those discussed below, each of which it believed supported its decision and provided assurance of the fairness of the merger to the stockholders of Blackwater unaffiliated with ArcLight or its affiliates:

•	the fact that the Blackwater Board received the advice and assistance of SunTrust Robinson Humphrey, Inc. as financial advisors, and Milling Benson Woodward L.L.P. as its legal advisors;

•
the fact that the financial and other terms and conditions of the Merger Agreement were the product of negotiations between representatives of Blackwater on the one hand, and ArcLight and its representatives, on the other hand;

•	the recognition that the Blackwater Board could consider and recommend Superior Proposals;

•
the fact that the Blackwater Board could modify or withdraw the recommendation of the merger and Merger Agreement if, among other things, the failure to so modify or withdraw would be reasonably likely to constitute a breach of its fiduciary duties to Blackwater or the holders of Blackwater common stock; and

•	the availability to Blackwater stockholders who vote against approval of the Merger Agreement of appraisal rights under Nevada law.

The discussion of the information and factors considered by the Blackwater Board is not intended to be exhaustive, but indicates the material matters considered. In reaching its determination to approve the Merger Agreement and the transactions which it contemplates, the Blackwater Board did not quantify, rank or assign any relative or specific weight to, the foregoing factors, and individual directors may have considered various factors differently. The Blackwater Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. Moreover, in considering the information and factors described above, individual directors may have given differing weights to different factors. The Blackwater Board based its determination on the totality of the information presented.

The Blackwater Board determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to and in the best interests of Blackwater stockholders. Accordingly, the Blackwater Board approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, and recommends that Blackwater stockholders vote “FOR” the proposal to approve the Merger Agreement.

Voting Agreement

Concurrently with the execution of the Merger Agreement, Michael Suder, President, CEO and Board member of Blackwater, Blackwater Board members William Gore, Philip Tracy, William Weidner and Herbert Whitney, Blackwater Chief Commercial Officer Francis Marrocco, Blackwater Chief Operations Officer Dale Chatagnier, and Blackwater Chief Financial Officer Donald St. Pierre, who collectively directly or indirectly own approximately 12,773,000 shares of common stock of Blackwater (or approximately 13,479,000 shares when including unexercised options and shares of restricted stock which are not entitled to vote until the exercise or expiration of restrictions, respectively), representing approximately 22.62% of Blackwater's outstanding shares of common stock, entered into a voting agreement with Blackwater Midstream Holdings LLC (“Parent”).  Pursuant to the voting agreement, the above-named Blackwater stockholders have each agreed (a) to appear at each meeting of the stockholders called in connection with voting on the merger or otherwise cause their shares to be counted; and (b) to vote, and grant Parent an irrevocable proxy to vote, the shares of Blackwater common stock beneficially owned by them (i) in favor of the approval of the Merger Agreement, each of the actions contemplated by the Merger Agreement in respect of which approval of the Company's stockholders is requested, and any matter that would reasonably be expected to facilitate the merger (ii) against the approval of any proposal made in opposition to, or in competition with, the merger or any other transactions contemplated by the Merger Agreement, any Alternative Proposal and any other action that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the merger or any other transaction contemplated by the Merger Agreement.

Each of the above-named Blackwater stockholders has also agreed that, during the duration of the voting agreement, it will not (a) transfer any of his shares, beneficial ownership thereof or any other interest therein, (b) deposit, or permit the deposit of, any of his shares in a voting trust, grant any proxy in respect of his shares, or enter into any voting agreement or similar contract to vote or give instructions with respect to his shares in contravention of the obligations of such stockholder under the voting agreement with respect to any of his shares.

Each of the above-named Blackwater stockholders also agreed to not solicit, either directly or indirectly, an Alternative Proposal with respect to Blackwater. Nothing in the voting agreement limits or affects these Blackwater stockholders from taking any action in their respective capacities as officers or directors of Blackwater.

The voting agreement will remain in effect until the earliest to occur of (a) such date and time as the Merger Agreement shall have been validly terminated pursuant to its terms, (b) such date and time as the merger shall become effective in accordance with the terms and conditions set forth in the Merger Agreement or (c) one business day prior to the fifteenth anniversary of the voting agreement unless extended, in accordance with applicable law, prior to such anniversary, in writing signed by all the parties.  The foregoing description of the voting agreement is qualified in its entirety by reference to the voting agreement, which is attached as an exhibit to the Merger Agreement, Annex A to this document, and incorporated into this document by reference.

Interests of Blackwater’s Executive Officers and Directors in the Merger

Blackwater's officers and directors may have interests in the merger that are different from, or in addition to, the interests of Blackwater's stockholders, including:

•
certain members of the Blackwater Board presently hold Notes that will be converted into share of Blackwater stock at the conversion rate of $0.40 per share, and then immediately receive Merger Consideration for those shares of stock at the rate of $0.64 per share;

•	accelerated vesting of stock options;

•	accelerated vesting of restricted shares of Company common stock and cash payments with respect to restricted shares of Company common stock;

•
the entry by each of Michael Suder, Chief Executive Officer, Dale Chatagnier, Chief Operations Officer, Francis Marrocco, Chief Commercial Officer, and Donald St. Pierre, Chief Financial Officer, into a new employment agreements in connection with the completion of the merger;

•	the expected ownership of equity interests in Parent by the Rollover Stockholders who are executive officers and members of our senior management team; and

•	continued indemnification and liability insurance for directors and officers following completion of the merger.

Summary of Potential Payments to Blackwater Midstream Corp.’s Executive Officers

The following table indicates the estimated dollar amounts payable to Blackwater’s named executive officers under their employment agreements and the other compensation arrangements described herein upon the completion of the merger.

	Unvested Number of Restrictive Shares of Company's Common Stock Previously Granted as per Company's 2008 Incentive Plan		Value of Unvested Restrictive Shares at Merger Offer Price of $0.64	Vested Number of Unexercised Options (exercise price = $0.17) of Company's Common Stock Previously Granted as per Company's 2008 Incentive Plan		Value of Vested Unexercised Options at Merger Offer Price of $0.64	Estimated Value of Tax Reimbursement on Certain Restrictive Share Grants		Total

Michael Suder Chief Executive Officer and member of Board	2,935,553	(1)	$1,878,754	705,882	(5)	$451,764	$123,057	(6)	$2,453,575	(7)

Dale Chatagnier Chief Operations Officer	1,483,828	(2)	$949,650	-		-	$30,764	(6)	$980,414	(7)

Francis Marrocco Chief Commercial Officer	1,483,828	(3)	$949,650	-		-	$30,764	(6)	$980,414	(7)

Donald St. Pierre Chief Financial Officer	777,090	(4)	$497,338	-		-	-		$497,338	(7)

(1)
Includes (i) 480,690 shares of restricted common stock granted on May 7, 2008 at $2.00 per share as of such date; (ii) 1,321,898 shares of restricted common stock granted on January 1, 2009, valued at $0.29 per share as of such date; (iii) 1,000,000 shares of restricted common stock granted on March 2, 2009, valued at $0.11 per share as of such date; (iv) 43,465 shares of restricted common stock granted on September 1, 2010, valued at $0.30 per share as of such date; and (v) 15,000 shares of restricted common stock granted on November 19, 2010, valued at $0.63 per share as of such date.  The shares referenced in items “i”, “ii”, “iii”, “iv” and “v” immediately preceding, all vest according to the revised vesting date of January 1, 2012, and only if Mr. Suder is employed by the Company on such date.  Includes 74,500 shares of restricted common stock granted on June 11, 2011 valued at $0.60 per share as of such date with a vesting date of January 1, 2015.  On December 1, 2011, the Board of Directors of the Company amended all of the restricted share grants with a revised vesting date of January 1, 2012 wherein the vesting dates were changed to be January 1, 2015.

(2)
Includes (i) 120,173 shares of restricted common stock granted on May 14, 2008, valued at $2.60 per share as of such date; (ii) 480,690 shares of restricted common stock granted on January 1, 2009, valued at $0.29 per share as of such date; (iii) 750,000 shares of restricted common stock granted on March 2, 2009, valued at $0.11 per share on such date; (iv) 43,465 shares of restricted common stock granted on September 1, 2010, valued at $0.30 per share as of such date; and (v) 15,000 shares of restricted common stock granted on November 19, 2010, valued at $0.63 per share as of such date.  The shares referenced in items “i”, “ii”, “iii”, “iv” and “v” immediately preceding, all vest according to the revised vesting date of January 1, 2012, and only if Mr. Chatagnier is employed by the Company on such date.  Includes 74,500 shares of restricted common stock granted on June 11, 2011 valued at $0.60 per share as of such date with a vesting date of January 1, 2015.  On December 1, 2011, the Board of Directors of the Company amended all of the restricted share grants with a revised vesting date of January 1, 2012 wherein the vesting dates were changed to be January 1, 2015.

(3)
Includes (i) 120,173 shares of restricted common stock granted on June 1, 2008, valued at $3.77 per share as of such date; (ii) 480,690 shares of restricted common stock granted on January 1, 2009, valued at $0.29 per share as of such date; (iii) 750,000 shares of restricted common stock granted on March 2, 2009, valued at $0.11 per share as of such date; (iv) 43,465 shares of restricted common stock granted on September 1, 2010, valued at $0.30 per share as of such date; and (v) 15,000 shares of restricted common stock granted on November 19, 2010, valued at $0.63 per share as of such date.  The shares referenced in items “i”, “ii”, “iii”, “iv” and “v” immediately preceding all vest according to the revised vesting date of January 1, 2012, and only if Mr. Marrocco is employed by the Company on such date.  Includes 74,500 shares of restricted common stock granted on June 11, 2011 valued at $0.60 per share as of such date with a vesting date of January 1, 2015.  On December 1, 2011, the Board of Directors of the Company amended all of the restricted share grants with a revised vesting date of January 1, 2012 wherein the vesting dates were changed to be January 1, 2015.

(4)
Includes (i) 150,000 shares of restricted common stock granted on January 1, 2009, valued at $0.29 per share as of such date; (ii) 500,000 shares of restricted common stock granted on March 2, 2009, valued at $0.11 per share as of such date; (iii) 43,465 shares of restricted common stock granted on September 1, 2010, valued at $0.30 per share as of such date; and (iv) 9,125 shares of restricted common stock granted on November 19, 2010, valued at $0.63 per share as of such date.  The shares referenced in items “i”, “ii”, “iii” and “iv” immediately preceding all vest according to the revised vesting date of January 1, 2012, and only if Mr. St. Pierre is employed by the Company on such date.  Includes 74,500 shares of restricted common stock granted on June 11, 2011 valued at $0.60 per share as of such date with a vesting date of January 1, 2015.  On December 1, 2011, the Board of Directors of the Company amended all of the restricted share grants with a revised vesting date of January 1, 2012 wherein the vesting dates were changed to be January 1, 2015.

(5)
Such options are fully vested and are exercisable at $0.17 per share, the closing price of the common stock on April 1, 2009, the date that such options were issued.  Mr. Suder received this compensation as a director as well as for his services as an executive officer of the Company during the fiscal year ending March 31, 2009.

(6)
On December 15, 2008, the Board of Directors of the Company unanimously passed a resolution agreeing to pay all of the personal federal and state income taxes generated by and associated with the following unvested restrictive share grants.  For this presentation purpose solely, personal federal and state income taxes are estimated to be 40% of the taxable amount due to the vesting of the unrestrictive shares.

Michael Suder, grant date = May 7, 2008	480,690	Unvested Restrictive Shares Granted
Dale Chatagnier, grant date = May 14, 2008	120,173	Unvested Restrictive Shares Granted
Francis Marrocco, grant date = June 1, 2008	120,173	Unvested Restrictive Shares Granted

(7)
None of the above figures, amounts, calculations or discussion consider or account for the personal beneficial shares owned by the individuals nor any of their shares of the Company's stock held and managed by their Company sponsored 401-(k) retirement accounts.

Negotiations, Transactions, or Material Contacts

Except as set forth above or elsewhere in this proxy statement, none of ArcLight, Parent or Merger Sub, nor any of their respective directors, executive officers or other affiliates had any negotiations, transactions or material contacts with Blackwater or any of our directors, executive officers or other affiliates during the past two years that would require disclosure under the rules and regulations of the SEC applicable to this proxy statement.

Opinion of the Financial Advisor to the Blackwater Board

On June 28, 2012, SunTrust Robinson Humphrey, Inc. (“SunTrust Robinson Humphrey”) rendered its oral opinion to the Blackwater Board (which was subsequently confirmed in writing by delivery of SunTrust Robinson Humphrey’s written opinion dated June 28, 2012) to the effect that, as of June 28, 2012, the merger consideration to be received by the holders of Blackwater common stock, other than Parent, the Rollover Stockholders and their respective affiliates, in the merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

SunTrust Robinson Humphrey’s opinion was directed to the Blackwater Board (in its capacity as such) and only addressed the fairness, from a financial point of view, to the holders of Blackwater common stock, other than Parent, the Rollover Stockholders and their respective affiliates, of the merger consideration to be received by such holders in the merger pursuant to the Merger Agreement and did not address any other terms, conditions, aspects or implications of the merger. The summary of SunTrust Robinson Humphrey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by SunTrust Robinson Humphrey in preparing its opinion.  However, neither SunTrust Robinson Humphrey’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement is intended to be, and they do not constitute, a recommendation as to or otherwise address how any holder of Blackwater common stock should act or vote with respect to the merger or any related matter.

In arriving at its opinion, SunTrust Robinson Humphrey:

•	reviewed a draft marked “Execution Version,” received by it on June 26, 2012, of the Merger Agreement;

•	reviewed certain publicly available business, financial and other information concerning Blackwater;

•
reviewed certain other information regarding Blackwater, including financial forecasts with respect to the future financial performance of Blackwater for the fiscal years ended March 31, 2013 through March 31, 2017, provided to or discussed with SunTrust Robinson Humphrey by the management of Blackwater;

•	compared certain financial and stock market data of Blackwater with similar data for other companies with publicly traded securities that SunTrust Robinson Humphrey deemed relevant; and

•
compared financial terms of the merger with, to the extent publicly available, the financial terms of certain other business combinations and other transactions that SunTrust Robinson Humphrey deemed relevant.

In addition, SunTrust Robinson Humphrey had discussions with the management of Blackwater concerning the businesses, operations, financial condition and prospects of Blackwater and undertook such other studies, analyses and investigations as SunTrust Robinson Humphrey deemed appropriate.

SunTrust Robinson Humphrey assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information discussed with or reviewed by it in arriving at its opinion.  With respect to the financial forecasts with respect to the future financial performance of Blackwater for the fiscal years ended March 31, 2013 through March 31, 2017 provided to or discussed with SunTrust Robinson Humphrey by the management of Blackwater, SunTrust Robinson Humphrey, with the Blackwater Board’s agreement, assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Blackwater as to the future financial performance of Blackwater and were a reasonable basis on which to evaluate Blackwater, and SunTrust Robinson Humphrey expressed no opinion with respect to such financial forecasts or the assumptions on which they were based.  SunTrust Robinson Humphrey further relied upon and assumed, without independent verification, that there was no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Blackwater since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to it that would be material to its analyses or opinion, and that there was no information or any facts that would make any of the information discussed with or reviewed by it incomplete or misleading.  SunTrust Robinson Humphrey also assumed that (a) the representations and warranties of all parties to the Merger Agreement were true and correct, (b) each party to the Merger Agreement would fully and timely perform all of the covenants and agreements required to be performed by such party under the Merger Agreement, (c) all conditions to the consummation of the merger would be satisfied without being waived, and (d) the merger would be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any term, condition or agreement and that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Blackwater or the expected benefits of the merger.  In addition, SunTrust Robinson Humphrey, at the Blackwater Board’s direction, assumed that the Merger Agreement, when executed by the parties to such agreement, would conform to the draft reviewed by it in all respects material to its analysis or opinion.

In arriving at its opinion, SunTrust Robinson Humphrey did not conduct a physical inspection of the properties, assets or facilities of Blackwater and was not requested to, and did not, make an independent evaluation or appraisal of the assets or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of Blackwater, nor was SunTrust Robinson Humphrey furnished with any such evaluations or appraisals.  SunTrust Robinson Humphrey was not requested to, and did not (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the merger, the securities, assets, businesses or operations of Blackwater or any other party, or any alternatives to the merger, or (b) advise the Blackwater Board or any other party with respect to alternatives to the merger.  The opinion only addressed the fairness, from a financial point of view, to the holders of Blackwater common stock, other than Parent, the Rollover Stockholders and their respective affiliates, of the merger consideration to be received by such holders in the merger pursuant to the Merger Agreement and did not address any other terms, conditions, aspects or implications of the merger or any agreements, arrangements or understandings entered into in connection with the merger or otherwise, including, without limitation, (a) the structure or timing of the merger, (b) the solvency, creditworthiness or fair value of Blackwater or any other person under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, (c) the fairness, financial or otherwise, of the amount or nature of any compensation or consideration payable to, or received by, any officers, directors or employees of any party to the merger, any class of such persons or any other party, relative to the merger consideration to be received by the holders of Blackwater common stock, other than Parent, the Rollover Stockholders and their respective affiliates, in the merger, or otherwise, or (d) the fairness of any portion or aspect of the merger to any one class or group of Blackwater’s or any other party’s security holders or other constituents vis-à-vis any other class or group of Blackwater’s or such other party’s security holders or other constituents (including, without limitation, the fairness of the merger consideration to be received by the holders of Blackwater common stock, other than Parent and Merger Sub, the Rollover Stockholders and their respective affiliates, in the merger pursuant to the Merger Agreement relative to the consideration to be received by the Rollover Stockholders in exchange for the rollover shares or vice versa).  SunTrust Robinson Humphrey gave no opinion, counsel or interpretation regarding matters that required legal, regulatory, accounting, insurance, environmental, tax, executive compensation or other similar professional advice, and assumed that such opinions, counsel, interpretations or advice were or would be obtained from the appropriate professional sources.

SunTrust Robinson Humphrey’s opinion was necessarily based upon financial, economic, market and other conditions as they existed on, and could be evaluated as of, the date of its opinion.  SunTrust Robinson Humphrey’s opinion did not address the relative merits of the merger as compared to other business strategies or transactions that may have been available to Blackwater, nor did it address the underlying business decision of Blackwater to proceed with the merger.  Although subsequent developments or circumstances may affect its opinion, SunTrust Robinson Humphrey has no obligation to update or revise its opinion.

SunTrust Robinson Humphrey’s opinion was rendered at the request and for the benefit of the Blackwater Board (in its capacity as such) in connection with its consideration of the merger, and does not constitute advice or a recommendation as to how the Blackwater Board or any security holder of Blackwater should act or vote with respect to any matter relating to the merger or otherwise.

In preparing its opinion to the Blackwater, SunTrust Robinson Humphrey performed a variety of analyses, including those described below.  The summary of SunTrust Robinson Humphrey’s financial analyses provided below is not a complete description of the analyses underlying SunTrust Robinson Humphrey’s opinion.  The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of those methods to the unique facts and circumstances presented.  As a consequence, neither SunTrust Robinson Humphrey’s opinion nor the analyses underlying its opinion are readily susceptible to partial analysis or summary description.  SunTrust Robinson Humphrey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor.  Accordingly, SunTrust Robinson Humphrey believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In performing its analyses, SunTrust Robinson Humphrey considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion.  No company, business or transaction used in SunTrust Robinson Humphrey’s analyses for comparative purposes is identical to Blackwater or the proposed transaction.  The implied valuation reference ranges and per share market price and enterprise value multiples indicated by SunTrust Robinson Humphrey’s analyses are illustrative and not necessarily indicative of actual values nor predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses.  In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond Blackwater’s control and the control of SunTrust Robinson Humphrey.  Much of the information used in, and accordingly the results of, SunTrust Robinson Humphrey’s analyses are inherently subject to substantial uncertainty.

SunTrust Robinson Humphrey’s opinion and analyses were provided to the Blackwater Board in connection with its evaluation of the proposed merger and were among many factors considered by the Blackwater Board in evaluating the proposed merger.  Neither SunTrust Robinson Humphrey’s opinion nor its analyses were determinative of the merger consideration or of the views of the Blackwater Board with respect to the proposed merger.

The following is a summary of the material financial analyses performed by SunTrust Robinson Humphrey in connection with its opinion rendered to the Blackwater Board on June 28, 2012.  The analyses summarized below include information presented in tabular format.  The tables alone do not constitute a complete description of the analyses.  Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of SunTrust Robinson Humphrey’s analyses.

For purposes of its analyses, SunTrust Robinson Humphrey reviewed a number of financial metrics including:

•
Enterprise Value — generally the value as of a specified date of the relevant company’s outstanding equity securities (taking into account its options and other outstanding convertible securities) plus the value as of its net debt (the value of its outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash on its balance sheet).

•	EBITDA — generally the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization for a specified time period.

Unless the context indicates otherwise, share prices for the selected companies used in the selected companies analysis described below were as of June 26, 2012, and estimates of financial performance for Blackwater for the fiscal years ended March 31, 2013 through March 31, 2015 were based on financial forecasts, projections and estimates relating to the future financial performance of Blackwater for the fiscal years ended March 31, 2013 through March 31, 2017 provided to or discussed with SunTrust Robinson Humphrey by the management of Blackwater.  Estimates of financial performance for the selected companies listed below for the fiscal years ending 2013 and 2014 were based on publicly available research analyst estimates for those companies.  For purposes of the discounted cash flow analysis of Blackwater described below, stock based compensation was not treated as a cash expense.

Selected Companies Analyses

SunTrust Robinson Humphrey considered certain financial data for Blackwater and selected companies with publicly traded equity securities SunTrust Robinson Humphrey deemed relevant.  The selected companies were selected because they were deemed to be similar to Blackwater in one or more respects, including the nature of their business, size, diversification, distribution platform, financial performance and geographic concentration.

SunTrust Robinson Humphrey reviewed financial data for master limited partnerships (“MLPs”) with significant midstream businesses and for c-corporations with significant midstream businesses.  The financial data reviewed included:

•	Enterprise Value as a multiple of estimated EBITDA for fiscal year 2013, or FY 2013E EBITDA; and

•	Enterprise Value as a multiple of estimated EBITDA for fiscal year 2014, or FY 2014E EBITDA.

The selected MLPs with significant midstream businesses with publicly traded equity securities and corresponding multiples were:

	Enterprise Value /
	FY 2013E EBITDA		FY 2014E EBITDA
Kinder Morgan Energy Partners, L.P.	9.8	x	9.0	x
Magellan Midstream Partners, L.P.	14.5		12.7
Buckeye Partners, L.P.	12.8		11.2
NuStar Energy L.P.	10.7		9.8
Sunoco Logistics Partners L.P.	9.0		8.7
Genesis Energy, L.P.	14.8		12.5
Holly Energy Partners, L.P.	9.5		9.0
Oiltanking Partners, L.P.	14.5		12.7
Martin Midstream Partners L.P.	9.8		9.5
Tesoro Logistics LP	12.7		8.9
Transmontaigne Partners L.P.	8.4		7.8

The selected c-corporations with significant midstream businesses with publicly traded equity securities and corresponding multiples were:

	Enterprise Value /
	FY 2013E EBITDA		FY 2014E EBITDA
Spectra Energy Corp	10.3	x	9.6	x
The Williams Companies, Inc.	9.3		8.8
ONEOK, Inc.	10.0		8.7
Westway Group, Inc.	7.1		6.7

Taking into account the results of the selected companies analysis, SunTrust Robinson Humphrey applied a multiple range of 6.5x to 7.5x to Blackwater management’s estimate of FY 2013E EBITDA and a multiple range of 6.0x to 7.0x to Blackwater management’s estimate of FY 2014E EBITDA, which resulted in implied valuation reference ranges of $0.55 to $0.64 and $0.64 to $0.76 per share of Blackwater common stock, respectively, as compared to the proposed merger consideration of $0.64 per share of Blackwater common stock in the merger.

Selected Transactions Analysis

SunTrust Robinson Humphrey also considered the financial terms of certain business combinations and other transactions SunTrust Robinson Humphrey deemed relevant.  The selected transactions were selected because the target companies were deemed to be similar to Blackwater in one or more respects, including the nature of their business, size, diversification, distribution platform, financial performance and geographic concentration.

The financial data reviewed for the selected transactions analysis included:

•	Transaction Value (based on the Enterprise Value implied by the purchase price paid in the transaction) as a multiple of the target company’s EBITDA for the last twelve months, or LTM EBITDA; and

•	Transaction Value as a multiple of storage capacity in barrels, or Bbls.

The selected transactions with publicly available financial data to calculate the foregoing multiples were:

Date Announced	Acquirer	Target	Transaction Value / LTM EBITDA		Transaction Value / Capacity (Bbls)

4/1/2012	Tesoro Logistics, LP	Tesoro Corporation	9.4	x	176.5	$

2/10/2012	Buckeye Partners, L.P.	Chevron USA, Inc.	NA		65.0

12/1/2011	Plains All American Pipeline, L.P.	Western Refining Inc.	NA		33.3

10/10/2011	Holly Energy Partners, L.P.	Holly Frontier Corporation	NA		61.8

10/3/2011	Targa Resources Partners, L.P.	Sound Energy, Chevron Corporation	NA		100.6

8/31/2011	NGL Energy Partners LP	SemGroup Corporation	NA		384.2

6/29/2011	Sunoco Logistics Partners LP	ConocoPhillips	NA		46.7

6/29/2011	Sunoco Logistics Partners LP	Sunoco, Inc.	NA		20.0

5/24/2011	Blackwater Midstream Corp.	Undisclosed	NA		9.0

3/18/2011	Buckeye Partners, L.P.	BP Products North America Inc.	NA		16.5

3/15/2011	Coast Energy Group LLC	Flex Tank Terminals LLC	NA		53.3

2/28/2011	Kinder Morgan Energy Partners, L.P.	Mercuria Energy Trading Inc. and Deeprock Energy Resources LLC	NA		50.0

1/31/2011	Martin Midstream Partners, L.P.	Martin Resource Management Corp.	7.0		NA

11/5/2011	Buckeye Partners, L.P.	Chevron Corporation	NA		96.3

7/13/2010	Magellan Midstream	BP Pipelines (North America)	NA		37.1

5/24/2010	NuStar Energy, L.P.	Denham Capital	NA		24.5

2/24/2010	Holly Energy Partners, L.P.	Holly Corporation	7.0		46.5

Taking into account the results of the selected transactions analysis, SunTrust Robinson Humphrey applied a multiple range of 8.0x to 10.0x to Blackwater’s fiscal year 2012 EBITDA and a multiple range of $35 to $45 per barrel to Blackwater’s storage capacity, which resulted in implied valuation reference ranges of $0.42 to $0.54 and $0.57 to $0.75 per share of Blackwater common stock, respectively, as compared to the proposed merger consideration of $0.64 per share of Blackwater common stock in the merger.

Discounted Cash Flow Analysis

SunTrust Robinson Humphrey also performed a discounted cash flow analysis of Blackwater using the financial forecasts, projections and estimates relating to the future financial performance of Blackwater for the fiscal years ended March 31, 2013 through March 31, 2017 provided to or discussed with SunTrust Robinson Humphrey by the management of Blackwater. In performing this analysis, SunTrust Robinson Humphrey applied discount rates ranging from 10.0% to 12.0% and terminal multiples of FY 2017E EBITDA ranging from 6.5x to 7.5x.  This analysis resulted in an implied valuation reference range of $0.63 to $0.79 per share of Blackwater common stock as compared to the proposed merger consideration of $0.64 per share of Blackwater common stock in the merger.

Other Matters

Blackwater retained SunTrust Robinson Humphrey as financial advisor to the Blackwater Board in connection with the proposed merger based on SunTrust Robinson Humphrey’s experience and reputation and SunTrust Robinson Humphrey’s knowledge of Blackwater and its industry.  For its services as financial advisor to the Blackwater Board in connection with the merger, SunTrust Robinson Humphrey will receive a transaction fee contingent upon completion of the merger which is based on a percentage of the implied transaction value of the proposed merger and which is currently estimated to be approximately $500,000.  Upon the rendering of its opinion SunTrust Robinson Humphrey became entitled to a fee of $200,000, which is creditable to the extent previously paid against the transaction fee.  In addition, Blackwater has agreed to reimburse certain expenses incurred by SunTrust Robinson Humphrey in connection with its engagement and to indemnify SunTrust Robinson Humphrey and certain related parties for certain liabilities and other items arising out of or related to its engagement.

SunTrust Robinson Humphrey and its affiliates have in the past provided and are currently providing investment banking and other financial services to affiliates of the Parent and Merger Sub including ArcLight Capital Partners and certain private equity or other investment funds managed or advised by one or more entities affiliated or associated with ArcLight Capital Partners, including portfolio companies of such funds (ArcLight Capital Partners, such investment funds and such investment funds’ portfolio companies and their respective affiliates, are referred to herein as the “Acquiror Affiliates”), including during the past two years, having acted as financial advisor to Associated Asphalt, Inc. in connection with its sale and having led or participated in credit facilities for Buckeye Partners L.P. and BGH Holdings, L.P., for which advice and services SunTrust Robinson Humphrey received aggregate fees of approximately $3.8 million.  SunTrust Robinson Humphrey and its affiliates may have in the past provided, and may in the future provide, other financial advice and services, to Blackwater, Parent and Merger Sub and the Acquiror Affiliates.  In addition, SunTrust Robinson Humphrey and certain of its affiliates and certain of its and their respective employees may have committed to invest in private equity or other investment funds managed or advised by affiliates of ArcLight Capital Partners or one or more entities affiliated or associated with ArcLight Capital Partners, including portfolio companies of such funds, and may have co-invested with affiliates of ArcLight Capital Partners or one or more of its affiliated or associated entities or private equity or investment funds, and may do so in the future. SunTrust Robinson Humphrey is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, SunTrust Robinson Humphrey and its affiliates may acquire, hold or sell, for its and its affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Blackwater, Parent and the Acquiror Affiliates and any other company that may be involved in the merger, as well as provide investment banking and other financial services to such companies.  In addition, SunTrust Robinson Humphrey and its affiliates (including SunTrust Banks, Inc.) may have other financing and business relationships with Blackwater, the Parent and certain Acquiror Affiliates.

Forward-Looking Financial Information Related to Blackwater Midstream Corp.

The Company does not as a matter of course make public projections as to future revenues, earning or other results other than for providing estimated ranges of expected earnings for as much as one year in advance in its regular earnings press releases and other investor materials.  However, in the course of its discussions with ArcLight leading up to the execution of the merger agreement, Blackwater provided ArcLight and its advisors with certain business and financial information which Blackwater believes was not publicly available.  The information provided included forward-looking financial information for years 2012 through 2015 which is summarized below, and was prepared by Blackwater management and should be read together with the historical financial statements of Blackwater which have been filed with the SEC, and the other information regarding Blackwater contained elsewhere in this document.  Note of the forward-looking financial information was prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants or the SEC with respect to prospective financial information.  In the view of Blackwater’s management, the information was prepared on a reasonable basis and reflected the best available estimates and judgments at the time of its preparation, and presented at the time of its preparation, to the best of Blackwater’s management’s knowledge and belief, a reasonable projection of future financial performance of Blackwater.  However, the information provided to ArcLight and its advisors has not been updated, is not fact and should not be relied upon as being indicative of future results, and readers of this document are cautioned not to rely on this forward-looking financial information.

The forward-looking financial information of Blackwater included in this document was prepared by, and is the responsibility of Blackwater management.  Neither Blackwater’s independent auditors, nor independent accountants, have compiled, examined, or performed any procedures with respect to the forward-looking financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the forward-looking financial information.  The report of such independent registered public accounting firm included in Blackwater’s Annual Report on Form 10-K for the year ended March 31, 2012 relates to Blackwater’s historical financial information.  It does not extend to the Blackwater forward-looking financial information and should not be read to do so.

The following table is a summary of the material forward-looking financial information Blackwater provided to ArcLight and its advisors for years 2013 through 2015.

	Fiscal Year	Fiscal Year	Fiscal Year
	Ending	Ending	Ending
	MARCH 31, 2013	MARCH 31, 2014	MARCH 31, 2015

Revenue	$12,753,036	$14,580,720	$15,970,720
Gross Profit	$8,005,402	$9,576,462	$10,570,462
EBITDA	$6,523,160	$8,094,220	$9,088,220

The estimates underlying the forward-looking financial information are inherently uncertain and, though considered reasonable by the management of Blackwater as of the date of its preparation, are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking financial information.  Accordingly, there can be no assurance that the forward-looking results are indicative of the future performance of Blackwater or that actual results will not differ materially from those presented in the forward-looking financial information.  Inclusion of the forward-looking financial information in this document should not be regarded as a representation by any person that the results contained in the forward-looking financial information will be achieved.

Blackwater does not generally publish its business plans and strategies or make external disclosures of its anticipated financial position or results of operations other than for providing estimated ranges of expected earnings for as much as one year in advance in its regular earnings press releases and other investor materials.  Accordingly, Blackwater does not intend to update or otherwise revise the forward-looking financial information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error.  Furthermore, Blackwater does not intend to update or revise the forward-looking financial information to reflect changes in general economic or industry conditions.

The information concerning forward-looking financial information provided by Blackwater is not included in this document in order to induce any stockholder to vote in favor of the merger agreement or to acquire securities of Blackwater.

Management and Board of Surviving Company

After the Effective Time, the Surviving Corporation will be a close corporation and will be managed by its sole stockholder in accordance with the Surviving Corporation’s articles of incorporation and bylaws.  The officers of Surviving Corporation will consist of the officers of the Company immediately prior to the Effective Time, who will hold office until their respective successors are duly appointed and qualified, or their earlier death, resignation or removal in accordance with the Surviving Corporation’s articles of incorporation and bylaws.

Merger Fees, Expenses and Costs

All fees, costs and expenses incurred by the Company and Parent and Merger Sub in connection with the merger will be paid by the party incurring those fees, costs or expenses, whether or not the merger is completed except in the event of a termination of the Merger Agreement as set forth in the Merger Agreement.

Regulatory Matters

In connection with the merger, we are required to make certain filings with, and comply with certain laws of, various federal and state governmental agencies, including:

•	filing articles of merger with the Secretary of State of the State of Nevada in accordance with Nevada law after the approval of the merger agreement by our stockholders; and

•	complying with U.S. federal securities laws.

In addition, under the HSR Act, and the related rules and regulations that have been issued by the Federal Trade
Commission (“FTC”), certain transactions having a value above specified thresholds may not be consummated until specified information and documentary material have been furnished to the FTC and the Antitrust Division of the Department of Justice and certain waiting period requirements have been satisfied. The requirements of the HSR Act do not apply to the acquisition of shares of Company common stock in the offer and the merger.

None of the parties is aware of any other required regulatory approvals.

Delisting of the Company’s Common Shares

If the merger is completed, the shares of Company common stock will be delisted from the OTCBB and shares of Company common stock will no longer be publicly traded.

Litigation Relating to the Merger

To the knowledge of the Company, there are no pending or overtly threatened actions, claims, orders, decrees, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency concerning the Merger Agreement or the transactions contemplated by the Merger Agreement, including the merger.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AGREEMENT AND PLAN OF MERGER AMONG BLACKWATER MIDSTREAM HOLDINGS LLC, BLACKWATER ACQUISITION SUB INC., AND BLACKWATER MIDSTREAM CORP. DATED AS OF JUNE 29, 2012.

PROPOSAL NO. 4

AJOURNMENT OF THE MEETING, IF NECESSARY,
TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE MERGER

In the event that there are insufficient votes at the time of the Meeting to approve the Merger Agreement, the Board of Directors has proposed that the Meeting be adjourned in order to solicit additional proxies in favor of the proposal to approve the Merger Agreement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADJOURNMENT OF THE MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

THE MERGER AGREEMENT

The following section summarizes the material provisions of the Merger Agreement.  This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you.  This summary is subject to, and qualified in its entirety by reference to, the Merger Agreement, which is attached as Annex A to this document and is incorporated by reference herein.  The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this summary or any other information contained in this document.  You are urged to read the Merger Agreement carefully and in its entirety before making any decisions regarding the merger.  The Merger Agreement summary is included in this document only to provide you with information regarding the terms and conditions of the Merger Agreement, and not to provide any other factual information about Blackwater or its other subsidiaries or businesses.  Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this document and in the documents incorporated by reference herein.  See “Where You Can Find More Information” beginning on page 94.

The representations, warranties and covenants contained in the Merger Agreement and described in this document were made only for purposes of the Merger Agreement and as of specific dates may be subject to more recent developments, were made solely for the benefit of the other parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by reference to confidential disclosures which may modify, qualify or create exceptions to the representations and warranties, for the purposes of allocating risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors.  The representations and warranties contained in the Merger Agreement do not survive the Effective Time of the merger (the “Effective Time”).  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement.  Blackwater will also provide information in its public reports to the extent that it is aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the Merger Agreement and will update such disclosure as required by federal securities laws.

The Merger

The Merger Agreement provides for the merger of Merger Sub with and into the Company, with the Company surviving the merger as the “Surviving Corporation.”  The articles of incorporation and by-laws of Merger Sub immediately prior to the merger will be the articles of incorporation and bylaws of the Surviving Corporation.

Closing:  Effective Time

Unless they agree in writing to another date, the closing of the merger will take place on a date to be specified by the parties, but which date will be no later than the fifth business day after the satisfaction or waiver of the conditions to closing set forth in the Merger Agreement.  The merger will be effective at the time the articles of merger are filed with the Secretary of State of Nevada or at such later time, which may not be more than 90 days after the date on which the articles of merger are filed, as may be agreed by the parties in writing and specified in the articles of merger.

Directors and Officers

After the Effective Time, the Surviving Corporation will be a close corporation and will be managed by its sole stockholder in accordance with the Surviving Corporation’s articles of incorporation and bylaws.  The officers of Surviving Corporation will consist of the officers of the Company immediately prior to the Effective Time, who will hold office until their respective successors are duly appointed and qualified, or their earlier death, resignation or removal in accordance with the Surviving Corporation’s articles of incorporation and bylaws.

Merger Consideration

At the Effective Time, each share of common stock of the Company issued and outstanding immediately prior to the Effective Time (other than (i) any shares held by the Company or any direct or indirect wholly-owned subsidiary of the Company, (ii) any shares held by Parent or Merger Sub, and (iii) any shares as to which rights of dissenting stockholders have been properly exercised) will be converted automatically into and thereafter represent the right to receive $0.64 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).

Options, Restricted Shares and Convertible Notes

In accordance with the terms of the Company’s 2008 Equity Incentive Plan (the “Stock Purchase Plan”), each option or other award to purchase shares of Company common stock (“Company Stock Option”) granted under the Stock Purchase Plan, whether vested or unvested, that is outstanding immediately prior to the Effective Time will become fully vested, cancelled, and converted into the right to receive from the Surviving Corporation an amount in cash in U.S. dollars equal to the product of (i) the total number of shares of Company common stock subject to such Company Stock Option and (ii) the excess, if any, of the amount of the Merger Consideration over the exercise price per share of Company common stock subject to the Company Stock Option less such amounts as are required to be withheld or deducted.

In accordance with the terms of the Stock Purchase Plan, each award of restricted Company common stock will vest in full immediately prior to the Effective Time, and be treated like a share of Company common stock with the right to receive the Merger Consideration, less such amounts as are required to be withheld or deducted.

All amounts outstanding at the Effective Time under the Convertible Promissory Notes dated October 15, 2009, as amended and the Convertible Promissory Notes dated March 31, 2010, as amended (the “Notes”) will be paid in full unless the holder has provided written notice to the Company at least 5 business days prior to the closing of the holder’s intent to convert the applicable Notes immediately upon and effective as of the Effective Time into such number of shares of Company common stock obtained by dividing the total amount owed under each applicable Note by $0.40 pursuant to the terms of the Notes, in which case such holder will be entitled to receive the Merger Consideration per share of common stock then received less such amounts as are required to be withheld or deducted.

Dissenting Stockholders

Shares of Company stock held by a stockholder who did not vote in favor of the merger and who has properly demanded and perfected dissenter’s rights pursuant to the applicable provisions of Chapter 92A of the Nevada Revised Statutes (“NRS Chapter 92A”) will not be converted into or be exchangeable for the right to receive the Merger Consideration, but instead such holder will be entitled to payment of the fair value of such shares in accordance with the provisions of NRS Chapter 92A, unless and until such holder will have failed to perfect or will have effectively withdrawn or lost rights to receive the fair value of such shares of Company Common Stock under NRS Chapter 92A.  If any dissenting stockholder will have failed to perfect or will have effectively withdrawn or lost such right, such holder’s shares of Company Common Stock will thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration, without any interest thereon.

The relevant provisions of the NRS Chapter 92A (NRS 92A.300 to 92A.500) are included as Annex C to this document.  You are encouraged to read the provisions carefully and in its entirety. Moreover, due to the complexity of the procedures for exercising the right to seek appraisal, Company stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel.

Exchange of Shares

At the Effective Time, Parent will appoint a U.S. bank or trust company reasonably acceptable to the Company to act as a paying agent (the “Paying Agent”) Parent will deposit, or will cause Merger Sub to deposit with the Paying Agent cash in U.S. dollars sufficient to pay (i) the aggregate Merger Consideration in exchange for all of the shares outstanding immediately prior to the Effective Time (other than the shares that are excluded under the Merger Agreement), payable upon due surrender of the certificates that immediately prior to the Effective Time represented the shares or restricted shares or non-certificated shares represented by book-entry and (ii) the consideration payable to option holders under the Merger Agreement and (iii) consideration payable to the Note holders under the Merger Agreement.

After the Effective Time and in any event not later than five (5) business days following the Effective Time, the Paying Agent will mail (i) to each holder of record of whose shares were converted into the Merger Consideration (a) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to certificates will pass, only upon delivery of certificates (or effective affidavits of loss in lieu of certificates which are reasonably acceptable to Parent) or book-entry shares to the Paying Agent and will be in such form and have such other provisions as Parent will reasonably determine) and (b) instructions for use in effecting the surrender of certificates (or effective affidavits of loss in lieu of certificates) or book-entry shares in exchange for the Merger Consideration; and (ii) to each holder of a Company Stock Option, a check in an amount due and payable to such holder.

With the surrender of certificates (or effective affidavits of loss in lieu thereof) or book-entry shares to the Paying Agent together with such letter of transmittal, duly completed and validly executed, and such other documents as may customarily be required by the Paying Agent, the holder of such certificates or book-entry shares will be entitled to receive in exchange for the certificates and/or book-entry shares, a check in an amount equal to the product of (x) the number of shares represented by the holder’s properly surrendered certificates (or effective affidavits of loss in lieu thereof) or book-entry Shares multiplied by (y) the Merger Consideration.  No interest will be paid or accrued on any amount payable upon due surrender of certificates or book-entry shares.  The Surviving Corporation and the Paying Agent will be entitled to deduct and withhold from the merger consideration otherwise payable under the Merger Agreement to any stockholder or holder of Company Stock Options such amounts as are required to be withheld or deducted under the Code, or any provision of federal, state or local tax law with respect to the making of such payment.  To the extent that amounts are so withheld or deducted and paid over to the applicable governmental entity, such withheld or deducted amounts will be treated as having been paid to the stockholder or holder of Company Stock Options in respect of which such deduction and withholding were made.

At the Effective Time, the stock transfer books of the Company will be closed, and there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares that were outstanding immediately prior to the Effective Time.  If, after the Effective Time, certificates or book-entry shares are presented to the Surviving Corporation or Parent for transfer, they will be cancelled and exchanged for a check in the proper amount pursuant to Merger Agreement.  Any portion of the exchange fund that remains undistributed to the former stockholders for twelve (12) months after the Effective Time will be delivered to the Surviving Corporation upon demand, and any former stockholders who have not surrendered their certificates or book-entry shares will look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest, upon due surrender of their certificates or book-entry shares.

Representations and Warranties

The Merger Agreement contains general representations and warranties made by each of Parent and Merger Sub, on the one hand, and Blackwater on the other, regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the merger.  These representations and warranties are in many respects subject to materiality, knowledge and other similar qualifications contained in the Merger Agreement and expire at the Effective Time. The representations and warranties of each Parent, Merger Sub and Blackwater were made solely for the benefit of the other parties.  In addition, those representations and warranties were modified by disclosure schedules, were subject to the materiality standard described in the Merger Agreement (which may differ from what may be viewed as material by you) and were made only as of the date of the Merger Agreement and the closing date of the merger or another date as is specified in the Merger Agreement.

The Company made a number of representations and warranties to Parent and Merger Sub in the Merger Agreement, including representations and warranties related to the following matters:

•	organization, qualification to do business and standing of Blackwater and its subsidiaries;

•	the capital structure of Blackwater and its subsidiaries;

•
the authority of Blackwater to enter into the Merger Agreement and consummate the transactions contemplated thereby and the absence of any violation of the organizational documents of Blackwater and its subsidiaries or any applicable laws;

•	the governmental and regulatory approvals and any third- party approvals required to complete the merger;

•	Blackwater’s SEC filings and the financial statements contained therein;

•	Blackwater’s internal controls over financial reporting and disclosure controls and procedures;

•	the absence of undisclosed liabilities;

•	Blackwater’s compliance with laws and permits;

•	environmental laws and regulation;

•	Blackwater’s employee benefit plans, employment and other labor matters;

•	the absence of certain changes or events since March 31, 2012;

•	the absence of litigation or ongoing investigations;

•	the accuracy of the information supplied for this document and the registration statement of which it is a part;

•	certain regulatory matters related to Blackwater and its subsidiaries;

•	Blackwater’s taxes and tax returns;

•	Blackwater’s intellectual property;

•	Blackwater’s owned and leased real property;

•	the receipt of an opinion from SunTrust Robinson Humphrey, Inc.;

•	Blackwater’s material contracts and the absence of a material breach of such material contracts;

•	entitlements to any broker, finder, financial advisor or similar fee in connection with the transactions contemplated by the Merger Agreement;

•	Blackwater’s insurance policies;

•	The absence of interested party transactions;

•	the vote required of the Blackwater stockholders to approve the merger;

•	compliance with Nevada take-over statutes; and

•	the absence of any additional representations or warranties.

Parent and Merger Sub each also made a number of representations and warranties to Blackwater in the Merger Agreement, including representations and warranties related to the following matters:

•	organization, qualification to do business and standing of Parent and Merger Sub and their subsidiaries;

•	the capital structure and equity interests of Parent and Merger Sub;

•
the authority of Parent and Merger Sub to enter into the Merger Agreement and consummate the transactions contemplated thereby and the absence of any violation of the organizational documents of Parent and Merger Sub and their subsidiaries or any applicable laws;

•	the governmental and regulatory approvals and any third- party approvals required to complete the merger;

•	the absence of litigation or ongoing investigations;

•	the accuracy of the information supplied for this document and the registration statement of which it is a part;

•	certain regulatory matters related to Parent and Merger Sub and their subsidiaries;

•	ownership of Merger Sub;

•	broker, finder, financial advisor or similar fee in connection with the transactions contemplated by the Merger Agreement;

•	the absence of ownership of Company common stock;

•	solvency;

•	Parent and Merger Sub's financing of the cash component of the merger consideration;

•	Non-reliance on Company estimates, projections, forward-looking statements and business plans; and

•	the absence of any additional representations or warranties.

Material Adverse Effect

In the Merger Agreement, reference is made to any fact, circumstance, event, change, effect or occurrence having a “Company Material Adverse Effect.”  Company Material Adverse Effect as used in the Merger Agreement or material adverse effect as used in this document means any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences, (x) has had or would be reasonably likely to have a material adverse effect on the assets, properties, business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (y) that would be reasonably likely to prevent or materially delay or materially impair the ability of the Company to perform its obligations under the Merger Agreement or to consummate the merger or the other transactions contemplated by the Merger Agreement, but, not including: (a) any effect, change, event or occurrence (i) generally affecting the industry in which the Company and its subsidiaries operate, (ii) generally affecting political conditions, the economy, or financial or capital markets, in the United States or elsewhere in the world or (iii) to the extent resulting directly from the announcement of the execution of the Merger Agreement or the consummation of the transactions provided for herein other than for purposes of any representation or warranty in the Merger Agreement; (b) changes in law or in generally accepted accounting principles or in accounting standards after the date of the Merger Agreement; (c) acts of war (whether or not declared), terrorism or insurrection, or any escalation or worsening of any such acts of war (whether or not declared), terrorism or insurrection; (d) compliance with the terms of the Merger Agreement; (e) in and of itself, any decline in the market price, or change in trading volume, of the capital stock of the Company; or (f) any failure, in and of itself, by the Company to meet any internal or public projections, forecasts, guidance or estimates of financial performance; provided, however, that any effect, change, event or occurrence referred to in clauses (a), (b) or (c) above will not be excluded from, and will be taken into account by Parent and Merger Sub in determining whether there has been, a Company Material Adverse Effect, if such effect, change, event or occurrence has a disproportionately adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its subsidiaries operate.

Conduct of Business Pending the Merger

Pursuant to the Merger, the Company and Parent have agreed that, until the earlier of the termination of the Merger Agreement or the Effective time, except (i) as may be required by applicable law, (ii) with the prior written consent of Parent, (iii) as expressly contemplated or expressly permitted by Merger Agreement or (iv) as disclosed in the Company’s disclosure schedule, the Company will:

•
conduct its business in all material respects in the ordinary course consistent with past practices, use commercially reasonable best efforts to maintain and preserve intact its business organization and business relationships and to retain the services of its key officers and key employees, and take no action which would adversely affect or delay the ability of any of the parties to the Merger Agreement from obtaining any necessary approvals, performing its covenants and agreements, or consummating the transactions contemplated by the Merger Agreement.

The Company has further agreed, on behalf of itself and its subsidiaries, that until the closing of the merger, except (i) as set forth in the Company’s disclosure schedule, (ii) consented to in writing by Parent, or (iii) expressly contemplated by the Merger Agreement, the Company will not, and will not permit any of its Subsidiaries to, without the prior written consent of Parent:

•
adjust, reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire or offer to acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any of its capital stock except pursuant to the exercise or settlement of Company Stock Options, employee severance, retention, termination, change of control and other contractual rights;

•
make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire or encumber, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, except in connection with cashless exercises or similar transactions pursuant to the exercise of stock options or other awards issued and outstanding;

•	grant any person any right to acquire any shares of its capital stock except as required under any existing agreement;

•
issue, deliver, sell, grant, or pledge any shares of capital stock except pursuant to the exercise of stock options or other awards, any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any shares of its capital stock or securities, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units;

•
purchase, construct, sell, transfer, mortgage, encumber or otherwise dispose of any properties or assets having a value in excess of $100,000 in the aggregate; provided that the prior written consent of Parent with regard to the restrictions in this clause will not be unreasonably withheld or delayed in the event any purchase or construction is (a) required by law or (b) necessary in connection with operational emergencies;

•
authorize, or make any commitment with respect to, any single expenditure in excess of $100,000 or any capital expenditures for the Company and its subsidiaries in excess of $250,000 in the aggregate other than (a) in the ordinary course of the Company’s business or (b) as set forth in the Company’s 2012 operating plan and provided that the prior written consent of Parent with regard to these restrictions in will not be unreasonably withheld or delayed in the event any expenditure is required by law or necessary in connection with operational emergencies;

•
other than in connection with drawdowns or repayments with respect to existing credit facilities in the ordinary course of business consistent with past practice, redeem, repurchase, prepay, defease, cancel or modify in any material respect the terms of indebtedness for borrowed money or incur, assume, guarantee, or become obligated with respect to any debt in an amount greater than $50,000 in the aggregate, or any debt which contains covenants that restrict the merger;

•
acquire any interest in any person except in the ordinary course of business consistent with past practice, enter into, renew, extend, materially amend or terminate any Company material contract except to the extent required by applicable law or by existing written agreements, (A) grant or announce any stock option, equity or incentive awards or the increase in the salaries, bonuses, severance, termination pay or other compensation and benefits payable by the Company or any Company subsidiary to any of the employees, officers, directors, stockholders or other service providers, (B) hire any new employees, unless such hiring is in the ordinary course of business consistent with past practice and is with respect to employees having an annual base salary and incentive compensation opportunity not to exceed $150,000, (C) pay or agree to pay any pension, retirement allowance, termination or severance pay, bonus or other employee benefit not required by any existing Company benefit plan or other agreement or arrangement in effect on the date of the Merger Agreement to any employee, officer, director, stockholder or other service provider, (D) enter into or amend any contracts of employment or any consulting, bonus, severance, retention, retirement or similar agreement, (E) except as required to ensure that any Company benefit Plan is not then out of compliance with applicable Law, enter into or adopt any new, or materially increase benefits under or renew, amend, modify or terminate any existing Company Benefit Plan or benefit arrangement or any collective bargaining agreement, or (F) take any action to accelerate any rights, benefits or the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation other than as contemplated by the Merger Agreement;

•
waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages not in excess of $100,000 in the aggregate or otherwise pay, discharge or satisfy any claims, liabilities or obligations in excess of such amount, in each case, other than in the ordinary course consistent with past practice;

•	amend or waive any provision of the articles of incorporation and bylaws or other equivalent organizational documents;

•
take or omit to take any action that is intended or would reasonably be expected to result in any of the representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or take or omit to take any action that is intended or would reasonably be expected to, individually or in the aggregate, result in any of the conditions to the merger not being satisfied or being materially delayed;

•
enter into any “non-compete”, “non-solicit” or similar agreement that would materially restrict any business of the Surviving Corporation or its subsidiaries or their ability to solicit customers or employees following the Effective Time;

•
enter into any agreement containing a “most favored nation” or other similar provision requiring the Surviving Corporation or its subsidiaries to offer any person terms or concessions at least as favorable as those offered to one or more other parties;

•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of an entity;

•
except as may be required by GAAP or other applicable financial or accounting requirement, or as a result of a change in law, make any change in accounting principles, policies, practices, procedures or methods;

•
change any method of tax accounting, make, change or revoke any tax election, file any material amended tax return, settle or compromise any material tax liability, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of taxes, enter into any closing agreement with respect to any tax or surrender any right to claim a tax refund;

•	enter into any new, or amend or otherwise alter any affiliate transaction;

•
make any material loans, advances or capital contributions to, or investments in, any other person in excess of $20,000 in the aggregate for all such loans, advances, contributions and investments, except for (i) transactions solely among the Company and/or wholly-owned subsidiaries of the Company, or (ii) as required by existing contracts set forth in the Company disclosure schedule;

•
incur or pay fees, expenses or commissions to be paid to financial, legal and other advisors in connection with consummation of the transactions contemplated by the Merger Agreement except as described in the Company disclosure schedule;

•
fail to maintain in full force and effect material insurance policies covering the Company and the Company subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practice;

•	adopt or implement a stockholder rights plan or similar arrangement;

•	implement any employee layoffs that could implicate the WARN Act; or

•	agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by the Merger Agreement.

Access to Information

Until the Effective Time, subject to the requirements of applicable laws and in a manner that does not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries, the Company will provide to Parent, its counsel, financial advisors, auditors and other authorized representatives (i) reasonable access during normal business hours to the offices, properties, books and records of the Company and its subsidiaries, (ii) such financial and operating data and other information as such persons may reasonably request, and (iii) instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the Company and its subsidiaries to cooperate with Parent to obtain such access to information.  Parent is required to comply, and cause its subsidiaries and representative to comply with their respective obligations under the confidentiality agreement, dated as of February 1, 2012, between the Company and ArcLight Capital Partners, LLC (the “Confidentiality Agreement”).

Non-Solicitation by Blackwater

Under the terms of the Merger Agreement, the Company agrees that neither it nor any subsidiary, nor any of their respective officers, directors, employees, agents and other representatives, including any investment banker, attorney or accountant will:

•	directly or indirectly initiate, solicit, encourage or facilitate any inquiries, proposals or offers with respect to, or the making or completion of, an Alternative Proposal:

•
engage or participate in any negotiations concerning, or provide or cause to be provided any non-public information relating to the Company or its subsidiaries or have any discussions with any person relating to, an actual or proposed Alternative Proposal, or otherwise knowingly encourage any effort to make an Alternative Proposal:

•
approve, endorse or recommend, or propose publicly to approve any Alternative Proposal approve, endorse or recommend, or propose to approve or execute or enter into, any letter of intent, Merger Agreement, option agreement or other similar agreement relating to any Alternative Proposal; or

•	amend, terminate, waive or fail to enforce, or grant any consent under, any confidentiality, standstill or similar agreement, or resolve to propose or agree to do any of the foregoing.

Exceptions to the Non-Solicitation Provision

Notwithstanding the foregoing, prior to receipt of the stockholder approval, the Company may in response to an unsolicited Alternative Proposal which the Company’s board determines, in good faith, after consultation, may reasonably be expected to result in a Superior Proposal:

•
furnish information with respect to the Company and its subsidiaries to the person making such Alternative Proposal and its representatives pursuant to a customary confidentiality agreement no less restrictive of the other party than the Confidentiality Agreement and participate in discussions or negotiations with such person and its representatives regarding such Alternative Proposal provided that:

•	Parent is entitled to receive an executed copy of such confidentiality agreement prior to the Company furnishing information to the person making such Alternative Proposal; and

•
the Company will simultaneously provide or make available to Parent any non-public information concerning the Company that is provided to the person making such Alternative Proposal or its representatives which was not previously provided or made available to Parent.

The Company promptly (and in any event within 24 hours) will advise Parent orally and in writing of (i) any Alternative Proposal or indication with respect to or that would be expected to lead to any Alternative Proposal, (ii) any request for non-public information relating to the Company which, in the good faith judgment of the board, is reasonably likely to lead to an Alternative Proposal, (iii) the identity of the person making any such Alternative Proposal or indication or inquiry and (iv) the material terms of any such Alternative Proposal or indication or inquiry.  The Company will keep Parent reasonably informed on a current basis of the status including any change to the terms thereof of any such Alternative Proposal or indication or inquiry.

Maintain Recommendation

Except as permitted below, neither the Company’s board nor any committee thereof will (i) withdraw or modify in a manner adverse to Parent or Merger Sub, the recommendation, (ii) approve any letter of intent, agreement in principle, or similar agreement relating to any Alternative Proposal or (iii) approve or recommend, resolve to any Alternative Proposal (or publicly resolve to do any of the foregoing).

Notwithstanding the foregoing, prior to receipt of stockholder approval, the Company’s board may withdraw or modify its recommendation if the Company’s board determines in good faith, after consultation with its outside counsel and financial advisors, that the failure to undertake any of the foregoing actions would constitute a breach of its fiduciary duties under applicable law, provides Parent with advance written notice and comes to the decision to withdraw its recommendation based on the receipt of an Alternative Proposal that did not result from a breach of the board’s obligations under the Merger Agreement.

Notwithstanding the foregoing, other than in connection with the acceptance of a Superior Proposal, the Company will not waive the provisions of any takeover statutes with respect to any person other than Parent, Merger Sub, stockholders of Parent and Merger Sub and any affiliates of Parent, Merger Sub and each such stockholder.

Nothing in the Merger Agreement prohibits the Company or its board of directors from disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided that neither the Company nor the board (or any committee thereof) will be entitled to disclose a position under Rules 14d-9 or 14e-2(a) promulgated under the Exchange Act other than the Recommendation unless the board determines in good faith, after consultation with its outside counsel and financial advisors, that a failure to do so would constitute a breach of its fiduciary duties under applicable Law, provided that the Company complies with its non-solicitation covenants under the Merger Agreement.

Definitions of Alternative Proposal and Superior Proposal

As used above, “Alternative Proposal” means (i) any inquiry, proposal or offer from any person or group of persons other than Parent or one of its subsidiaries for a merger, consolidation, dissolution, recapitalization or other business combination involving the Company or any of its subsidiaries, (ii) any proposal for the issuance by the Company of over 25% of its equity securities or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 25% of the equity securities or consolidated total assets of the Company and its Subsidiaries, in each case other than the merger.

“Superior Proposal” means any written Alternative Proposal (i) on terms which the Company’s board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, to be more favorable from a financial point of view to the holders (other than those holders of Company common stock that are party to a Rollover Commitment, as defined in the Merger Agreement), and excluding consideration of any interests that any holder may have other than as a stockholder of the Company entitled to receive the merger consideration) of Company common stock than the merger, taking into account all the terms and conditions of such proposal, and the Merger Agreement (including any proposal or offer by Parent to amend the terms of the Merger Agreement during the applicable time periods specified in the Merger Agreement that the Company’s board believes is reasonably capable of being completed), taking into account all financial, regulatory, legal and other aspects of such proposal; provided that for purposes of the definition of “Superior Proposal,” the references to “25%” in “Alternative Proposal” will be deemed to be “50%”; and provided further that the Company’s board will not so determine that any such proposal is a Superior Proposal prior to the time that is 5 Business Days after the time at which the Company has complied in all respects with the merger with respect to such proposal.

Other Agreements

The Merger Agreement contains additional agreements between the parties relating to the following matters, among other things:

•	Cooperation in the preparation of this proxy statement and other filings;

•
Keeping the other party reasonably informed of any communications received from or given by such party to the SEC or any other government entity regarding the transactions contemplated by the Merger Agreement or any suits, actions or other developments involving any party relating regarding the transactions contemplated by the Merger Agreement;

•	Making certain public announcements regarding the terms of the Merger Agreement or the transactions contemplated thereby;

•	Administration and participation of the parties to the Merger Agreement in any litigation relating to the transactions contemplated in the Merger Agreement;

•
Undertaking any actions necessary to render state takeover statutes and regulation and Rule 16b-3 of the Exchange Act inapplicable to the merger and the other transactions contemplated by the Merger Agreement;

•	Purchase of share of Company common stock prior to the Effective Time; and

•	Control of the operations of the Company prior to the Effective Time.

General Efforts

Subject to the terms of the Merger Agreement, each of the parties has agreed to use its reasonable best efforts (subject to, and in accordance with, applicable law) to take promptly, or to cause to be taken, all actions, and to do promptly, or to cause to be done, and to assist and to cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the merger and the other transactions contemplated in the Merger Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals, including the company approvals and the parent approvals, from governmental entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the transactions contemplated in the Merger Agreement and (iv) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by the Merger Agreement.

Indemnification and Insurance

Under the terms of the Merger Agreement, Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions now existing in favor of the current or former directors, officers or employees of the Company or its subsidiaries will survive the merger and will continue in full force and effect for a period of four (4) years following the merger.  From and after the Effective Time, the Surviving Corporation will, to the fullest extent permitted under applicable law, indemnify and hold harmless each current and former director, or officer of the Company or any of its subsidiaries against any costs or expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred in connection with such persons serving as an officer, director or other fiduciary in the Company or any other entity if such service was at the request or for the benefit of the Company.

For a period of four (4) years from the Effective Time, Parent will maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its subsidiaries or cause the Surviving Corporation to provide substitute policies or cause the Surviving Corporation to purchase, a “tail policy,” in either case of at least the same coverage and amounts containing terms and conditions that are not less advantageous in the aggregate; provided that the aggregate costs of such insurance policies do not exceed in any one year during the tail period the cost of the aggregate annual premiums paid by the Company for such purpose during the calendar year prior to the date of the Merger Agreement plus 200%.

Obligations With Respect To Company Stockholder Meeting

Under the terms of the Merger Agreement, the Company has agreed duly call, give notice of, convene and hold a meeting of its stockholders as promptly as reasonably practicable following the mailing of the proxy statement for the purpose of obtaining the approval of the Company stockholders and except as provided in the Merger Agreement and explained above, use all reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement.

Employee Matters

Under the terms of the Merger Agreement, for a period of one (1) year following the Effective Time, Parent will provide to those employees of the Company and its subsidiaries who are actively employed immediately prior to the Effective Time annual base salary and base wages, short-term cash incentive compensation opportunities and benefits that are substantially comparable, in the aggregate, to such annual base salary and base wages, short-term cash incentive compensation opportunities and benefits provided to the Company’s employees immediately prior to the Effective Time.  In addition, each Company employee will, to the extent permitted by law and the terms of the employee benefit plans of Parent, be credited with his or her years of service with the Company and its subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company employee was entitled, before the Effective Time, to credit for such service under any similar Company benefit plan in which such employee participated or was eligible to participate prior to the Effective Time, provided that the foregoing will not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service.

Financing of the Merger

Parent estimates that the total amount of funds required to complete the merger and related transactions, including payment of fees and expenses in connection with the merger, is anticipated to be approximately $42,775,430. Parent has delivered to the Company an executed funding commitment letter (the “Equity Funding Letter”) providing that ArcLight Energy Partners Fund V, L.P. will invest in Parent, subject to the terms and conditions of the Equity Funding Letter, cash in the amount of $42,775,430 in order to finance the merger.

Conditions to the Merger

Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of each party to effect the merger are subject to the fulfillment (or waiver by all parties) at or prior to the closing of the following conditions:

•	The Merger Agreement having been approved by the holders of the of Blackwater common stock; and

•
The absence of any restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger and/or the other transactions contemplated by the Merger Agreement.

Conditions to the Company’s Obligation to Effect the Merger.  The obligation of the Company to effect the merger is further subject to the fulfillment (or waiver by the Company) of the following conditions:

•
The representations and warranties of Parent and Merger Sub in the Merger Agreement must be true and correct (disregarding any materiality or material adverse effect qualifiers) at and as of the closing date as though made at and as of the closing date, except where the failure of such representations or warranties to be so true and correct would not have, individually or in the aggregate, a material adverse effect on Parent;

•	Parent has in all material respects performed all obligations and complied with all covenants required by the Merger Agreement to be performed or complied with by it prior to the Effective Time; and

•
Parent has delivered to the Company a certificate, dated the Effective Time and signed by its chief executive officer or another senior executive officer, certifying to the effect that the conditions set forth in the Merger Agreement have been satisfied.

Conditions to Obligation of Parent and Merger Sub to Effect the Merger.  The obligation of Parent and Merger Sub to effect the merger is further subject to the fulfillment (or waiver by Parent) of the following conditions:

•
The representations and warranties of the Company found in the Merger Agreement must be true and correct in each case at and as of the closing date as though made at and as of the closing date, except where the failure of such representations or warranties to be o true and correct would not have, individually or in the aggregate, a material adverse effect on the Company;

•	The Company has in all material respects performed all obligations and complied with all covenants required by the Merger Agreement to be performed or complied with by it prior to the Effective Time;

•
The Company has delivered to Parent a certificate, dated the Effective Time and signed by its chairman of the board or another senior executive officer, certifying to the effect that the conditions set forth in the Merger Agreement have been satisfied;

•	The Company has delivered to Parent, in form and substance acceptable to Parent, a consent from JPMorgan Chase Bank (“JPMC”) to the transactions contemplated in the Merger Agreement; and

•	Since the date of the Merger Agreement there has not been a material adverse effect to the Company.

Termination of the Merger Agreement

Notwithstanding anything contained in the Merger Agreement, the Merger Agreement, may be terminated and abandoned at any time prior to the closing, whether before or after any approval by the stockholders of the Company of the matters presented in connection with the merger:

•	by the mutual written consent of the Company and Parent;

•
by either the Company or Parent, if: i) the closing has not occurred on or before November 30, 2012 and the party seeking to terminate has not breached its obligations under the Merger Agreement in any manner that proximately caused the failure to consummate the merger by the proper time; ii) an injunction, other legal restraint or order has been entered by a governmental entity permanently restraining, enjoining or otherwise prohibiting the consummation of the merger and such injunction, other legal restraint or order will have become final and non-appealable, provided that the party seeking to terminate has used its reasonable best efforts to remove such injunction, other legal restraint; or iii) the Company’s stockholder meeting has concluded without receiving approval for the Merger Agreement;

•
by the Company, if: Parent has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement which breach or failure to perform (i) would result in a failure of a closing condition and (ii) cannot be cured by the End Date, the Company has given Parent written notice of the termination, delivered at least thirty (30) days prior to such termination, and the Company is not then in material breach of its covenants under the Merger Agreement;

•
by the Company if: prior to approval of the Company’s stockholders, (A) the Company’s board has received a Superior Proposal which did not result from a breach of the Company’s non-solicitation covenants (B) in light of such Superior Proposal a majority of the disinterested directors of the Company have determined in good faith, after consultation with outside counsel and financial advisors, that withdrawal or modification of its recommendation is necessary in order to comply with its fiduciary duties under applicable law, (C) the Company has notified Parent in writing of the determinations described in clause (B) above, which notice specifies the material terms and conditions of any such Superior Proposal (including the identity of the party making such Superior Proposal), and has provided a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and other material documents, at least five Business Days following receipt by Parent of the notice referred to in clause (C) above, and taking into account any revised proposal made by Parent since receipt of the notice referred to in clause (C) above, such Superior Proposal remains a Superior Proposal and a majority of the disinterested directors of the Company has again, following good faith negotiations with Parent during such five Business Day period, made the determinations referred to in clause (B) above (D) the Company has previously paid (or concurrently pays) the termination fee and (F) the Company’s board has approved or concurrently approves, and the Company concurrently enters into, a definitive agreement providing for the implementation of such Superior Proposal; or

•
by Parent, if: (i) the Company breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (i) would result in a failure of a closing condition and (ii) cannot be cured by the End Date, provided that Parent has given the Company written notice, delivered at least thirty (30) days prior to such termination, stating Parent’s intention to terminate and the basis for such termination; provided, that Parent is not then in material breach of the Merger Agreement; ii) the Company’s board or a committee thereof withdraws, modifies or qualifies in a manner adverse to Parent or Merger Sub, or resolves or publicly proposes to do so, in a manner adverse to Parent or Merger Sub, its recommendation, fails to recommend to the Company’s stockholders that they approve, endorses or recommends, or resolves to or publicly proposes to so, any Alternative Proposal, including in any disclosure made pursuant to Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act; the Company or any of its subsidiaries or representatives materially breaches its obligations under the Merger Agreement or if the Company gives Parent the notification contemplated by the Merger Agreement; or since the date of the Merger Agreement there will have been a Company material adverse effect that cannot be cured by the End Date.

Effect of Termination

In the event of termination of the Merger Agreement, the Merger Agreement will terminate (except for the Confidentiality Agreement, and certain other provisions of the Merger Agreement), and there will be no liability on the part of the Company or Parent and Merger Sub (or any of their members, stockholders, managers, officers, directors, employees or agents) to the other except liability arising out of any willful breach of any of the representations, warranties or covenants in the Merger Agreement by the Company, any action for fraud, or as provided for in the Confidentiality Agreement, in which case, the aggrieved party will be entitled to all rights and remedies available at law or in equity (subject to any express limitations in the Merger Agreement).

Termination Fee; Expenses

In the event that:

•	the Merger Agreement is terminated by the Company, the Company will pay to Parent a termination fee of two million ($2,000,000) in cash (the “Termination Fee”); or

•
(i) an Alternative Proposal is received by the Company or publicly disclosed, (ii) the Merger Agreement is terminated by Parent or Parent has the right to terminate as a result of the breach of a an obligation or covenant of the Company under the Merger Agreement or the closing has not occurred by the End Date, and (iii) within twelve (12) months after this termination, the Company enters into an agreement in respect of any Alternative Proposal or a transaction pursuant to which any Alternative Proposal is consummated, then the Company must pay to Parent the Termination Fee;

•
the Merger Agreement is terminated by Parent as a result of a breach of the warranties or covenants of the Company under the Merger Agreement, then the Company must pay to Parent the Termination Fee; or

•
(i) an Alternative Proposal is received by the Company or publicly disclosed, (ii) the Merger Agreement is terminated by Parent or the Company, (iii) Parent establishes a breach and (iv) no Termination Fee is yet payable in respect of the breach, then the Company must pay to Parent all of the Expenses (defined below) of Parent and Merger Sub and their affiliates, and thereafter the Company is obligated to pay to Parent the Termination Fee (net of the amount of Expenses previously actually paid to Parent) in the event such fee is payable.  “Expenses” mean all out-of-pocket fees and expenses and commitment fees (including all fees and expenses of counsel, accountants, consultants, financial advisors and investment bankers of Parent and its Affiliates) incurred by Parent, Merger Sub and their affiliates or on their behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of the Merger Agreement and all other matters related to the merger; or

•
i) the Merger Agreement is terminated by the Company and ii) the Company establishes a breach on the part of Parent as provided in Article VII of the Merger Agreement, then Parent must pay to the Company a termination fee of two million ($2,000,000) in cash (the “Reverse Termination Fee”).  Notwithstanding anything in the Merger Agreement to the contrary, the Reverse Termination Fee constitutes the Company’s sole and exclusive remedy under or in respect of a termination of the Merger Agreement.

Except as set forth in Article VII of the Merger Agreement and summarized above, whether or not the merger is consummated, all costs and expenses associated with the Merger Agreement or the transaction contemplated by the Merger Agreement, will be paid by the party incurring such expenses.

Enforcement and Remedies

Pursuant to the Merger Agreement, prior to termination of the Merger Agreement, both Parent and the Company are entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically its terms exclusively in any federal or state court located in Clark County, Nevada.

The Company has agreed that, upon termination of the Merger Agreement by the Parent, the Company’s only remedies for any breach are recovery of the reverse termination fee, and the Company has waived any other claim or remedy for damages at law or in equity arising from or in connection with the Merger Agreement and has agreed that in no event will the Company seek any (i) equitable relief or equitable remedies of any kind whatsoever or (ii) money damages or any other recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages other than damages in an amount not in excess of the reverse termination fee.

Governing Law

The Merger Agreement is governed by the laws of the State of Nevada, without giving effect to any choice or conflict of law provision or rule.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF
BLACKWATER MIDSTREAM CORP.

The following table shows Blackwater Midstream Corp.’s (“Blackwater’s”) selected audited consolidated historical financial data as of and for each of the years ended March 31, 2011 and 2012 and unaudited consolidated financial data as of and for each of the three months ended June 30, 2011 and 2012 and are derived from Blackwater’s consolidated financial statements.  You should read the following data in connection with “Management’s Discussion and Analysis of Financial Condition of Results of Operations” and the consolidated financial statements and the related notes thereof set forth in Blackwater’s Annual Report on Form 10-K for the year ended March 31, 2012 and in Blackwater’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, which are incorporated by reference into this document.  See “Where You Can Find More Information” beginning on page 94.  The following information is only a summary and is not necessarily indicative of the results of the future operations of Blackwater.

	Three Months		Year	Year
	Ended		Ended	Ended
	JUNE 30,		MARCH 31,	MARCH 31,
STATEMENT OF OPERATIONS DATA:	2012	2011	2012	2011
	(Unaudited)		(Audited)	(Audited)
Revenue:
Storage	$2,113,035	$1,628,839	$7,483,073	$5,611,784
Other	605,981	700,791	2,507,538	1,291,638
Total revenue	2,719,016	2,329,630	9,990,611	6,903,422

Operating expenses	(903,620)	(747,021)	(3,304,711)	(2,547,028)
Gross margin	1,815,396	1,582,609	6,685,900	4,356,394

Selling, general and administrative expenses	(954,101)	(804,654)	(3,617,813)	(3,483,476)
Gain (loss) on disposal of assets	-	(362,110)	(362,110)	247,938
Operating income	861,295	415,845	2,705,977	1,120,856

Interest expense, net	(310,092)	(277,769)	(885,623)	(907,895)
Gain on bargain purchase of assets	-	-	970,000	100,000
Gain on extinguishment of convertible debt loans	-	1,399,940	1,399,940	-
Gain (loss) on change in fair market value of derivative liabilities	(1,001,972)	224,975	801,995	503,141
Other income	-	-	47,556	187,740
Net income	$(450,769)	$1,762,991	$5,039,845	$1,003,842

NET INCOME PER COMMON SHARE:
BASIC	$(0.01)	$0.03	$0.09	$0.02
COMMON	$(0. 05)	$(0.05)	$0.01	$0.01

Weighted average number of shares outstanding:
BASIC	56,476,186	55,165,077	55,783,597	54,616,489
AVERAGE	65,978,252	66,096,328	65,724,878	65,817,436

	JUNE 30,	MARCH 31,	MARCH 31,
BALANCE SHEET DATA:	2012	2012	2011
	(Unaudited)	(Audited)	(Audited)

Cash and current assets	$1,006,902	$1,075,563	$962,856
Property, plant, equipment, intangibles, net	18,165,853	16,520,568	13,542,885
Total assets	$19,172,755	$17,596,131	$14,505,741

Current liabilities	8,720,963	6,772,344	9,952,050
Long-term debt, less current maturities	3,295,889	3,390,868	2,934,660
Convertible debt loans, net	546,295	385,074	-
Total liabilities	$12,563,147	$10,548,286	$12,886,710

Stockholder's equity	6,609,608	7,047,845	1,619,031
Total liabilities and stockholder's equity	$19,172,755	$17,596,131	$14,505,741

RATIO OF EARNINGS TO FIXED CHARGES

Not required, as Company qualifies as a smaller reporting company.

The following sets forth certain historical data for our basic and diluted earnings per common share and book value per share for each of the periods shown.

	Three Months Ended JUNE 30,		Year Ended MARCH 31,	Year Ended MARCH 31,
COMPARATIVE PER SHARE DATA:	2012	2011	2012	2011
	(Unaudited)		(Audited)	(Audited)
Net income per share:
Basic	$(0.01)	$0.03	$0.09	$0.02
Diluted	$(0.05)	$(0.05)	$0.01	$0.01

Book value per share:
Basic (1)	$0.12		$0.13	$0.03
Diluted (2)	$0.10		$0.11	$0.02

(1)	Computed by dividing stockholders' equity at the end of such period by the weighted average number of shares of common stock outstanding.

(2)
Computed by dividing stockholders' equity at the end of such period by the weighted average number of shares of common stock outstanding plus the weighted average dilutive effect of interests in stock options and convertible debt loans for the period then ended.

CERTAIN MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

The following is a general summary of certain material U.S. federal income tax consequences to the holders of shares of Blackwater common stock upon the exchange of shares of Company common stock for cash pursuant to the merger.  The summary does not purport to be a comprehensive description of all of the tax consequences that may be relevant to a decision to dispose of shares of Company common stock in the merger, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of investors or that are generally assume to be known by investors.  This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing temporary and final (and, in certain cases, proposed) Treasury Regulations, administrative rulings, and court decisions.  All of these are subject to change (possibly on a retroactive basis).  In particular, this summary does not take into consideration potential changes in capital gains taxes in the coming tax years. Later changes in these authorities may cause the actual tax consequences to vary substantially from the consequences described below.  No attempt has been made to comment on all of the possible relevant U.S. federal income tax consequences of the merger to any particular holder of Blackwater common stock. For example, this discussion does not address the special tax rules which may apply to holders of Blackwater stock options, stock appreciation rights, restricted stock, and restricted share units, dealers in securities, mutual funds, insurance companies, tax exempt entities, foreign corporations, foreign partnerships, foreign estates or trusts, or individuals who are treated as nonresident aliens under United States tax laws.  Moreover, this discussion does not address the tax consequences to Blackwater stockholders who exercise appraisal rights.  Because each holder of Blackwater common stock may have different tax attributes, the consequences of the merger may differ for each.  This summary assumes that holders own shares of Company commons stock as capital assets.  Therefore, each Blackwater stockholder is urged to consult with his legal and tax advisors regarding the federal, state, local, or foreign tax consequences of the merger.

We have not sought and will not seek any opinion of counsel or any ruling from the Internal Revenue Service with respect to the matters discussed herein.  We urge holders of shares of Company common stock to consult their own tax advisors with respect to the specific tax consequences to them in connection with the offer and the merger in light of their own particular circumstances, including the tax consequences under state, local, foreign and other tax laws.

Characterization of the Merger

For U.S. federal income tax purposes, Merger Sub should be disregarded as a transitory entity, and the merger of Merger Sub with and into the Company should be treated as a taxable transaction to the holders of our common stock and should not be treated as a taxable transaction to the Company.

U.S. Holders

Except as otherwise set forth below, the following discussion is limited to the U.S. federal income tax consequences relevant to the beneficial owner of shares of Company common stock that is a citizen or resident of the United States, a domestic corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes), any estate (other than a foreign estate), and any trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and (ii) one or more U.S. persons have the authority to control all substantial decisions of the trust (a “U.S. Holder”).

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Company common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.  Such holders should consult their own tax advisors regarding the tax consequences of exchanging the shares of the Company common stock pursuant to the offer or pursuant to the merger.

Payments with Respect to shares of Company common stock

The exchange of shares of Company common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and a U.S. Holder who receives cash for share of Company common stock pursuant to the merger will generally recognize gain or loss, if any equal to the difference between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares of Company common stock.  Gain or loss must be determined separately for each block of shares (shares acquired in a single transaction at the same time).  Such gain or loss will be capital gain or loss and will be long term capital gain or loss is such U.S. Holder’s holding period for the shares of Company common stock is more than one hear at the time of the exchange of such holder’s shares of Company common stock for cash.  Long term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short term capital gains or ordinary income.  There are limitations on the deductibility of capital losses.  Holders of our common stock should consult their tax advisors regarding determination and allocation of their tax basis in their stock surrendered in the merger.

Backup Withholding Tax and Information Reporting

Payments made with respect to shares of Company common stock exchanged for cash in the merger may be subject to information reporting, and such payments will be subject to U.S. federal backup withholding unless the U.S. Holder (i) furnishes an accurate tax identification number or otherwise complies with applicable U.S. information reporting or certification requirements (typically, by completing and signing an IRS Form W-9) or (ii) is a corporation or other exempt recipient, and when required, demonstrates such fact.  Backup withholding is not an additional tack and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. Holder’s United States federal income tax liability, in any, provided that such U.S. Holder furnished the required information to the Internal Revenue Service in a timely manner.

Non-U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to a Non-U.S. Holder of shares of Company common stock.  “Non-U.S. Holder” means a beneficial owner, other than a partnership, of shares of Company common stock that is not a U.S. Holder.

Non-U.S. Holders should consult their own tax advisors to determine the specific U.S. federal, state, local and foreign tax consequences that may be relevant to them.

Payments with Respect to Shares of Company Common Stock

Payments made to Non-U.S. Holders with respect to shares of Company common stock exchanged for cash pursuant to the merger generally will be exempt from U.S. federal income tax, unless:

(a)
the gain on shares of Company common stock, if any, is effectively connected with the conduct by a Non-U.S. Holder or a trade or business in the United States (and, if certain income tax treaties apply, is attributable to the Non-U.S. Holder’s permanent establishment in the United States) in which event (i) the Non-U.S. Holder will be subject to U.S. federal income tax as described under “U.S. Holders,” but such Non-U.S. Holder should provide an IRS Form W-8EC1 instead of an IRS form W-9, and (ii) if the Non-U.S. Holder is a corporation, it may be subject to branch profits tax on such gain at a 30 percent rate (or such lower rate as may be specified under an applicable income tax treaty);

(b)
the Non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year and certain other conditions are met, in which event the Non-U.S. Holder will be subject to tax at a flat rate of 30 percent (or lower rate as may be established under an applicable income tax treaty) on the gain from the exchange of shares of Company Common stock net applicable U.S. losses from sales or exchanges of other capital assets recognized during the year; or

(c)	the Non-U.S. Holder is an individual subject to tax pursuant to U.S. tax rules applicable to certain expatriates.

Backup Withholding Tax and Information Reporting

In general, a Non-U.S. Holder will not be subject to backup withholding and information report with respect to a payment made with respect to shares of Company common stock exchanged for cash in the merger if the Non-U.S. Holder has provided an IRS Form W-8BEN (or an IRS Form W-8ECI if the Non-U.S. Holder’s gain is effectively connected with the conduct of a U.S. trade or business).  If shares are held through a foreign partnership or other flow-through entity. Backup withholding is not an additional tax any amounts withhold under backup withholding rules may be refunded or credited against a Non-U.S. Holder’s United Stated federal income tax liability, if any, provided that such Non-U.S. Holder furnishes the required information to the Internal Revenue Service in a timely manner.

MARKET PRICE AND DIVIDEND INFORMATION

Blackwater common stock is traded on the Over-the-Counter Bulletin Board under the symbol “BWMS.”  The Company is authorized to issue 200,000,000 shares of common stock and 20,000,000 shares of preferred stock.  As of August 20, 2012, 56,476,186 shares of common stock had been issued and were outstanding and zero shares of preferred stock had been issued.

The following table sets forth the range of high and low closing bid prices for the common stock for the fiscal quarters. The over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.

FISCAL PERIOD	HIGH	LOW	DIVIDENDS
2013
First Quarter 04-01-2012 to 06-30-2012	$0.61	$0.40	$-
Second Quarter 07-01-2011 to date of printing	$0.63	0.61	-
2012
Fourth Quarter 01-01-2012 to 03-31-2012	$0.53	$0.32	$-
Third Quarter 10-01-2011 to 12-31-2011	$0.45	$0.30	$-
Second Quarter 07-01-2011 to 09-30-2011	$0.55	$0.35	$-
First Quarter 04-01-2011 to 06-30-2011	$0.65	$0.38	$-
2011
Fourth Quarter 01-01-2011 to 03-31-2011	$0.66	$0.42	$-
Third Quarter 10-01-2010 to 12-31-2010	$0.73	$0.31	$-
Second Quarter 07-01-2010 to 09-30-2010	$0.41	$0.30	$-
First Quarter 04-01-2010 to 06-30-2010	$0.50	$0.17	$-

The Company has never paid dividends, and under the terms of the merger agreement, are prohibited from doing so.

On June 28, 2012, the last full trading day prior to the public announcement of the terms of the Merger Agreement, the reported closing sales price per common share was $0.53.  As per the terms of the Merger Agreement, upon consummation of the transaction, Blackwater stockholders will receive $0.64 per common share, a premium of 29.4% over the average closing share price of $0.49 during the last 30-days ending June 28, 2012 and a premium of 32.1% over the average closing share price of $0.48 over the three-month period ending June 28, 2012.

As of August 20, 2012, there were approximately 600 record holders of Company common stock.

COMMON STOCK TRANSACTION INFORMATION

There have been no transactions in shares of Company common stock by our directors and executive officers within the 60 days prior to the date of this proxy statement, except (a) purchases made as a matter of course by certain executive officers’ 401(k) retirement plans, and (b) on July 24, 2012, Michael Suder, CEO of the Company, acquired 41,666 shares of Company common stock by inheritance from his father, Isaac Suder.

RIGHTS OF DISSENTING STOCKHOLDERS

Shares of Company stock held by a stockholder who did not vote in favor of the merger and who has properly demanded and perfected rights dissenting stockholders pursuant to the applicable provisions of NRS Chapter 92A, will not be converted into or be exchangeable for the right to receive the Merger Consideration, but instead such holder will be entitled to payment of the fair value of such shares in accordance with the provisions of NRS Chapter 92A, unless and until such holder will have failed to perfect or will have effectively withdrawn or lost rights to receive the fair value of such shares of Company Common Stock under NRS Chapter 92A.  If any dissenting stockholder will have failed to perfect or will have effectively withdrawn or lost such right, such holder’s shares of Company Common Stock will thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration, without any interest thereon.

The relevant provisions of NRS Chapter 92A (NRS 92A.300 to 92A.500) are included as Annex C to this document.  You are encouraged to read the provisions carefully and in its entirety.

NRS Chapter 92A requires that before the vote on the Merger Agreement is taken at the Annual Meeting, any dissenting stockholder must deliver to the Company written notice of his/her intent to demand payment if the stockholders vote to approve the Merger Agreement.  Any dissenting stockholder who submits a notice of intent to dissent cannot vote any of his/her shares in favor of approval of the Merger Agreement.

If the Merger Agreement is approved at the Annual Meeting, within ten (10) days following the effective date of the merger, the Company will send written dissenters’ notice (“Notice”) containing the information required by NRS Chapter 92A, including information about where demand for payment must be sent and when and where share certificates must be deposited, if applicable, to all stockholders entitled to the rights of dissenting stockholders.

After receipt of Notice, if a stockholder chooses to proceed with the dissent, the stockholder must demand payment, certify that he, she or the beneficial owner on whose behalf he or she is dissenting, was a beneficial owner before the date required in the Notice, and deposit the certificates, if any, as provided in the Notice.  If a stockholder chooses not to proceed with the dissent, the stockholder must provide written notice by the date specified in the Notice.  Any stockholder who fails to provide such notice may not thereafter choose not to proceed without the written consent of the Company.

If the procedure set forth in NRS Chapter 92A, and highlighted above, is followed, the Company must provide fair market value for the dissenting stockholder’s shares.  Within 30 days of receiving payment, a dissenting stockholder can object to the Company’s determination of the fair market value of the dissenting stockholders shares and demand in writing an amount based on his/her estimate of the fair market value of the dissenting stockholder’s shares and the amount of interest due. If the correct amount remains unsettled, the Company must initiate judicial proceeding within 60 days of receipt of the dissenting stockholder’s demand letter.

If you desire to exercise your rights of dissenting stockholders, you must not vote for approval of the Merger Agreement and must strictly comply with the procedures set forth in NRS Chapter 92A.  Failure to take any required step in connection with the exercise of rights of dissenting stockholders will result in the termination or waiver of such rights.

Moreover, due to the complexity of the procedures for exercising the right of dissenting stockholders to seek appraisal, Company stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements that involve risks, uncertainties and assumptions.  If such risks or uncertainties materialize or such assumptions prove incorrect, the results of the Company and its subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  In many cases you can identify forward-looking statements by the use of words such as “believe,” “anticipate,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may,” “will,” and similar expression, although the absence of such words does not necessarily means that a statement is not forward looking.

You should be aware that forward-looking statements involve known and unknown risks and uncertainties.  We cannot assure you that the actual results or developments reflected in these forward-looking statements will be realized or, even if they are realized, that they will have the expected effects on the merger or on our business or operations.  These forward-looking statements speak only as of the date on which the statements were made, and we assume no obligation and do not intend to update these forward-looking statements, except as required by law.

Risks, uncertainties and assumptions include the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the possibility that various closing conditions for the merger (including the stockholder approvals) may not be satisfied or waived, the possibility that alternative acquisition proposals will or will not be made, the failure to obtain sufficient funds to close the merger, the failure of the merger to close for any other reason; the amount of fees and expenses related to the merger; the diversion of management’s attention from ongoing business concerns; the effect of the announcement of the merger on our business relationships, operating result, and business generally, including our ability to maintain key employees; the Merger Agreement’s contractual restrictions on the conduct of our business prior to completion of the merger, the possible adverse effect on our business and the price of our common stock if the merger is not completed in a timely manner or at all; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that have been or may be instituted against us and others relating to the merger and other risks that are set forth in the Company’s filings with the SEC, which are available without charge at www.sec.gov.

GENERAL

Management does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the meeting.  If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies.  Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to stockholders in connection with this solicitation.  It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at our request.  In addition to the solicitation of proxies by use of the mails, officers and regular employees of Blackwater Midstream Corp. may solicit proxies without additional compensation, by telephone or email.  We may reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals and obtaining their proxies.

A copy of our Annual Report on Form 10-K for the year ended March 31, 2012 (as filed with the SEC) including the financial statements thereto, is posted on the Company’s website at internet address: www.BlackWaterMidStream.com/proxy-materials.html.

Requests for additional copies should be directed to Donald St. Pierre, c/o Blackwater Midstream Corp., 660 LaBauve Drive, Westwego, Louisiana 70094.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors.  Stockholders wishing to communicate with the Board of Directors or any individual director must mail a communication addressed to the Board or the individual director to the Board of Directors, c/o Blackwater Midstream Corp., 660 LaBauve Drive, Westwego, Louisiana 70094.  Any such communication must state the number of shares of common stock beneficially owned by the stockholder making the communication.  All such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Company has the authority to discard the communication or take appropriate legal action regarding the communication.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act.  Blackwater’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, NE, Room 1580, Washington, D.C. 20549.  Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room.  Additionally, reports filed with the SEC including the financial statements thereto, are posted on our website at internet address: www.BlackWaterMidStream.com/proxy-materials.  Our website address is provided as an inactive textual reference only.  The information provided on the website is not part of this proxy statement, and therefore is not incorporated by reference.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specified indicated that another date applies.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.  The information incorporated by reference is considered to be part of this proxy statement.  This proxy statement and the information we later filed with the SEC may update and supersede the information incorporated by reference.  Similarly, the information we later file with SEC may update and supersede the information in this proxy statement.  We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Section 13 (a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting:

•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2012.

•	Our Quarterly Report on Form 10-Q for the quarters ended June 30, 2012, December 31, 2011, September 31, 2011 and June 30, 2011.

•	Our Current Report on Form 8-K filed July 3, 2012.

Requests for copies should be addressed to Donald St. Pierre, c/o Blackwater Midstream Corp., 660 LaBauve Drive, Westwego, LA 70094 and should be made at least five business days before the annual meeting in order to receive them before the annual meeting.

The proxy statement does not constitute an offer to see, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction.  The delivery of this proxy statement should not create an implication that there has been no change in our affairs since the date of this proxy statement or that the information herein is correct as of any later date.

You should rely only on the information contained in this proxy statement.  We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement.  Therefore, if anyone does give you information of this sort, you should not rely on it.  If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement does not extend to you.  You should not assume that the information contained in this proxy statement is accurate as of any date other than the date of this proxy statement, unless the information specifically indicates that another date applies.  The mailing of this proxy statement to our stockholders does not created any implication to the contrary.

STOCKHOLDER PROPOSALS

If the merger is not completed, the Annual Meeting of Stockholders for the fiscal year ending March 31, 2013 is expected to be held in September 2013.  Any stockholder proposal intended to be included in the Company’s proxy statement and form of proxy for presentation at the 2013 Annual Meeting of Stockholders pursuant to Rule 14a-8 (“Rule 14a-8”), as promulgated under the Securities Exchange Act of 1934, must be received by the Company not later than March 25, 2013.

Execution Version

AGREEMENT AND PLAN OF MERGER

among

Blackwater Midstream Holdings LLC

Blackwater Acquisition Sub Inc.,

and

Blackwater Midstream Corp.

Dated as of June 29, 2012

i

TABLE OF CONTENTS
(continued)

ii

TABLE OF CONTENTS
(continued)

EXHIBITS

A - Form of Voting Agreement

SCHEDULES

Company Disclosure Schedule

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of June 29, 2012 (this “Agreement”), is among Blackwater Midstream Holdings LLC, a Delaware limited liability company (“Parent”), Blackwater Acquisition Sub Inc., a Nevada close corporation managed by its stockholders (“Merger Sub”) and an indirect wholly-owned subsidiary of Parent, and Blackwater Midstream Corp., a Nevada corporation (the “Company” and, together with Parent and Merger Sub, the “Parties”).

W I T N E S S E T H :

WHEREAS, the Parties intend that Merger Sub be merged with and into the Company (the “Merger”), with the Company surviving that merger on the terms and subject to the conditions set forth in this Agreement and in accordance with Chapter 92A of the Nevada Revised Statutes (“NRS 92A”);

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into and adopt this Agreement, (ii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and thereby, including the Merger, and (iii) resolved to recommend approval of this Agreement by the stockholders of the Company;

WHEREAS, the board of directors of Parent has unanimously approved this Agreement and declared it advisable for Parent to enter into this Agreement;

WHEREAS, the sole stockholder of Merger Sub has approved and adopted this Agreement on the terms and conditions set forth herein;

WHEREAS, concurrently with the execution of this Agreement, certain members of management of the Company have entered into Rollover Commitments wherein they have committed to contribute Shares (as hereinafter defined) to Parent immediately prior to the Effective Time (as hereinafter defined) in exchange for units of Parent;

WHEREAS, concurrently with the execution of this Agreement, as a condition and inducement to Parent and Merger Sub’s willingness to enter into this Agreement, Parent and certain stockholders of the Company entered into voting agreements of even date herewith (in the form attached as Exhibit A hereto, the “Voting Agreement”) pursuant to which such stockholders agreed, subject to the terms thereof, to vote their respective Shares (as defined below) in favor of approval of this Agreement; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Merger as specified herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1            The Merger.  At the Effective Time (as hereinafter defined), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of NRS 92A, Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving company in the Merger (the “Surviving Corporation”).

Section 1.2            Closing.  The closing of the Merger (the “Closing”) shall take place at the offices of Baker Botts L.L.P., 98 San Jacinto, Suite 1500, Austin, Texas, at 10:00 a.m., local time, on a date to be specified by the parties (the “Closing Date”) which shall be no later than the fifth Business Day after the satisfaction or waiver (to the extent permitted by applicable Law (as hereinafter defined)) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as the Company and Parent may agree in writing.

Section 1.3            Effective Time.  On the Closing Date, the Company shall cause the Merger to be consummated by executing and filing articles of merger (the “Articles of Merger”) with the Secretary of State of the State of Nevada (“Nevada Secretary of State”) in accordance with and as required by NRS 92A.200.  The Merger shall become effective on such date and time as the Articles of Merger are duly filed with the Nevada Secretary of State or at such later date and time, which may not be more than 90 days after the date on which the Articles of Merger are filed, as may be agreed by Merger Sub and the Company in writing and specified in the Articles of Merger in accordance with NRS 92A (such time as the Merger becomes effective is referred to herein as the “Effective Time”).

Section 1.4            Effects of the Merger.  The Merger shall have the effects set forth in this Agreement, the Articles of Merger, and the applicable provisions of NRS 92A.

Section 1.5            Articles of Incorporation and Bylaws of the Surviving Corporation.

(a)           The articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof, hereof and applicable Law.

(b)           The bylaws of Merger Sub as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof, hereof and applicable Law, in each case consistent with the obligations set forth in Section 5.9.

Section 1.6            Directors.  From and after the Effective Time, the Surviving Corporation will be a close corporation and all affairs of the corporation shall be managed by its sole shareholder in accordance with the Surviving Corporation’s articles of incorporation and bylaws.

Section 1.7            Officers.  From and after the Effective Time, the officers of Surviving Corporation shall consist of the officers of the Company immediately prior to the Effective Time, who shall hold office until their respective successors are duly appointed and qualified, or their earlier death, resignation or removal in accordance with the Surviving Corporation’s articles of incorporation and bylaws.

ARTICLE II

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 2.1            Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:

(a)           Conversion of Company Common Stock.  Subject to Sections 2.1(b), 2.1(e) and 2.1(f), each share of common stock, par value $0.001 per share, of the Company issued and outstanding immediately prior to the Effective Time (such shares, collectively, “Company Common Stock,” and each, a “Share”), other than (i) any Shares held by any direct or indirect wholly-owned subsidiary of the Company, which Shares shall remain outstanding except that the number of such Shares shall be appropriately adjusted in the Merger (the “Remaining Shares”), (ii) any Excluded Shares (as defined, and to the extent provided in, Section 2.1(f)), shall thereupon be converted automatically into and shall thereafter represent the right to receive $0.64 in cash without any interest thereon (the “Merger Consideration”).  All Shares that have been converted into the right to receive the Merger Consideration as provided in this Section 2.1 shall be automatically cancelled and shall cease to exist, and the holders of certificates which immediately prior to the Effective Time represented such Shares shall cease to have any rights with respect to such Shares other than the right to receive the Merger Consideration.

(b)           Stock Options, Restricted Shares and Convertible Notes.

(i)        In accordance with the terms of the Company’s 2008 Equity Incentive Plan (the “Stock Purchase Plan”), each option or other award to purchase shares of Company Common Stock (each, a “Company Stock Option”) granted under the Stock Purchase Plan, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, effective immediately prior to the Effective Time, become fully vested, cancelled, and, in full consideration for such cancellation, converted into the right to receive from the Surviving Corporation an amount in cash in U.S. dollars equal to the product of (x) the total number of shares of Company Common Stock subject to such Company Stock Option and (y) the excess, if any, of the amount of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Company Stock Option (or if there is not any such excess, zero) with the aggregate amount of such payment rounded to the nearest cent (the aggregate amount of such cash hereinafter referred to as the “Option Consideration”) less such amounts as are required to be withheld or deducted under the Internal Revenue Code of 1986, as amended (the “Code”) or any provision of federal, state or local Tax Law with respect to the making of such payment.  The Surviving Corporation shall make such payment to each holder of Company Stock Options by check within three Business Days following the Effective Time.  The Company shall take all actions necessary such that, upon the occurrence of the Effective Time, all outstanding but unexercised Company Stock Options shall be cancelled and be of no further force and effect.  The Company shall deliver evidence satisfactory to Parent that all Stock Company Options have either been exercised or cancelled.

(ii)       In accordance with the terms of the Stock Purchase Plan, each award of restricted Company Common Stock (the “Restricted Shares”) shall vest in full immediately prior to the Effective Time, and be treated like a Share with the right to receive the Merger Consideration as provided in Section 2.1(a), less such amounts as are required to be withheld or deducted under the Code or any provision of federal, state or local Tax Law with respect to the making of such payment.  The Surviving Corporation shall make such payment to each holder of Restricted Shares by check within three Business Days following the Effective Time.

(iii)      Except as otherwise agreed in writing by the Company and Parent and the applicable holder thereof, all amounts outstanding at the Effective Time under the Convertible Promissory Notes dated October 15, 2009, as amended (the “2009 Notes”) and the Convertible Promissory Notes dated March 31, 2010, as amended (the “2010 Notes,” and together with the 2009 Notes, the “Notes”) shall be paid in full unless such note holder has provided written notice to the Company at least 5 Business Days prior to Closing of its intent to convert the applicable Notes immediately upon and effective as of the Effective Time into such number of shares of Company Common Stock obtained by dividing the total amount owed under each applicable Note by $0.40 pursuant to the terms of the Notes, in which case such holder shall then be entitled to receive the Merger Consideration per share of Common Stock then received (the aggregate amount of such cash hereinafter referred to as the “Note Consideration”) less such amounts as are required to be withheld or deducted under the Code or any provision of federal, state or local Tax Law with respect to the making of such payment.  If the Notes are not converted to Shares of Company Common Stock, payment of the Notes shall be made to each holder of the Notes by check or wire transfer within three Business Days following the Effective Time.

(c)           Parent and Merger Sub-Owned Shares.  Each Share that is owned, directly or indirectly, by Parent or Merger Sub immediately prior to the Effective Time (including all Shares acquired pursuant to the Rollover Commitments) or held by the Company immediately prior to the Effective Time (in each case, other than any such Shares held on behalf of third parties) (the “Cancelled Shares”) shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange for such cancellation and retirement; provided that Parent may elect for any Shares acquired pursuant to the Rollover Commitments by Parent or a subsidiary of Parent to remain outstanding, subject to appropriate adjustment, and be deemed Remaining Shares.

(d)           Conversion of Merger Sub Common Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation and in addition to the Remaining Shares, shall constitute the only outstanding shares of capital stock of the Surviving Corporation.  From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(e)           Adjustments.  If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company, or securities convertible or exchangeable into or exercisable for shares of capital stock, shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any dividend or distribution of stock, cash or property with a record date during such period, merger, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted to reflect such change; provided that nothing herein shall be construed to permit the Company to take any action with respect to its securities that is prohibited or not expressly permitted by the terms of this Agreement.

(f)           Dissenters’ Rights.  Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder who did not vote in favor of the Merger (or consent thereto in writing) and who has properly demanded and perfected dissenter’s rights pursuant to the applicable provisions of NRS 92A (the “Dissenting Stockholders”), shall not be converted into or be exchangeable for the right to receive the Merger Consideration (the ”Dissenting Shares,” and together with the Cancelled Shares, the ”Excluded Shares”), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of NRS Chapter 92A (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of NRS 92A), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to receive the fair value of such shares of Company Common Stock under NRS 92A.  If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder’s shares of Company Common Stock shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration in accordance with Section 2.1(a), without any interest thereon.  The Company and the Surviving Corporation shall give Parent (i) prompt notice of any written demands to exercise dissenter’s rights in respect of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to NRS 92A and received by the Company or the Surviving Corporation relating to dissenter’s rights held by stockholders, and (ii) Parent shall have the right to engage in and actively participate in all negotiations and proceedings with respect to any demands for fair value under NRS 92A.  Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make or agree to make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment or approval of any withdrawal of any such demands.  Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.2 to pay for shares of Company Common Stock for which dissenter’s rights have been perfected shall be returned to Parent upon demand.

Section 2.2            Exchange of Certificates.

(a)           Paying Agent.  At or essentially simultaneously with the Effective Time, Parent shall deposit, or shall cause to be deposited, with a U.S. bank or trust company reasonably acceptable to the Company that shall be appointed by Parent to act as a paying agent hereunder (the “Paying Agent”), in trust for the benefit of the holders of the Shares (including the Restricted Shares), the Company Stock Options and the Notes that have converted to Shares, cash in U.S. dollars sufficient to pay (i) the aggregate Merger Consideration in exchange for all of the Shares outstanding immediately prior to the Effective Time (other than the Excluded Shares), payable upon due surrender of the certificates that immediately prior to the Effective Time represented Shares or Restricted Shares (“Certificates”) (or effective affidavits of loss in lieu thereof) or non-certificated Shares represented by book-entry (“Book-Entry Shares”) pursuant to the provisions of this Article II and (ii) the Option Consideration payable pursuant to Section 2.1(b)(i) and (iii) the Note Consideration payable pursuant to Section 2.1(b)(iii) (such cash referred to in subsections (a)(i), (a)(ii) and (a)(iii) being hereinafter referred to as the ”Exchange Fund”).

(b)           Payment Procedures.

(i)        As soon as reasonably practicable after the Effective Time and in any event not later than five (5) Business Days following the Effective Time, the Paying Agent shall mail (x) to each holder of record of Shares whose Shares were converted into the Merger Consideration pursuant to Section 2.1, (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates (or effective affidavits of loss in lieu thereof which are reasonably acceptable to Parent) or Book-Entry Shares to the Paying Agent and shall be in such form and have such other provisions as Parent shall reasonably determine) and (B) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for the Merger Consideration and (y) to each holder of a Company Stock Option, a check in an amount due and payable to such holder pursuant to Section 2.1(b) hereof in respect of such Company Stock Option.

(ii)       Upon surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor a check in an amount equal to the product of (x) the number of Shares represented by such holder’s properly surrendered Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares multiplied by (y) the Merger Consideration.  No interest will be paid or accrued on any amount payable upon due surrender of Certificates or Book-Entry Shares.  In the event of a transfer of ownership of Shares that is not registered in the transfer or stock records of the Company, a check for any cash to be paid upon due surrender of the Certificate may be paid to such a transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer and other Taxes (as hereinafter defined) have been paid or are not applicable.

(iii)      The Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable under this Agreement to any holder of Shares or holder of Company Stock Options such amounts as are required to be withheld or deducted under the Code, or any provision of federal, state or local Tax Law with respect to the making of such payment.  To the extent that amounts are so withheld or deducted and paid over to the applicable Governmental Entity (as hereinafter defined), such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares or holder of the Company Stock Options in respect of which such deduction and withholding were made.

(c)           Closing of Transfer Books.  At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time.  If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation or Parent for transfer, they shall be cancelled and exchanged for a check in the proper amount pursuant to and subject to the requirements of this Article II.

(d)           Termination of Exchange Fund.  Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of Shares for twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any former holders of Shares who have not surrendered their Certificates or Book-Entry Shares in accordance with this Section 2.2 shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their Certificates or Book-Entry Shares.

(e)           No Liability.  Notwithstanding anything herein to the contrary, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f)           Investment of Exchange Fund.  The Paying Agent shall invest all cash included in the Exchange Fund as reasonably directed by Parent; provided, however, that any investment of such cash shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government and that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Company Stock Options pursuant to this Article II.  Any interest and other income resulting from such investments shall be paid to the Surviving Corporation pursuant to Section 2.2(d).

(g)           Lost Certificates.  In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate a check in the amount of the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration.

Section 2.3            Timing of Equity Rollover.  For the avoidance of doubt, the parties acknowledge and agree that the contribution of Shares to Parent pursuant to the Rollover Commitments shall be deemed to occur immediately prior to the Effective Time and prior to any other above-described event.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed (i) in the Company SEC Documents filed on or after June 15, 2012 (excluding any disclosures in the “Risk Factors” and “Forward Looking Statements” sections thereof or any other disclosures in the Company SEC Documents which are cautionary, predictive or forward-looking in nature), or (ii) in the disclosure schedule delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Schedule,” the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1            Qualification, Organization, Subsidiaries, etc.

(a)           Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization.  Each of the Company and its Subsidiaries has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

(b)           Each of the Company and its Subsidiaries is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect.  The organizational or governing documents of the Company and each of its Subsidiaries, as previously provided to Parent, are in full force and effect.  Neither the Company nor any Subsidiary is in violation of its organizational or governing documents.

(c)           As used in this Agreement, any reference to any fact, circumstance, event, change, effect or occurrence having a “Company Material Adverse Effect” means any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences, (x) has had or would be reasonably likely to have a material adverse effect on the assets, properties, business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (y) that would be reasonably likely to prevent or materially delay or materially impair the ability of the Company to perform its obligations hereunder or to consummate the Merger or the other transactions contemplated hereby, but, shall not include:  (a) any effect, change, event or occurrence (i) generally affecting the industry in which the Company and its Subsidiaries operate, (ii) generally affecting political conditions, the economy, or financial or capital markets, in the United States or elsewhere in the world or (iii) to the extent resulting directly from the announcement of the execution of this Agreement or the consummation of the transactions provided for herein other than for purposes of any representation or warranty in Section 3.4(b) or Section 3.4(c); (b) changes in Law or in generally accepted accounting principles or in accounting standards after the date of this Agreement; (c) acts of war (whether or not declared), terrorism or insurrection, or any escalation or worsening of any such acts of war (whether or not declared), terrorism or insurrection; (d) compliance with the terms of this Agreement; (e) in and of itself, any decline in the market price, or change in trading volume, of the capital stock of the Company (it being acknowledged that any underlying causes of any such decline or change are not excluded by this clause (e)); or (f) any failure, in and of itself, by the Company to meet any internal or public projections, forecasts, guidance or estimates of financial performance (it being acknowledged that any underlying causes of any such failure are not excluded by this clause (f)); provided, however, that any effect, change, event or occurrence referred to in clauses (a), (b) or (c) above shall not be excluded from, and shall be taken into account in determining whether there has been, a Company Material Adverse Effect, if such effect, change, event or occurrence has a disproportionately adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its Subsidiaries operate.

Section 3.2            Capital Stock.

(a)           The authorized capital stock of the Company consists of 200,000,000 shares of Company Common Stock and 20,000,000 shares of preferred stock, par value $0.001 per share (“Company Preferred Stock”).  As of March 31, 2012, (i) 56,476,186 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held in treasury, (iii)(A) 9,883,333 shares of Company Common Stock were reserved for issuance under the Company’s Stock Purchase Plan, of which 725,882 shares of Company Common Stock were subject to outstanding options issued pursuant to such plan and 8,390,442 Restricted Shares were issued and outstanding pursuant to such plan, (B) 11,877,583 shares of Company Common Stock were reserved for issuance in connection with the conversion of the Notes and (iv) no shares of Company Preferred Stock were issued or outstanding.  All outstanding shares of Company Common Stock, and all shares of Company Common Stock reserved for issuance as noted in clause (iii), when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights and issued in compliance with all applicable securities Laws.  No shares of Company Common Stock are owned by any Subsidiaries of the Company.

(b)           Except as set forth in subsection (a) above or as provided in Section 3.2(b) of the Company Disclosure Schedule, or as permitted after the date hereof by Section 5.1(b), there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock or other equity interests to which the Company or any of its Subsidiaries is a party obligating the Company or any of its Subsidiaries to (i) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, (ii) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (iii) redeem or otherwise acquire any such shares of capital stock or other equity interests (including securities or obligations convertible into or exchangeable or exercisable for any shares of capital stock) or (iv) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary.  The Company does not have any stockholder rights plan in effect.

(c)           Except for the Company Stock Options, the Restricted Shares and the Notes referred to in subsection (a) above, neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(d)           Except for the Voting Agreements, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or of which the Company is otherwise aware with respect to the voting of the capital stock or other equity interest of the Company or any of its Subsidiaries.

(e)           There are no registration rights agreements with respect to any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries (i) to which the Company is a party or (ii) of which the Company has knowledge, if the Company is not a party thereto.

Section 3.3            Subsidiaries and Joint Ventures.  Section 3.3 of the Company Disclosure Schedule lists all Subsidiaries of the Company together with the jurisdiction of organization of each such Subsidiary.  The Company does not have an interest in any Joint Venture.  Except as provided in Section 3.3 of the Company Disclosure Schedule, all the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all liens, claims, deeds of trust, options, rights of first refusal, restrictive covenants, pledges, charges, mortgages, encumbrances, adverse rights or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except for such transfer restrictions of general applicability as may be provided under applicable law, including the Securities Act of 1933, as amended , and the rules and regulations promulgated thereunder (the “Securities Act”), and the “blue sky” laws of the various States of the United States) (collectively, “Liens”).  Other than the Subsidiaries, the Company does not own, directly or indirectly, any capital stock, voting securities or equity interests in any Person.

Section 3.4            Corporate Authority Relative to This Agreement; No Violation.

(a)           The Company has the requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Company Stockholder Approval (as hereinafter defined), to consummate the transactions contemplated hereby.  The adoption, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Board and, except for (i) the Company Stockholder Approval and (ii) the filing of the Articles of Merger with the Nevada Secretary of State, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby.  The Company Board has unanimously resolved to recommend that the Company’s stockholders approve this Agreement and the transactions contemplated hereby (the “Recommendation”).  This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity, and any implied covenant of good faith and fair dealing (the “Bankruptcy and Equity Exception”).

(b)           Other than in connection with or in compliance with (i) NRS 92A and (ii) the Securities Exchange Act of 1934 (the “Exchange Act”) (collectively, the “Company Approvals”) no authorization, consent or approval of, or filing with, any United States or foreign governmental or regulatory agency, commission, court, body, entity or authority (each, a “Governmental Entity”) is necessary, under applicable Law, for the consummation by the Company of the transactions contemplated hereby, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not have, individually or in the aggregate, a Company Material Adverse Effect.

(c)           The execution and delivery by the Company of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by the Company will not, (i) except as provided in Section 3.4(c) of the Company Disclosure Schedule, result in any violation of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of termination, cancellation or acceleration of any obligation, payment of any consent or similar fee, or to the loss of any benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, Company Permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the articles of incorporation or bylaws or other equivalent organizational document, in each case as amended, of the Company or any of its Subsidiaries or (iii) conflict with or violate any applicable Laws, other than, in the case of clauses (i) and (iii), any such violation, required consent, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.5            Reports and Financial Statements.

(a)           The Company and its Subsidiaries have filed all forms, documents, statements and reports required to be filed prior to the date hereof by them with the Securities and Exchange Commission (the “SEC”) since September 1, 2008 (the forms, documents, statements and reports filed with the SEC since September 1, 2008 and those filed with the SEC subsequent to the date of this Agreement, if any, including any amendments thereto, the “Company SEC Documents”).  As of their respective dates, or, if amended, as of the date of the last such amendment prior to the date hereof, the Company SEC Documents complied, and each of the Company SEC Documents filed subsequent to the date of this Agreement will comply, in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and complied or will comply as applicable, in all material respects with the then applicable accounting standards.  None of the Company SEC Documents so filed or that will be filed subsequent to the date of this Agreement contained or will contain any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)           The financial statements (including all related notes and schedules) of the Company and its Subsidiaries included in or incorporated by reference into the Company SEC Documents fairly presented, in all material respects, the financial position of the Company and its Subsidiaries, as of the respective dates thereof, and the results of their operations and their cash flows and changes in stockholders equity for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with United States generally accepted accounting principles (“GAAP”) (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

Section 3.6            Internal Controls and Procedures.

(a)           The Company has established and maintains effective disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act.  The Company’s disclosure controls and procedures are designed to ensure that all material information required to be disclosed by the Company in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the management of the Company as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”).  The management of the Company has completed its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended March 31, 2012, and such assessment concluded that such controls were effective.  The Company has disclosed, based on its most recent evaluations, to the Company’s outside auditors and the audit committee of the Company Board (A) all significant deficiencies in the design or operation of internal controls over financial reporting and any material weaknesses, which have more than a remote chance to materially adversely affect the Company’s ability to record, process, summarize and report financial data (as defined in Rule 13a-15(f) of the Exchange Act) and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(b)           Since March 31, 2012, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries nor any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has a “significant deficiency” or “material weakness” (as such terms are defined in the Public Accounting Oversight Board’s Auditing Standard No. 2, as in effect on the date hereof), in the Company’s internal controls over financial reporting.

Section 3.7                         No Undisclosed Liabilities.  Except (i) as reflected or reserved against in the Company’s consolidated balance sheets (or the notes thereto) included in the Company SEC Documents filed at least two (2) Business Days prior to the date hereof, (ii) for liabilities and obligations arising under this Agreement and transactions contemplated by this Agreement, (iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since March 31, 2012, (iv) for liabilities or obligations under Company Material Contracts, other than in the case of material breach by the Company and (vi) for liabilities or obligations which have been discharged or paid in full in the ordinary course of business, neither the Company nor any Subsidiary of the Company has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, whether known or unknown and whether due or to become due, that would require accrual disclosure under GAAP and that would have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.8                         Absence of Certain Changes or Events.  Since March 31, 2012, (a) except as otherwise required or expressly contemplated by this Agreement, (i) the businesses of the Company and its Subsidiaries have been conducted, in all material respects, in the ordinary course of business consistent with past practice and (ii) there have not been any facts, circumstances, events, changes, effects or occurrences that have had or would have, individually or in the aggregate a Company Material Adverse Effect and (b) prior to the date hereof, neither the Company nor any of its Subsidiaries has taken or permitted to occur any action that were it to be taken from and after the date hereof would require approval of Parent pursuant to Section 5.1(b) of this Agreement.

Section 3.9                         Finders or Brokers; Transaction Fees.  Except for SunTrust Robinson Humphrey, Inc., neither the Company nor any of its Subsidiaries has engaged any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger or the other transactions contemplated hereby.  Section 3.9 of the Company Disclosure Schedule contains the Company’s good faith estimate as of the date of this Agreement of all fees, expenses or commissions that will be paid or will be payable by the Company or any of its Subsidiaries to financial, legal and other advisors for the provision of services to the Company in connection with the consummation of the transactions contemplated hereby, including litigation, if any, regarding the transactions contemplated hereby (“Transaction

Fees”).  The Company and its Subsidiaries have, prior to the date hereof, paid or committed to pay only those Transaction Fees which have been or will be incurred by the Company or by the Company’s directors in their capacity as directors, and no Transaction Fees have been paid or committed to be paid by the Company or its Subsidiaries for services rendered to other Persons.  The Company has provided to Parent a copy of its agreement regarding payment of fees and expenses to SunTrust Robinson Humphrey, Inc.

Section 3.10                         Compliance with Law; Permits.

(a)           The Company and its Subsidiaries are, and since the later of September 1, 2008 and their respective dates of formation or organization have been, in compliance with and are not in default under or in violation of any applicable federal, state, local or foreign or provincial law, statute, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement of or undertaking to or agreement with any Governmental Entity, including common law, (collectively, “Laws” and each, a “Law”), except where such non-compliance, default or violation would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b)           Neither the Company, nor any of its Subsidiaries, nor any of their Affiliates or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended or any other similar applicable foreign, federal or state law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (iii) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations, except in the case of clauses (i), (ii) or (iii) where such action, violation or noncompliance would not have, individually or in the aggregate, a Company Material Adverse Effect.

(c)           Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries are in possession of all franchises, tariffs, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Company Permits”), (ii) all Company Permits are in full force and effect, (iii) any renewal application required to keep each Company Permit in effect has been timely filed, (iv) no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, (v) the Company and its Subsidiaries are not, and since September 1, 2008 have not been, in violation or breach of, or default under, any Company Permit and (vi) no event or condition has occurred or exists which would reasonably be expected to result in a violation of, breach of or loss of a benefit under any Company Permit (in each case, with or without notice or lapse of time or both).

(d)           The representations and warranties set forth in this Section 3.8 shall not apply to Environmental Law (which is the subject of Section 3.11), ERISA (which is the subject of Section 3.12 or Laws relating to Taxes (which are the subject of Section 3.16).

Section 3.11                         Environmental Laws and Regulations.

(a)           Except as set forth on Section 3.11 of the Company’s Disclosure Schedule or as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries have conducted their respective businesses and are in compliance with all applicable Environmental Laws (as hereinafter defined), (ii) the Company and each of its Subsidiaries have obtained all licenses, permits, approvals, consents, orders, certificates, registrations and other authorizations under Environmental Laws (the ”Environmental Permits”) and each Environmental Permit is valid and in full force and effect, and any renewal application required to keep each Environmental Permit in effect has been timely filed; (iii) neither the Company nor any of its Subsidiaries is in default or breach of any Environmental Permit, and no proceeding is pending or, to the Company’s Knowledge, threatened to revoke, deny, modify, or condition any Environmental Permit or any renewal thereof, (iv) the Company and each of its Subsidiaries have timely made all filings and timely submitted all reports required under Environmental Permits or Environmental Laws, (v) there has been no Release of any Hazardous Substance by the Company or by any of its Subsidiaries, or from any properties while owned by the Company or any of its Subsidiaries or former Subsidiaries while owned by the Company, or as a result of any operations or activities of the Company or any of its Subsidiaries or former Subsidiaries while owned by the Company, in any manner or for which the Company or any of is Subsidiaries would be responsible that could reasonably be expected to give rise to any remedial obligation, corrective action requirement or other liability of any kind under applicable Environmental Laws, (vi) neither the Company nor any of its Subsidiaries has received any written notices, demand letters or written requests for information from any federal, state, local or foreign or provincial Governmental Entity asserting that the Company or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law, (vii) to the Company’s Knowledge no Hazardous Substance has been treated, stored, disposed of, Released or transported in violation of any applicable Environmental Law, or in a manner giving rise to any liability under Environmental Law, from any properties owned by the Company or any of its Subsidiaries or as a result of any operations or activities of the Company or any of its Subsidiaries, (viii) to the Company’s Knowledge no Hazardous Substance is required to be removed, encapsulated or abated and there is no other remedial obligation, corrective action requirement or other liability of any kind under applicable Environmental Laws at any properties owned by the Company or any of its Subsidiaries, (ix) neither the Company, its Subsidiaries nor any of their respective properties are, or, to the Knowledge of the Company, are threatened to become, subject to any liabilities relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or written claim asserted or arising under any Environmental Law, (x) neither the Company nor any of its Subsidiaries has retained or assumed, either contractually or by operation of law, any liability or obligation that could reasonably be expected to have formed the basis of any claim against the Company or any of its Subsidiaries and (xi) the Company has delivered to Parent and Merger Sub true and complete copies of all environmental audits, evaluations, assessments, studies or tests of which it is aware and any other material information in the possession of or reasonably available to the Company or its Subsidiaries regarding the environmental condition or compliance (or noncompliance) status of the Company and any its Subsidiaries.

(b)           As used herein, “Environmental Law” means any Law relating to (i) the protection, preservation or restoration of the environment or the protection of the public health and safety (including, without limitation, air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as in effect at the date hereof.

(c)           As used herein, “Hazardous Substance” means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law.  Hazardous Substance includes any substance to which exposure is regulated by any Governmental Entity or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls.

(d)           As used herein, “Release” means any spill, effluent, emission, leaking, pumping, pouring, emptying, escaping, dumping, injection, deposit, disposal, discharge, dispersal, leaching, abandoning, adding, or migration of any Hazardous Substance into the indoor or outdoor environment, or into or out of any property or facility.

Section 3.12                         Employee Benefit Plans.

(a)           Section 3.12(a) of the Company Disclosure Schedule sets forth a complete list of all “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), and all other compensation and employee benefit plans, programs, policies, agreements or other arrangements, whether or not subject to ERISA and whether written or unwritten or insured or self-insured, providing cash- or equity-based incentives, health, medical, dental, disability, accident or life insurance benefits or vacation, severance, retirement, pension, deferred compensation, change in control, savings benefits or any other benefits, that are (i) established, sponsored, maintained or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company, any of its Subsidiaries or any entity that would be deemed a “single employer” with the Company or any Company Subsidiary under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA (each, an “ERISA Affiliate”) for the benefit of current or former employees, officers, directors or consultants of the Company or any of its Subsidiaries or their beneficiaries, or (ii) with respect to which the Company, any Company Subsidiary or any ERISA Affiliate has or has had any obligation on behalf of any such employee, officer, director, stockholder or other service provider or beneficiary or (iii) all employee and consultant agreements providing compensation, vacation, severance, change in control or other benefits to any current or former officer, employee or consultant of the Company or any of its Subsidiaries (each a “Company Benefit Plan,” and collectively, the “Company Benefit Plans”).  In addition, Section 3.12(a) of the Company Disclosure Schedule sets forth the following information with respect to the outstanding Restricted Shares and Company Stock Options: (i) the equity plan pursuant to which such Company Stock Option was granted; (ii) the name or identification number of the holder; (iii) the number of shares of Company Common Stock subject to such Company Stock Option; (iv) the exercise price of such Company Stock Option; (v) the fair market value of the Common Stock on the date of the grant; (vi) the date on which such Company Stock Option was granted; (vii) whether the Company Stock Option is intended to qualify as an “incentive stock option” under Section 422 of the Code; (viii) the applicable vesting schedule, (ix) the extent to which such Company Stock Option is vested and exercisable; (x) the expiration date; (xi) the status of the holder of the Company Stock Option as either an employee, consultant or director; and (xii) whether any circumstances exist with respect to such Company Stock Option (and if so, a description of such circumstances) that would require its material terms to be amended in order to be exempt from the provisions of Section 409A of the Code.  The Company has not ever granted stock options, stock purchase rights, or other forms of equity compensation awards pursuant to any equity compensation plan other than the Stock Purchase Plan.  The Company has provided Parent with accurate and complete copies of the forms of all agreements evidencing such awards.  Each grant of a Company Stock Option was duly authorized by all necessary corporate action no later than the date on which the grant of such Company Stock Option was by its terms to be effective.  The per share exercise price of each Company Stock Option was equal to or greater than the fair market value of a share of Company Common Stock on the applicable grant date.  The Company has not knowingly granted, and there is no and has been no Company policy or intentional practice to grant, Company Stock Options prior to, or otherwise intentionally coordinate the grant of Company Stock Options with, the release of material information regarding the Company or its Subsidiaries.

(b)           No action, dispute, suit, claim, arbitration, or legal, administrative or other proceeding or governmental action (other than claims for benefits in the ordinary course) is pending or, to the Knowledge of the Company, threatened (i) with respect to any Company Benefit Plan by any current or former employee, officer or director of the Company or any of its Subsidiaries, (ii) alleging any breach of the material terms of any Company Benefit Plan or any fiduciary duties or (iii) with respect to any violation of any applicable Law with respect to such Company Benefit Plan.  No event has occurred and, to the Knowledge of the Company, except as would not reasonably be expected to result in material liability to the Company and its Subsidiaries taken as a whole, no condition exists that would, either directly or by reason of the Company’s or any Subsidiary’s affiliation with any of their ERISA Affiliates, subject the Company or any of its Subsidiaries to any tax, fine, lien, penalty or other liability imposed by ERISA or, with respect to each Company Benefit Plan, the Code or other applicable Laws.

(c)           Each Company Benefit Plan has been established, maintained and administered in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto, except for such non-compliance which would not reasonably be expected to result in material liability to the Company and its Subsidiaries taken as a whole.  Each Company Benefit Plan intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the United States Internal Revenue Service that has not been revoked and to the Knowledge of the Company, no fact or event has occurred that would reasonably be expected to affect adversely the qualified status of any such Company Benefit Plan.  All contributions required to be made by the Company or any of its Subsidiaries or any of their respective ERISA Affiliates to any Company Benefit Plan and all

premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period have been timely made or paid in full.

(d)           None of the Company Benefit Plans is, or has ever been, subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code.  None of the Company, any Company Subsidiary, any ERISA Affiliate or any of their respective predecessors has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in or in any way, directly or indirectly, has any liability with respect to any plan, program or arrangement that is subject to Section 412 or 4971 of the Code, Section 302 of ERISA or Title IV of ERISA, including, without limitation, any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code) or any “single-employer plan” (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063, 4064 or 4069 of ERISA.

(e)           Except as disclosed in Section 3.12(e) of the Company Disclosure Schedule, the execution of this Agreement or consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (whether contingent or otherwise), (i) entitle any current or former director, employee, independent contractor, consultant or officer of the Company or any of its Subsidiaries to severance pay, retention bonuses, parachute payments, non-competition payments, unemployment compensation or any other payment, compensation or benefit except as expressly provided in this Agreement or as required by applicable Law, (ii) accelerate the time of payment or vesting, result in any funding, or increase the amount of any payment, compensation or benefit due any such director, employee, independent contractor, consultant or officer, except as expressly provided in this Agreement, or (iii) result in any forgiveness of indebtedness or obligation to fund benefits with respect to any such employee, director, independent contractor, consultant or officer, (iv) result in any limitation or restriction on the right of the Company or any of its Subsidiaries to merge, amend or terminate any Company Benefit Plan, (v) result in any new or increased contribution required to be made to any Company Benefit Plan or (vi) provide for any director, officer, employee or service provider to be entitled to a gross-up, make whole or other payment as a result of the imposition of taxes under Section 280G, 4999 or 409A of the Code pursuant to any agreement or arrangement with the Company or any of its Subsidiaries.  No payment or benefit which has been, will be or may be made by the Company or any of its Subsidiaries with respect to any present or former employee in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement could result in any “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code or nondeductibility under Section 162(m) of the Code.

(f)           Except as would not reasonably be expected to result in material liability to the Company and its Subsidiaries taken as a whole, all Company Benefit Plans subject to the Law of any jurisdiction outside of the United States (i) have been established and maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment, meet all necessary requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions and in accordance with applicable Law.

(g)           The date of grant of each Company Stock Option reflected on the books and records of the Company and used in determining the accounting charge, if any, in respect of such Company Stock Option is the actual date on which such Company Stock Option was granted.  Except as disclosed in Section 3.12(g) of the Company Disclosure Schedule, there is no internal or external investigation ongoing or completed the subject of which was wholly or partially the determination of the proper grant date of Company Stock Options.  For purposes of this Section 3.10(g), the term “Company Stock Option” includes each stock option which would be a Company Stock Option but for the fact that it was exercised prior to the date of this Agreement.

(h)           With respect to each Company Benefit Plan, the Company has provided to Parent a true, correct and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) the most recent documents constituting the Company Benefit Plan and all amendments thereto, (ii) any related trust agreement or other funding instrument, (iii) the most recent Internal Revenue Service (“IRS”) determination or opinion letter, (iv) the most recent summary plan description, summary of material modifications and all other written communications (or a description of all oral communications) by the Company or any of its Subsidiaries to their respective employees concerning the extent of the benefits provided under the Company Benefit Plan, (v) a summary of any proposed amendments or changes anticipated to be made to the Company Benefit Plan, (vi) for the two most recent years (A) Forms 5500 and attached schedules, (B) audited financial statements, and (C) actuarial valuation reports, and (vii) for the last three years, all correspondence with any governmental authority regarding the operation or the administration of the Company Benefit Plan, including filings under the IRS’ Employee Plans Compliance Resolution System Program or any of its predecessors or the Department of Labor’s Delinquent Filer Program or Voluntary Fiduciary Correction Program.

(i)           Neither the Company nor any of its Subsidiaries or ERISA Affiliates has any liability with respect to an obligation to provide health or other non-pension benefits to any Person beyond their retirement or other termination of service other than coverage mandated by Section 4980B of the Code or state Law.

Section 3.13                         Interested Party Transactions.  Except for employment Contracts entered into in the ordinary course of business consistent with past practice and filed as an exhibit to or incorporated by reference in a Company SEC Document filed prior to the date hereof or Company Benefit Plans, Section 3.13 of the Company Disclosure Schedule sets forth a correct and complete list of the contracts, arrangements that are in existence as of the date of this Agreement or transactions under which the Company or any of its Subsidiaries has any existing or future liabilities (an “Affiliate Transaction”), between the Company or any of its Subsidiaries, on the one hand, and, on the other hand, any (A) present or former officer or director of either the Company or any of its Subsidiaries or any of such officer’s or director’s immediate family members, (B) record or beneficial owner of more than 5% of the Shares as of the date hereof, or (C) any Affiliate of any such officer, director or owner (other than the Company or any of its Subsidiaries).  The Parent has been provided correct and complete copies of each Contract or other relevant documentation (including any amendments or modifications thereto) providing for each Affiliate Transaction.  All Affiliate Transactions have been and are being conducted on an arm’s length basis.

Section 3.14                         Investigations; Litigation.  There are no (i) investigations or proceedings pending (or, to the Knowledge of the Company, threatened) by any Governmental Entity with respect to the Company or any of its Subsidiaries or (ii) actions, suits, inquiries, investigations or proceedings pending (or, to the Knowledge of the Company, threatened) against or affecting the Company or any of its Subsidiaries, or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of, or before, any Governmental Entity against the Company or any of its Subsidiaries, in each case of clause (i) or (ii), which would have (if adversely determined), individually or in the aggregate, a Company Material Adverse Effect.

Section 3.15                         Proxy Statement; Other Information.  None of the information contained in the Proxy Statement (as hereinafter defined) will at the time of the mailing of the Proxy Statement to the stockholders of the Company, at the time of the Company Meeting (as such Proxy Statement shall have been amended or supplemented as of the date of the Company Meeting), and at the time of any amendments thereof or supplements thereto will, at the time of its filing with the SEC, and at the time of any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Proxy Statement will comply as to form in all material respects with the Exchange Act, except that no representation is made by the Company with respect to information supplied by or on behalf of Parent or any of its Affiliates (other than the Company and its Subsidiaries).  The letter to stockholders, notice of meeting, proxy statement and forms of proxy to be distributed to stockholders in connection with the Merger to be filed with the SEC, and any related schedules or other documents required to be filed with the SEC, in connection with seeking the approval of this Agreement are collectively referred to herein as the ”Proxy Statement.”

Section 3.16                         Tax Matters.

(a)           Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries have prepared and timely filed (taking into account any valid extension of time within which to file) all Tax Returns required to be filed by any of them and all such Tax Returns are complete and accurate, (ii) the Company and each of its Subsidiaries have timely paid all Taxes that are required to be paid by any of them (whether or not shown on any Tax Return), except with respect to matters contested in good faith and for which adequate reserves have been established on the financial statements of the Company and its Subsidiaries in accordance with GAAP, (iii)  all assessments for Taxes due with respect to completed and settled examinations or any concluded litigation have been fully paid, (iv) there are no audits, examinations, investigations or other proceedings pending or threatened in writing in respect of Taxes or Tax matters of the Company or any of its Subsidiaries, (v) there are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than statutory Liens for Taxes not yet due and payable, (vi) none of the Company or any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law) (A) occurring during the two-year period ending on the date hereof, or (B) that otherwise constitutes part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the

Merger, (vii) the Company and each of its Subsidiaries has timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, stockholder or other third party and is in compliance with all applicable rules and regulations regarding the solicitation, collection and maintenance of any forms, certifications and other information required in connection therewith, (viii) none of the Company or any of its Subsidiaries has been a party to any “reportable transaction” within the meaning of Treasury Regulation 1.6011-4(b)(1), (ix) neither the Company nor any of its Subsidiaries is a party to any agreement or arrangement relating to the apportionment, sharing, assignment or allocation of any Tax or Tax asset (other than an agreement or arrangement solely among members of a group the common parent of which is the Company) or has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any predecessor or successor thereof or any analogous or similar provision of Law), by contract, agreement or otherwise, (x) no waivers or extensions of any statute of limitations have been granted or requested with respect to any Taxes of the Company or any of its Subsidiaries, (xi) no issue has been raised in writing by a taxing authority in any prior examination of the Company or any of its Subsidiaries which, by application of the same or similar principles, could reasonably be expected to result in a deficiency for any subsequent taxable period, (xii) no claim has been in writing made by a taxing authority in a jurisdiction where either the Company or any of its Subsidiaries does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction, and (xiii) neither the Company nor any of its Subsidiaries (A) is subject to any private letter ruling of the IRS or comparable rulings of any taxing authority with respect to income Taxes or (B) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law, in each case, within the preceding three taxable years or that may otherwise be in effect at any time after the Effective Time of the Merger with respect to income Taxes.

(b)           As used in this Agreement, (i) ”Tax” or “Taxes” means (A) any and all federal, state, local or foreign or provincial taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, including any and all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Entity in connection with respect thereto, and (B) any liability in respect of any items described in clause (A) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision of Law) or otherwise, and (ii) ”Tax Return” means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

Section 3.17                         Labor Matters

(a)           Except for such matters which would not have individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has received written notice during the past two years of the intent of any Governmental Entity responsible for the enforcement of labor, employment, occupational health and safety or workplace safety and insurance/workers compensation laws to conduct an investigation of the Company or any of its Subsidiaries and, to the Knowledge of the Company, no such investigation is in progress.  Except for such matters which would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no (and have not been during the two year period preceding the date hereof) strikes or lockouts with respect to any employees of the Company or any of its Subsidiaries (“Employees”), (ii) to the Knowledge of the Company, there is no (and has not been during the two year period preceding the date hereof) union organizing effort pending or threatened against the Company or any of its Subsidiaries, (iii) there is no (and has not been during the two year period preceding the date hereof) unfair labor practice, labor dispute or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, (iv) there is no (and has not been during the two year period preceding the date hereof) slowdown or work stoppage in effect or, to the Knowledge of the Company, threatened with respect to Employees and (v) the Company and its Subsidiaries are in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours and unfair labor practices.  Neither the Company nor any of its Subsidiaries has any liabilities under the Worker Adjustment and Retraining Act and the regulations promulgated thereunder (the “WARN Act”) or any similar state or local law as a result of any action taken by the Company that would have, individually or in the aggregate, a Company Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreements.

(b)           Except as would not have, individually or in the aggregate a Company Material Adverse Effect, all individuals that have been or that are classified by the Company as independent contractors, including without limitation drivers, have been and are correctly so classified, and none of such individuals could reasonably be classified as an employee of the Company.

Section 3.18                         Intellectual Property.  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, either the Company or a Subsidiary of the Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, registered and unregistered copyrights, patents or applications and registrations, domain names, Internet addresses and other computer identifiers, web sites and web pages, computer software programs, including all source code, object code, specifications, databases and related documentation, trade secrets, know-how, customer information, confidential business information and technical information, and all licenses, distribution agreements and covenants not to sue relating to the foregoing used in their respective businesses as currently conducted (collectively, the “Intellectual Property”) free and clear of all Liens.  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no pending or, to the Knowledge of the Company, threatened claims by any person alleging infringement by the Company or any of its Subsidiaries or with regard to the ownership, validity or use of any Intellectual Property of the Company, (ii) the conduct of the business of the Company and its Subsidiaries does not infringe any intellectual property rights of any person, (iii) neither the Company nor any of its Subsidiaries has made any claim of a violation or infringement by others of its rights to or in connection with the Intellectual Property of the Company or any of its Subsidiaries, and (iv) no person is infringing any Intellectual Property of the Company or any of

its Subsidiaries.  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (a) all registrations and applications for patents, trademarks, copyrights and domain names owned or controlled by the Company or any of its Subsidiaries require no action within 90 days after Closing to maintain same, and to the knowledge of the Company, are subsisting, valid and enforceable, and (b) the Company and its Subsidiaries have taken all reasonable actions to protect their Intellectual Property (including trade secrets and confidential information), and require all persons who create or contribute to material Intellectual Property to assign all of their rights to the Company or such Subsidiary.  To the Knowledge of the Company, no software necessary to the conduct of the Company or any of its Subsidiaries contains any material software defect or any virus, Trojan horse, worm or other malicious code designed to permit unauthorized access to, or to disable, erase or otherwise harm, any computer, systems or material software.  To the Knowledge of the Company, upon the consummation of the transactions contemplated herein, the Company shall own or have the right to use all Intellectual Property on the same terms and conditions as the Company and its Subsidiaries enjoyed prior to such transaction.

Section 3.19                         Property.  The real property set forth on Section 3.19 of the Company Disclosure Schedule constitutes all material real property (including all buildings, fixtures and other improvements thereto) used by Company or a Subsidiary of the Company, in each case, such as are necessary to permit the Company and its Subsidiaries to conduct their respective businesses as currently conducted and all such property has been maintained, repaired and replaced in the ordinary course of business and is in reasonably good repair and condition (ordinary wear and tear excepted).  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company or a Subsidiary of the Company owns and has marketable title to all of its owned real property and good title to all its personal property and has valid leasehold interests in all of its leased properties free and clear of all Liens (except in all cases for Liens permissible under any applicable loan agreements and for title exceptions, defects, encumbrances, and other matters, whether or not of record, which in the aggregate do not materially affect the value of the property or the continued use of the property for the purposes for which the property is currently being used by the Company or a Subsidiary of the Company).  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, all leases under which the Company or any of its Subsidiaries lease any real or personal property are valid and effective against the Company or any of its Subsidiaries and, to the Company’s Knowledge, the counterparties thereto, in accordance with their respective terms, and there is not, under any of such leases, any existing default by the Company or any of its Subsidiaries or, to the Company’s Knowledge, the counterparties thereto, or event which, with notice or lapse of time or both, would become a default by the Company or any of its Subsidiaries or, to the Company’s Knowledge, the counterparties thereto.  The representations and warranties set forth in this Section 3.19 shall not apply to Intellectual Property, which is the subject of Section 3.18.

Section 3.20                         Insurance.  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries maintain, or are entitled to the benefits of, insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses as set forth on Section 3.20 of the Company Disclosure Schedule.  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, none of the

Company or its Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is in breach or default under, or has taken any action which could permit termination or material modification of, any material insurance policies, and (ii) no notice in writing of cancellation or termination has been received with respect to any material insurance policy and no such policy shall terminate or give rise to a right of cancellation by reason of the execution, delivery and performance of this Agreement.

Section 3.21                         Opinion of Financial Advisor.  The Company Board has received the opinion of SunTrust Robinson Humphrey, Inc., dated as of the date the Company Board approved this Agreement, to the effect that, as of such date, and subject to the assumptions, qualifications and limitations and other matters set forth in such opinion, the Merger Consideration to be received by the holders of the Company Common Stock (other than those that are parties to a Rollover Commitment, Parent and their respective Affiliates) is fair, from a financial point of view, to such holders.  The Company will provide Parent (solely for informational purposes) a true, correct and complete copy of such opinion promptly following receipt thereof.

Section 3.22                         Required Vote of the Company Stockholders.  The affirmative vote of the holders of outstanding shares of Company Common Stock, voting together as a single class, representing at least a majority of all the votes entitled to be cast thereupon by holders of Company Common Stock, is the only vote of holders of securities of the Company which is required to approve this Agreement, the Merger and the other transactions contemplated hereby (the “Company Stockholder Approval”).

Section 3.23                         Material Contracts.

(a)           As of the date of this Agreement, except for this Agreement, the Company Benefit Plans, Contracts filed with the SEC prior to the date hereof or as set forth on Section 3.2(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by, as of the date hereof, any Contract (whether written or oral) which is (i) a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) a loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, contract, lease, license or other binding commitment (other than those between the Company and its Subsidiaries) relating to indebtedness or other obligation to make payment in an amount in excess of $100,000 individually, (iii) a contract, which to the Knowledge of the Company purports to materially limit the right of the Company or any of its Affiliates to engage or compete in any line of business in which the Company or its Subsidiaries is engaged or to compete with any person or operate in any location, (iv) a contract that creates a partnership or joint venture or similar arrangement with respect to any significant portion of the business of the Company or its Subsidiaries taken as a whole, (v) settlement or similar agreement with any governmental entity or order or consent of a governmental entity to which the Company or any of its Subsidiaries is subject involving future performance by the Company or any of its Subsidiaries which is material to the Company and any of its Subsidiaries taken as a whole (all contracts of the type described in this Section 3.23(a), together with all Contracts with transportation suppliers and any revenue generating Contracts with customers of the Company (which supplier and customer Contracts are set forth in Section 3.23 of the Company Disclosure Schedule (the “Material Customer/Supplier Contracts”)), being referred to herein as “Company Material Contracts”).

(b)           Other than as a result of the expiration or termination of any Company Material Contract in accordance with its terms and except as would not have, either individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Material Contract is valid and binding on the Company and any of its Subsidiaries that is a party thereto, as applicable, and in full force and effect, (ii) the Company and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Company Material Contract, and (iii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a material default on the part of the Company or any of its Subsidiaries or their counterparties under any such Company Material Contract.  Since December 31, 2011, other than as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its subsidiaries has received any written notice that any counterparty to a Material Customer/Supplier Contract (i) has reduced or will reduce the use of products or services of the Company or any of its Subsidiaries, or (ii) has sought to terminate or amend the terms of a Material Customer/Supplier Contract, including in each case as a result of the Agreement or the transactions contemplated hereby.

Section 3.24                         State Takeover Statutes.  The Company has taken all actions necessary for purposes of (i) the “combinations with interested stockholders” statutes set forth in NRS 78.411-78.444, or (ii) the “acquisition of controlling interest” statutes set forth in NRS 78.378-78.3793 (collectively, the ”Takeover Statutes”) to ensure that the restrictions of the Takeover Statutes are not applicable to the Merger, the Voting Agreement, the Rollover Commitments or other transactions contemplated hereby, and no other “fair price,” “moratorium,” “control share acquisition” or other similar antitakeover statute or regulation enacted under state or federal laws in the United States is applicable to the Company with respect to the Merger, the Voting Agreement, the Rollover Commitments or other transactions contemplated hereby.

Section 3.25                         No Other Representations or Warranties..  Except for the representations and warranties made by the Company in this Agreement or the schedules hereto or the certificates delivered pursuant hereto, neither the Company nor any other Person makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Parent or any of its Affiliates or representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and each of Parent and Merger Sub acknowledge the foregoing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the disclosure schedule delivered by Parent to the Company immediately prior to the execution of this Agreement (the “Parent Disclosure Schedule”), Parent and Merger Sub represent and warrant to the Company as follows:

Section 4.1                         Qualification; Organization.

(a)           Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization.  Each of Parent and Merger Sub has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

(b)           Each of Parent and Merger Sub is qualified to do business and is in good standing as a foreign business entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, prevent or materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated hereby (a “Parent Material Adverse Effect”).  The organizational or governing documents of Parent and Merger Sub, as previously provided to the Company, are true, complete and correct copies of such documents as in effect as of the date of this Agreement and are in full force and effect.  Neither Parent nor Merger Sub is in violation of its organizational or governing documents.

Section 4.2                         Corporate Authority Relative to This Agreement; No Violation.

(a)           Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)           Other than in connection with or in compliance with (i) the provisions of NRS 92A and (ii) the Exchange Act (collectively, the “Parent Approvals”), no authorization, consent or approval of, or filing with, any Governmental Entity is necessary for the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, that, if not obtained or made, would not have, individually or in the aggregate, a Parent Material Adverse Effect.

(c)           The execution and delivery by Parent and Merger Sub of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by Parent and Merger Sub will not (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon Parent or any of its Subsidiaries or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the certificate of incorporation or by-laws or other equivalent organizational document, in each case as amended, of Parent or any of its Subsidiaries or (iii) assuming that the consents and approvals referred to in Section 4.2(b) are duly obtained, conflict with or violate any applicable Laws, other than, in the case of clauses (i) and (iii), any such violation, required consent, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.3                         Proxy Statement; Other Information.  None of the information supplied or to be supplied in writing by or on behalf of Parent or any of its Affiliates (other than the Company and its Subsidiaries) for inclusion or incorporation by reference in the Proxy Statement will at the time of the mailing of the Proxy Statement to the stockholders of the Company, at the time of the Company Meeting, and at the time of any amendments thereof or supplements thereto contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.4                         Financing.  Parent has delivered to the Company a true, correct and complete copy, as of the date of this Agreement, of an executed funding commitment letter (the “Equity Funding Letter”) from ArcLight Energy Partners Fund V, L.P. to invest in Parent, subject to the terms and conditions therein, cash in the aggregate amount set forth therein (being collectively referred to as the “Financing”).  As of the date hereof, the Equity Funding Letter has not been amended or modified, no such amendment or modification is contemplated, and the respective obligations and commitments contained in such letter have not been withdrawn or rescinded in any respect.  There are no side letters or other agreements, Contracts or arrangements to which Parent or any of its Affiliates is a party related to the funding or investing, as applicable, of the full amount of the Financing other than as expressly set forth in the Equity Funding Letter, the Rollover Commitments and any other customary engagement letter and non-disclosure agreements that do not impact the conditionality or amount of the Financing.  Assuming (i) the Financing is funded in accordance with the Equity Funding Letter, (ii) certain members of management of the Company comply with their Rollover Commitments, (iii) the accuracy of the representations and warranties set forth in Article III and (iv) performance by the Company of its obligations under Section 5.1, as of the date hereof, the net proceeds contemplated by the Equity Funding Letter will be sufficient for Merger Sub and the Surviving Corporation to pay the aggregate Merger Consideration, Option Consideration and Note Consideration.  The Equity Funding Letter is in full force and effect as of the date hereof.  As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of Parent or Merger Sub or, to the knowledge of Parent, any other parties thereto, under the Equity Funding Letter.  As of the date of this Agreement, Parent does not have any reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be available to Parent or Merger Sub on the date of the Closing; provided that Parent is not making any representation regarding the accuracy of the representations and warranties set forth in Article III, compliance by the Company of its obligations hereunder or compliance by the members of management with their Rollover Commitments.  The Equity Funding Letter contains all of the material conditions precedent to the obligations of the parties thereunder to make Financing available to Parent on the terms therein.

Section 4.5                         Solvency.  Assuming (a) satisfaction of the conditions to Parent’s obligation to consummate the Merger, and after giving effect to the transactions contemplated by this Agreement, including the Financing and the payment of the aggregate Merger Consideration, Option Consideration and Note Consideration (b) the accuracy of the representations and warranties of the Company set forth herein, (c) any estimates, projections or forecasts of the Company and its Subsidiaries have been prepared in good faith based upon assumptions that were and continue to be reasonable, (d) payment of all amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement, and (e) payment of all related fees and expenses, each of Parent and the Surviving Corporation will be Solvent as of the Effective Time and immediately after the consummation of the transactions contemplated by this Agreement.  For the purposes of this Agreement, the term “Solvent” when used with respect to any Person, means that, as of any date of determination (a) the amount of the “fair saleable value” of the assets of such Person and its Subsidiaries on a consolidated basis will, as of such date, exceed (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person and its Subsidiaries on a consolidated basis will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

Section 4.6                         Ownership and Operations of Merger Sub.  As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 10,000 shares of common stock, par value $0.001 per share, all of which are validly issued and outstanding.  All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned directly or indirectly by Parent.  Merger Sub has not conducted any business other than incident to its formation and pursuant to this Agreement, the Merger and the other transactions contemplated hereby.

Section 4.7                         Finders or Brokers.  Neither Parent nor Merger Sub has engaged any investment banker, broker or finder in connection with the transactions contemplated by this Agreement.

Section 4.8                         Ownership of Shares.  Immediately prior to the date of this Agreement, none of Parent, Merger Sub or their controlled affiliates owns (directly or indirectly, beneficially or of record) any Shares and none of Parent, Merger Sub or their controlled affiliates holds any rights to acquire or vote any Shares except pursuant to this Agreement.  Immediately prior to the Effective Time, Parent or Merger Sub will own only those Shares subject to the Rollover Commitments.

Section 4.9                         Litigation.  As of the date hereof, there are no suits, claims, actions, proceedings, arbitrations, mediations or investigations pending or to the Knowledge of Parent, threatened against Parent or Merger Sub which seeks to, or would reasonably be expected to prevent or materially impair or delay the consummation of the Merger or any of the other transactions provided for herein.

Section 4.10                       No Additional Representations.  Except for the representations and warranties made by Parent and Merger Sub in this Agreement or any other agreement contemplated hereby, neither Parent, Merger Sub nor any other Person makes any express or implied representation or warranty with respect to Parent or Merger Sub, or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement, any other agreement contemplated hereby or the transactions contemplated hereby and thereby, and Parent and Merger Sub hereby disclaim any such other representations and warranties.

Section 4.11                       Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans.  In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive separately from this Agreement and the schedules hereto from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which Parent and Merger Sub are familiar, that except to the extent, if any, covered by a representation or warranty in this Agreement, Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that except to the extent, if any, covered by a representation or warranty in this Agreement, Parent and Merger Sub will have no claim against the Company or any of its Subsidiaries, or any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or Representatives, with respect thereto.

ARTICLE V

COVENANTS AND AGREEMENTS

Section 5.1                         Conduct of Business by the Company and Parent.

(a)           From and after the date hereof and prior to the Closing or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 (the “Termination Date”), and except (i) as may be required by applicable Law, (ii) with the prior written consent of Parent, (iii) as expressly contemplated or expressly permitted by this Agreement or (iv) as disclosed in Section 5.1 of the Company Disclosure Schedule, the Company shall, and shall cause each of its Subsidiaries to (i) conduct its business in all material respects in the ordinary course consistent with past practices, (ii) use commercially reasonable best efforts to maintain and preserve intact its business organization and business relationships and to retain the services of its key officers and key employees, and (iii) take no action which would adversely affect or delay the ability of any of the parties hereto from obtaining any necessary approvals of any regulatory agency or other Governmental Entity required for the transactions contemplated hereby, performing its covenants and agreements under this Agreement or consummating the transactions contemplated hereby or which would otherwise delay or prohibit consummation of the Merger or other transactions contemplated hereby.

(b)           The Company agrees with Parent, on behalf of itself and its Subsidiaries, that between the date hereof and the Closing, except as set forth in Section 5.1 of the Company Disclosure Schedule, consented to in writing by Parent or expressly contemplated by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

(i)           adjust, reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire or offer to acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any of its capital stock except pursuant to the exercise or settlement of Company Stock Options, employee severance, retention, termination, change of control and other contractual rights existing on the date hereof on the terms in effect on the date hereof;

(ii)          make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire or encumber, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, except in connection with cashless exercises or similar transactions pursuant to the exercise of stock options or other awards issued and outstanding as of the date hereof under the Company Stock Plans;

(iii)         grant any person any right to acquire any shares of its capital stock except as required under any existing agreement as listed in Section 5.1(b)(iii) of the Company Disclosure Schedule;

(iv)         issue, deliver, sell, grant, or pledge any (A) shares of capital stock except pursuant to the exercise of stock options or other awards issued under the Stock Purchase Plan issued and outstanding as of the date hereof and in accordance with the terms of such instruments any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any shares of its capital stock or securities, or (C) any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units;

(v)          purchase, construct, sell, transfer, mortgage, encumber or otherwise dispose of any properties or assets having a value in excess of $100,000 in the aggregate; provided that the prior written consent of Parent with regard to the restrictions in this clause (v) shall not be unreasonably withheld or delayed in the event any purchase or construction is (a) required by Law or (b) necessary in connection with operational emergencies or equipment or tank failures or outages to prevent injury to persons or property;

(vi)         authorize, or make any commitment with respect to, any single expenditure in excess of $100,000 or any capital expenditures for the Company and the Company Subsidiaries in excess of $250,000 in the aggregate other than (a) in the ordinary course of the Company’s business or (b) as set forth in the Company’s 2012 operating plan made available to Parent and Merger Sub, and provided further that the prior written consent of Parent with regard to the restrictions in this clause (vi) shall not be unreasonably withheld or delayed in the event any expenditure is required by Law or necessary in connection with operational emergencies or equipment or tank failures or outages to prevent injury to persons or property;

(vii)        other than in connection with drawdowns or repayments with respect to existing credit facilities in the ordinary course of business consistent with past practice, redeem, repurchase, prepay, defease, cancel or modify in any material respect the terms of indebtedness for borrowed money or incur, assume, guarantee, or become obligated with respect to any debt in an amount greater than $50,000 in the aggregate, or any debt which contains covenants that restrict the Merger;

(viii)       acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any Person or any division thereof or any assets thereof, or make any loan, advance or capital contribution to, or investment in, any Person or any division thereof;

(ix)          except in the ordinary course of business consistent with past practice, enter into, renew, extend, materially amend or terminate any Company Material Contract or Contract which if entered into prior to the date hereof would be a Company Material Contract, in each case, other than any Contract relating to indebtedness that would not be prohibited under clause (vii) of this Section 5.1(b);

(x)           (A) except to the extent required by applicable Law or by written agreements existing on the date of this Agreement that have been disclosed in writing to Parent, grant or announce any stock option, equity or incentive awards or the increase in the salaries, bonuses, severance, termination pay or other compensation and benefits payable by the Company or any Company Subsidiary to any of the employees, officers, directors, stockholders or other service providers of the Company or any Company Subsidiary, (B) hire any new employees, unless such hiring is in the ordinary course of business consistent with past practice and is with respect to employees having an annual base salary and incentive compensation opportunity not to exceed $150,000, (C) except to the extent required by applicable Law or by written agreements existing on the date of this Agreement that have been disclosed in writing to Parent, pay or agree to pay any pension, retirement allowance, termination or severance pay, bonus or other employee benefit not required by any existing Company Benefit Plan or other agreement or arrangement in effect on the date of this Agreement to any employee, officer, director, stockholder or other service provider of the Company or any of its Subsidiaries, whether past or present, or take any action to accelerate vesting of any right to compensation or benefits, (D) except to the extent required by applicable Law or by written agreements existing on the date of this Agreement that have been disclosed in writing to Parent, enter into or amend any Contracts of employment or any consulting, bonus, severance, retention, retirement or similar agreement, (E) except as required to ensure that any Company Benefit Plan is not then out of compliance with applicable Law, enter into or adopt any new, or materially increase benefits under or renew, amend, modify or terminate any existing Company Benefit Plan or benefit arrangement or any collective bargaining agreement, or (F) take any action to accelerate any rights, benefits or the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation (other than as contemplated by this Agreement);

(xi)           waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages not in excess of $100,000 in the aggregate or otherwise pay, discharge or satisfy any claims, liabilities or obligations in excess of such amount, in each case, other than in the ordinary course consistent with past practice;

(xii)          amend or waive any provision of the articles of incorporation and bylaws or other equivalent organizational documents or, in the case of the Company, enter into any agreement with any of its stockholders in their capacity as such;

(xiii)         take or omit to take any action that is intended or would reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect (or in any respect in the case of representations and warranties qualified by Company Material Adverse Effect) at any time prior to the Effective Time, or take or omit to take any action that is intended or would reasonably be expected to, individually or in the aggregate, result in any of the conditions to the Merger set forth in Article IV not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of this Agreement;

(xiv)         enter into any “non-compete”, “non-solicit” or similar agreement that would materially restrict any business of the Surviving Corporation or its Subsidiaries or their ability to solicit customers or employees following the Effective Time;

(xv)          enter into any agreement containing a “most favored nation” or other similar provision requiring the Surviving Corporation or its Subsidiaries to offer any Person terms or concessions at least as favorable as those offered to one or more other parties;

(xvi)         adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such entity;

(xvii)        except as may be required by GAAP or other applicable financial or accounting requirement, or as a result of a change in Law, make any change in accounting principles, policies, practices, procedures or methods;

(xviii)       change any method of Tax accounting, make, change or revoke any Tax election, file any material amended Tax Return, settle or compromise any material Tax liability, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes, enter into any closing agreement with respect to any Tax or surrender any right to claim a Tax refund;

(xix)          enter into any new, or amend or otherwise alter any Affiliate Transaction or transaction which would be an Affiliate Transaction if such transaction occurred prior to the date hereof;

(xx)           make any material loans, advances or capital contributions to, or investments in, any other Person in excess of $20,000 in the aggregate for all such loans, advances, contributions and investments, except for (i) transactions solely among the Company and/or wholly-owned Subsidiaries of the Company, or (ii) as required by existing contracts set forth in Section 5.1(b)(xix) of the Company Disclosure Schedule;

(xxi)          incur or pay fees, expenses or commissions to be paid to financial, legal and other advisors in connection with consummation of the transactions contemplated by this Agreement other than as described in Section 3.9 of the Company Disclosure Schedule;

(xxii)         fail to maintain in full force and effect material insurance policies covering the Company and the Company Subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practice;

(xxiii)        adopt or implement a stockholder rights plan or similar arrangement;

(xxiv)        implement any employee layoffs that could implicate the WARN Act; or

(xxv)         agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this Section 5.1(b).

Section 5.2                         Access to Information.

(a)           From the date hereof until the Effective Time and subject to the requirements of applicable Laws, the Company shall (i) provide to Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of the Company and its Subsidiaries, (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request (including furnishing to Parent the financial results of the Company in advance of any filing by the Company with the SEC containing such financial results), and (iii) instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the Company and its Subsidiaries to cooperate with Parent to obtain access to information concerning the Company and its Subsidiaries, as the case may be, pursuant to this Section 5.2(a) shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries.

(b)           Parent hereby agrees that all information provided to it or its counsel, financial advisors, auditors and other authorized representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be deemed to be “Confidential Information” to the extent such information would be considered “Confidential Information,” in each case, as such term is used in, and shall be treated in accordance with, the Confidentiality Agreement, dated as of February 1, 2012, between the Company and ArcLight Capital Partners, LLC (the “Confidentiality Agreement”); provided, that Parent shall be entitled to share such Confidential Information with its directors, partners, officers, employees, sources of financing, counsel, financial advisors, consultants, accountants, representatives, prospective co-investors or limited partners of the members of Parent; provided further, that any such person to whom Parent provides Confidential Information shall agree to be bound by the confidentiality provisions of the Confidentiality Agreement or shall execute their own confidentiality agreements with the Company.

Section 5.3                      No Solicitation.

(a)           Subject to Sections 5.3(b)-5.3(g), the Company agrees that neither it nor any Subsidiary of the Company shall, and that it shall cause its and their respective officers, directors, employees, agents and other representatives, including any investment banker, attorney or accountant retained by it or any of its Subsidiaries (“Representatives”) not to, directly or indirectly, (i) initiate, solicit, encourage (including by providing information) or facilitate any inquiries, proposals or offers with respect to, or the making or completion of, an Alternative Proposal, (ii) engage or participate in any negotiations concerning, or provide or cause to be provided any non-public information or data relating to the Company or any of its Subsidiaries, in connection with, or have any discussions with any person relating to, an actual or proposed Alternative Proposal, or otherwise knowingly encourage or facilitate any effort or attempt to make or implement an Alternative Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Alternative Proposal, (iv) approve, endorse or recommend, or propose to approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Alternative Proposal, (v) amend, terminate, waive or fail to enforce, or grant any consent under, any confidentiality, standstill or similar agreement, or (vi) resolve to propose or agree to do any of the foregoing.  Without limiting the foregoing, it is understood that any violation of this Section 5.3 by any Subsidiary of the Company or Representatives of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 5.3 by the Company.

(b)           The Company shall, and shall cause each of its Subsidiaries and each of their Representatives to, immediately cease any existing solicitations, discussions or negotiations with any Person (other than the parties hereto) that has made or indicated an intention to make an Alternative Proposal.

(c)           Notwithstanding anything to the contrary in Section 5.3(a), prior to receipt of the Company Stockholder Approval, the Company may, in response to an unsolicited Alternative Proposal which did not result from or arise in connection with a breach of Section 5.3(a) and which the Company Board determines, in good faith, after consultation with its outside counsel and financial advisors, may reasonably be expected to result in a Superior Proposal, (i) furnish information with respect to the Company and its Subsidiaries to the person making such Alternative Proposal and its Representatives pursuant to a customary confidentiality agreement no less restrictive (including with respect to standstill provisions) of the other party than the Confidentiality Agreement and (ii) participate in discussions or negotiations with such person and its Representatives regarding such Alternative Proposal; provided, however, (i) that Parent shall be entitled to receive an executed copy of such confidentiality agreement prior to or substantially simultaneously with the Company furnishing information to the person making such Alternative Proposal or its Representatives and (ii) that the Company shall simultaneously provide or make available to Parent any non-public information concerning the Company or any of its Subsidiaries that is provided to the person making such Alternative Proposal or its Representatives which was not previously provided or made available to Parent.

(d)           Subject to Section 7.1(c)(ii), neither the Company Board nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Merger Sub, or resolve to or publicly propose to withdraw or modify in a manner adverse to Parent or Merger Sub, the Recommendation, (ii) approve or publicly propose to approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Alternative Proposal or (iii) approve or recommend, resolve to or publicly propose to approve, endorse or recommend, any Alternative Proposal (any of the foregoing actions in clauses (i) through (iii), whether taken by the Company Board or a committee thereof, a “Change in Board Recommendation”).  Notwithstanding the foregoing, but subject to Section 5.4(b), if, prior to receipt of the Company Stockholder Approval, (i) the Company Board determines in good faith, after consultation with its outside counsel and financial advisors, that the failure to make a Change in Board Recommendation would constitute a breach of its fiduciary duties under applicable Law, (ii) the Company Board provides Parent with advance written notice of the intention to make a Change in Board Recommendation, and (iii) if the Change in Board Recommendation is based on the receipt of an Alternative Proposal, such Alternative Proposal did not result from a breach of Section 5.3(a), then the Company Board may withdraw or modify its Recommendation.

(e)           The Company promptly (and in any event within 24 hours) shall advise Parent orally and in writing of (i) any Alternative Proposal or indication or inquiry with respect to or that would reasonably be expected to lead to any Alternative Proposal, (ii) any request for non-public information relating to the Company or its Subsidiaries which, in the good faith judgment of the Company Board, is reasonably likely to lead to an Alternative Proposal, (iii) the identity of the person making any such Alternative Proposal or indication or inquiry and (iv) the material terms of any such Alternative Proposal or indication or inquiry (including copies of any material document evidencing such Alternative Proposal or inquiry).  The Company shall keep Parent reasonably informed on a current basis of the status including any change to the terms thereof of any such Alternative Proposal or indication or inquiry.

(f)           Notwithstanding the foregoing, other than in connection with a termination of this Agreement pursuant to Section 7.1(c)(ii) to accept a Superior Proposal, the Company shall not waive the provisions of any Takeover Statutes with respect to any Person other than Parent, Merger Sub, its stockholders of Parent and Merger Sub and any Affiliates of Parent, Merger Sub and each such stockholder.

(g)           Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided, however, that neither the Company nor the Company Board (or any committee thereof) shall in any event be entitled to disclose a position under Rules 14d-9 or 14e-2(a) promulgated under the Exchange Act other than the Recommendation unless the Company Board determines in good faith, after consultation with its outside counsel and financial advisors, that a failure to so withdraw or modify its Recommendation would constitute a breach of its fiduciary duties under applicable Law, provided that nothing herein shall relieve the Company of its obligations under Section 5.3(d).

(h)           As used in this Agreement, “Alternative Proposal” shall mean (i) any inquiry, proposal or offer from any Person or group of Persons other than Parent or one of its Subsidiaries for a merger, consolidation, dissolution, recapitalization or other business combination involving the Company or any of its Subsidiaries, (ii) any proposal for the issuance by the Company of over 25% of its equity securities or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 25% of the equity securities or consolidated total assets of the Company and its Subsidiaries, in each case other than the Merger.

(i)           As used in this Agreement, “Superior Proposal” shall mean any written Alternative Proposal  (i) on terms which the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, to be more favorable from a financial point of view to the holders (other than those holders of Company Common Stock that are party to a Rollover Commitment), and excluding consideration of any interests that any holder may have other than as a stockholder of the Company entitled to receive the merger consideration) of Company Common Stock than the Merger, taking into account all the terms and conditions of such proposal, and this Agreement (including any proposal or offer by Parent to amend the terms of this Agreement and the Merger during the applicable time periods specified in Section 7.1(c)(ii) and (ii) that the Company Board believes is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal; provided that for purposes of the definition of “Superior Proposal,” the references to “25%” in “Alternative Proposal” shall be deemed to be “50%”; and provided further that the Company Board shall not so determine that any such proposal is a Superior Proposal prior to the time that is 5 Business Days after the time at which the Company has complied in all respects with Section 5.3(c) with respect to such proposal.

Section 5.4                         Filings; Other Actions.

(a)           The Company shall prepare the Proxy Statement for filing with the SEC as promptly as practicable following the date of this Agreement, which initial filing shall occur no later than the thirtieth (30th) day from the date hereof.  The Proxy Statement, subject to Section 5.3(d), shall include the Recommendation.  Parent, Merger Sub and the Company shall cooperate with each other in connection with the preparation of the foregoing documents. The Company will use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing.  The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after the Proxy Statement is cleared by the SEC.  The Company shall as promptly as practicable notify Parent of the receipt of any oral or written comments from the SEC relating to the Proxy Statement. The Company shall cooperate and provide Parent and Merger Sub with a reasonable opportunity to review and comment on the draft of the Proxy Statement (including each amendment or supplement thereto) and all responses to requests for additional information by and replies to comments of the SEC, prior to filing such with or sending such to the SEC, and the Company will provide to Parent copies of all such filings made and correspondence with the SEC with respect thereto.  If at any time prior to the Effective Time, any information should be discovered by any party hereto which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and disseminated by the Company to the stockholders of the Company.

(b)           Subject to the other provisions of this Agreement, the Company shall (i) take all action necessary in accordance with NRS 92A and its articles of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as reasonably practicable following the mailing of the Proxy Statement for the purpose of obtaining the Company Stockholder Approval (such meeting or any adjournment or postponement thereof, the “Company Meeting”), and (ii) subject to a Change in Board Recommendation in accordance with Section 5.3(d), use all reasonable best efforts to solicit from its stockholders proxies in favor of the approval of this Agreement, the Merger and the other transactions contemplated hereby.  In the event the Company effects a Change in Board Recommendation in accordance with Section 5.3(d), this Agreement shall not be submitted for approval by the stockholders of the Company.

Section 5.5                         Agreements to Accept the Merger Consideration.  Following the date of this Agreement, the Compensation Committee of the Company Board, or the Company Board, as appropriate, shall make such adjustments and amendments to, make such determinations or take such actions, in each case in compliance with all applicable securities Laws, with respect to the Notes, Company Stock Purchase Plan, Company Stock Options, Company Benefit Plans, Restricted Shares including obtaining consents where necessary, to implement the payment of the Merger Consideration as contemplated by Section 2.1(b).

Section 5.6                         Efforts.

(a)           Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall, and shall cause its Subsidiaries to, use its reasonable best efforts (subject to, and in accordance with, applicable Law) to take promptly, or to cause to be taken, all actions, and to do promptly, or to cause to be done, and to assist and to cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals, including the Company Approvals and the Parent Approvals, from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby and (iv) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated hereby.

(b)           Subject to the terms and conditions herein provided and without limiting the foregoing, the Company and Parent shall (i) promptly, but in no event later than fifteen (15) days after the date hereof use reasonable best efforts to cooperate with each other in (x) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (y) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, (iii) use reasonable best efforts to take, or to cause to be taken, all other actions and to do, or to cause to be done, all other things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated hereby, including taking all such further action as reasonably may be necessary to resolve such objections, if any, as any other person may assert under Regulatory Law (as hereinafter defined) with respect to the Merger and the other transactions contemplated hereby, and to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the End Date (as hereinafter defined)), and (iv) subject to applicable legal limitations and the instructions of any Governmental Entity, keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including to the extent permitted by Law promptly furnishing the other with copies of notices or other communications received by the Company or Parent, as the case may be, or any of their Subsidiaries, from any third party and/or any Governmental Entity with respect thereto, allowing each other to review in advance any filing or written materials submitted to any Governmental Entity, and providing the other party and its counsel with advance notice of and, to the extent permitted by Law, the opportunity to participate in any discussion, telephone call or meeting with any Governmental Entity in respect of any filing, investigation or other inquiry in connection with the transactions contemplated by this Agreement.

(c)           Subject to Section 5.10, and in furtherance and not in limitation of the covenants of the parties contained in this Section 5.6, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the Merger or any other transaction contemplated by this Agreement, each of the Company and Parent shall cooperate in all respects with each other and shall use their respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or any other transactions contemplated hereby.  Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.6 shall limit a party’s right to terminate this Agreement pursuant to Section 7.1(b)(i) or (ii) so long as such party has, prior to such termination, complied with its obligations under this Section 5.6.

(d)           For purposes of this Agreement, “Regulatory Law” means any and all state, federal and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws requiring notice to, filings with, or the consent or approval of, any Governmental Entity, or that otherwise may cause any restriction, in connection with the Merger and the transactions contemplated thereby, including (i) the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the Federal Trade Commission Act of 1914 and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, (ii) any Law governing the direct or indirect ownership or control of any of the operations or assets of the Company and its Subsidiaries or (iii) any Law with the purpose of protecting the national security or the national economy of any nation.

(e)           The Company shall cooperate with Parent with respect to, and use commercially reasonable best efforts to facilitate, possible alternative or supplemental structures (including internal restructurings by the Company or its Subsidiaries) for the acquisition of the Company and its Subsidiaries, provided that such structures do not impede or delay the Closing of the transaction or change the Merger Consideration or materially adversely affect the Company and its Subsidiaries, taken as a whole, should the Merger not occur.

Section 5.7                         Takeover Statute.  If any Takeover Statute, “fair price,” “moratorium,” “control share acquisition” or other form of anti-takeover statute or regulation shall become applicable to the Merger, the Voting Agreement, the Rollover Commitments or the other transactions contemplated, by this Agreement, each of the Parties and the members of their respective boards of directors shall grant such approvals and take such reasonable actions as are reasonably necessary so that the Merger, the Voting Agreement, the Rollover Commitments and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate or minimize the effects of such statute or regulation on the Merger, the Voting Agreement, the Rollover Commitments and the other transactions contemplated hereby.

Section 5.8                         Public Announcements.  Except with respect to a Change in Board Recommendation, the Company and Parent will consult with and provide each other the opportunity to review and comment upon any press release, filings made and correspondence with the SEC or other public statement or comment prior to the issuance of such press release, filing, correspondence or other public statement or comment relating to this Agreement or the transactions contemplated herein (other than routine employee communications) and shall not issue any such press release, filing, correspondence or other public statement or comment prior to such consultation except as such party in its good faith judgment may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange, it being understood that the final form of any release or statement shall be at the final discretion of the issuing party.  Parent and the Company agree to issue a joint press release announcing the execution and delivery of this Agreement.

Section 5.9                         Indemnification and Insurance.

(a)           Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the current or former directors, officers or employees (in their capacity as such and not as stockholders or option holders of the Company or its Subsidiaries), as the case may be, of the Company or its Subsidiaries as provided in any agreement (copies of which have been provided to Parent and are listed in Section 5.9(a) of the Company Disclosure Schedule) or in the articles of incorporation or bylaws or other organization documents of the Company or its Subsidiaries shall survive the Merger and shall continue in full force and effect.  For a period of four (4) years from the Effective Time, the Surviving Corporation shall maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company’s and any of its Subsidiaries’ articles of incorporation and bylaws or similar organization documents in effect immediately prior to the Effective Time or in any indemnification agreements of the Company or its Subsidiaries with any of their respective directors, officers or employees in effect as of the date hereof, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of the Company or any of its Subsidiaries; provided, however, that all rights to indemnification in respect of any Action (as hereinafter defined) pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim.

(b)           From and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current and former director, or officer of the Company or any of its Subsidiaries (each, together with such person’s heirs, executors or administrators, an “Indemnified Party”) against any costs or expenses (including advancing reasonable attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an “Action”), arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred whether before or after the Effective Time in connection with such persons serving as an officer, director or other fiduciary in the Company or any other entity if such service was at the request or for the benefit of the Company; provided, however, that neither Parent nor the Surviving Corporation shall be liable for any settlement effected without either Parent’s or the Surviving Corporation’s prior written consent, and the Surviving Corporation shall not be obligated to pay the fees and expenses of more than one counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single such claim, action, suit, proceeding or investigation.  It shall be a condition to the advancement of any amounts to be paid in respect of legal and other fees and expenses that the Surviving Corporation receive an undertaking by the Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined that such Indemnified Party is not entitled to be indemnified under applicable Law. Nothing in this Section 5.9(b) shall obligate Parent or the Surviving Corporation to have any indemnification obligation to any Indemnified Party with respect to losses incurred as a result of a breach of the duty of loyalty or other improper action, in each case involving a situation in which the Indemnified Party had a conflicting financial or other material interest (other than as a stockholder or employee or director of the Company).

(c)           For a period of four (4) years from the Effective Time (the “Tail Period”), Parent shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries or cause the Surviving Corporation to provide substitute policies or cause the Surviving Corporation to purchase, a “tail policy,” in either case of at least the same coverage and amounts containing terms and conditions that are not less advantageous in the aggregate than such policy with respect to matters arising on or before the Effective Time; provided however, that in no event shall the aggregate costs of such insurance policies exceed in any one year during the Tail Period the cost of the aggregate annual premiums paid by the Company for such purpose during the calendar year prior to the date hereof (which aggregate annual premiums with respect to such period are hereby represented and warranted by the Company to be in the amount set forth in Section 5.9 of the Company Disclosure Schedule), plus 200%, it being understood that the Surviving Corporation shall nevertheless be obligated to provide such coverage, with respect to each year during the Tail Period, as may be obtained for such cost plus 200%; provided further that the Surviving Corporation may (i) substitute therefor policies of any reputable insurance company or (ii) satisfy its obligation under this Section 5.9(c) by causing the Company to obtain prepaid (or “tail”) directors’ and officers’ liability insurance policy, in each case, the material terms of which including coverage and amount, are no less favorable in the aggregate to such directors and officers than the insurance coverage otherwise required under this Section 5.9(c).

(d)           The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the articles of incorporation or bylaws or other organizational documents of the Company or any of its Subsidiaries or the Surviving Corporation, any other indemnification arrangement, NRS 92A or otherwise.  The provisions of this Section 5.9 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties.  Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 5.9 is not prior to or in substitution for any such claims under any such policies.

(e)           This Section 5.9 shall survive the consummation of the Merger and is intended to be for the benefit of, and shall be enforceable by, present or former directors or officers of the Company or its Subsidiaries, their respective heirs and personal representatives and shall be binding on Parent and the Surviving Corporation and their respective successors and assigns.  In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.9.

Section 5.10                         Stockholder Litigation.  The Company shall give Parent the opportunity to participate, in full subject to a customary joint defense agreement, in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the Merger or any other transactions contemplated hereby and no such settlement shall in any event be agreed to without Parent’s prior written consent.

Section 5.11                         Notification of Certain Matters.  The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any notice or other communication received by such party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any person alleging that the consent of such person is or may be required in connection with the Merger or the other transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (ii) any actions, suits, claims, investigations or proceedings commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Merger or the other transactions contemplated hereby, (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause any representation or warranty made by such party contained in this Agreement (A) that is qualified as to materiality or Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, to be untrue and (B) that is not so qualified to be untrue in any material respect, and (iv) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.11 shall not (x) cure any breach of, or non-compliance with, any other provision of this Agreement or (y) limit the remedies available to the party receiving such notice. The Company shall notify Parent, on a current basis, of any events or changes with respect to any criminal or regulatory investigation or action involving the Company or any of its Affiliates (but excluding traffic violations and similar misdemeanors), and shall reasonably cooperate with Parent or its Affiliates in efforts to mitigate any adverse consequences to Parent or its Affiliates which may arise therefrom (including by coordinating and providing assistance in meeting with regulators).

Section 5.12                         Rule 16b-3.  Prior to the Effective Time, the Company shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

Section 5.13                         Acquisition of Shares.  Prior to the Effective Time, neither Parent nor Merger Sub shall, directly or indirectly, purchase any shares of Company Common Stock or otherwise intentionally acquire the right to vote shares of Company Common Stock, without the Company’s prior written consent (other than pursuant to the Rollover Commitments).

Section 5.14                         Control of Operations.  Without in any way limiting any party’s rights or obligations under this Agreement, the parties understand and agree that (i) nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time, and (ii) prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.  Upon the signing of this Agreement, the Company Board will establish an operating committee (“Operating Committee”).  From the date hereof until the Effective Time, the Operating Committee shall meet weekly, or more frequently in the event of unanticipated material developments at the Company, to discuss major developments at the Company, such as material personnel matters, material customer or supplier developments and significant financial matters, including with respect to material capital expenditures.  A designated representative of the Operating Committee shall promptly notify Parent of any material disagreements among the members of the Operating Committee.  The primary purpose of the Operating Committee is to ensure compliance with the terms of this Agreement and otherwise maintain operation of the Company in the ordinary course, while permitting the functional business heads to continue to perform their duties.  Parent may elect to designate an observer to the Operating Committee (the “Observer”), provided that the Observer shall have no authority to vote on matters pending before the Operating Committee.  Further, the Company shall manage all of its business projects and activities substantially in accordance with the budgets provided to Parent and its representatives prior to the date hereof and under the supervision of the Operating Committee or such project managers as the Operating Committee may designate.

Section 5.15                         Non-Disparagement.  From and after the date hereof until the Effective Time, each of the Parent and its Affiliates and the Company shall not, and shall direct each of its officers and directors to not, (a) disparage the business, operations, services, practices, prospects following effectiveness of the transactions contemplated by this Agreement, management, employees, directors or officers of the Company, Parent, Merger Sub and any of their Affiliates, or (b) take any actions intended to impair the Company’s ongoing business reputation or its relationships with its customers, suppliers and employees following the Effective Time; provided, however, that the foregoing shall not preclude statements made in good faith in connection with legal proceedings or as required by Law.

Section 5.16                         Employee Matters.

(a)           For a period of one (1) year following the Effective Time, Parent shall provide, or shall cause to be provided, to those employees of the Company and its Subsidiaries who are actively employed as of immediately prior to the Effective Time (“Company Employees”) annual base salary and base wages, short-term cash incentive compensation opportunities and benefits (excluding equity-based compensation), that are substantially comparable, in the aggregate, to such annual base salary and base wages, short-term cash incentive compensation opportunities and benefits (excluding equity-based compensation) provided to the Company Employees immediately prior to the Effective Time; provided, however, that nothing in this Agreement shall prohibit the Surviving Corporation from terminating the employment of any Company Employee.

(b)           For purposes of vesting, eligibility to participate and levels of benefits (but not actual accrual) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Company Employee after the Effective Time (including the Company Benefit Plans) (the “New Plans”), each Company Employee shall, to the extent permited by law and the terms of the employee benefit plans of Parent, be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time, provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service. In addition, and without limiting the generality of the foregoing, Parent shall use its commercially reasonable efforts to cause (i) each Company Employee to be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is replacing comparable coverage under a Company Benefit Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Company Employee and his or her covered dependents, to the extent such conditions were inapplicable or waived under the comparable Old Plans of the Company or its Subsidiaries in which such Company Employee participated immediately prior to the Effective Time. Parent shall cause any eligible expenses incurred by any Company Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Company Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Company Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(c)           The provisions of this Section 5.16 are solely for the benefit of the parties to this Agreement, and no provision of this Section 5.16 is intended to, or shall, constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise and no current or former employee or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of the Agreement or have the right to enforce the provisions hereof.

ARTICLE VI

CONDITIONS TO THE MERGER

Section 6.1                         Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or waiver by all parties) at or prior to the Closing of the following conditions:

(a)           The Company Stockholder Approval shall have been obtained.

(b)           No restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger and/or the other transactions contemplated by this Agreement shall be in effect.

Section 6.2                         Conditions to Obligation of the Company to Effect the Merger.  The obligation of the Company to effect the Merger is further subject to the fulfillment (or waiver by the Company) of the following conditions:

(a)           (i) The representations and warranties of Parent and Merger Sub contained in Section 4.1 (Qualification, Organization) and Section 4.2(a) (Corporate Authority) shall be true and correct in all respects (except, in the case of Section 4.1(a) for such inaccuracies as are de minimis in the aggregate), in each case at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date and (ii) the representations and warranties of Parent and Merger Sub set forth in this Agreement (other than those referenced in clause (i) above) shall be true and correct in all respects (disregarding any materiality or Parent Material Adverse Effect qualifiers contained therein) at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except where the failure of such representations or warranties to be so true and correct would not have, individually or in the aggregate, a Parent Material Adverse Effect; provided, however, that, with respect to clauses (i) or (ii) of this paragraph, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clause (i) or (ii), as applicable) only as of such date or period.

(b)           Parent shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

(c)           Parent shall have delivered to the Company a certificate, dated the Effective Time and signed by its Chief Executive Officer or another senior executive officer, certifying to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

Section 6.3                         Conditions to Obligation of Parent and Merger Sub to Effect the Merger.  The obligation of Parent and Merger Sub to effect the Merger is further subject to the fulfillment (or waiver by Parent) of the following conditions:

(a)           (i) The representations and warranties of the Company contained in Section 3.1 (Qualification, Organization, Subsidiaries, etc.), Section 3.2 (Capital Stock), Section 3.2(e) (Subsidiaries), Section 3.4(a) (Corporate Authority), Section 3.8(a)(ii) (Absence of Certain Changes or Events), Section 3.22 (Required Vote of the Company Stockholders), and Section 3.24 (State Takeover Statutes) shall be true and correct in all respects (except, in the case of Sections 3.1(a), 3.2 and 3.2(e) for such inaccuracies as are de minimis in the aggregate), in each case at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date and (ii) the representations and warranties of the Company set forth in this Agreement (other than those referenced in clause (i) above) shall be true and correct in all respects (disregarding any materiality or Company Material Adverse Effect qualifiers contained therein) as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except where the failure of such representations or warranties to be so true and correct would not have, individually or in the aggregate, a Company Material Adverse Effect; provided, however, that, with respect to clauses (i) or (ii) of this paragraph, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i) or (ii), as applicable) only as of such date or period.

(b)           The Company shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

(c)           The Company shall have delivered to Parent a certificate, dated the Effective Time and signed by its Chairman of the Board or another senior executive officer, certifying to the effect that the conditions set forth in Sections 6.3(a), 6.3(b) and Section 6.3(d) have been satisfied.

(d)           The Company shall have delivered to Parent, in form and substance acceptable to Parent, a consent (i) to the transactions contemplated hereunder from JPMorgan Chase Bank (“JPMC”) including with respect to the pre-payment of the Notes with respect to JPMC’s credit facilities with the Company’s Subsidiaries and (ii) to assign that certain Master Terminal Service Agreement Contract Number K25815, by the Company’s customer named therein.

(e)           Since the date of this Agreement there shall not have been a Company Material Adverse Effect.

Section 6.4                         Frustration of Conditions.  No party may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party’s failure to act in good faith or to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement.

ARTICLE VII

TERMINATION

Section 7.1                         Termination or Abandonment.  Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Closing, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company:

(a)           by the mutual written consent of the Company and Parent;

(b)           by either the Company or Parent, if:

(i)           the Closing Date shall not have occurred on or before November 30, 2012 (the “End Date”) and the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not have breached its obligations under this Agreement in any manner that shall have proximately caused the failure to consummate the Merger on or before the End Date;

(ii)          an injunction, other legal restraint or order shall have been entered by a Governmental Entity permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such injunction, other legal restraint or order shall have become final and non-appealable, provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall have used its reasonable best efforts to remove such injunction, other legal restraint or order in accordance with Section 5.6; or

(iii)         the Company Meeting shall have concluded and, upon a vote taken at such meeting, the Company Stockholder Approval contemplated by this Agreement shall not have been obtained, provided that the right to terminate this Agreement pursuant to this Section 7.1(b)(iii) shall not be available to the Company where the failure to obtain the Company Stockholder Approval is proximately caused by (a) a Change in Board Recommendation that is not permitted by Section 5.3(d) or (b) a breach by the Company of Section 5.4;

(c)           by the Company, if:

(i)           Parent shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or Section 6.2 and (ii) cannot be cured by the End Date, provided that the Company shall have given Parent written notice, delivered at least thirty (30) days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(c)(i) and the basis for such termination; provided, further, that the Company is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 6.1 or Section 6.3 not to be satisfied; or

(ii)           prior to the receipt of the Company Stockholder Approval, (A) the Company Board has received a Superior Proposal which did not result from a breach by the Company of Section 5.3, (B) in light of such Superior Proposal a majority of the disinterested directors of the Company shall have determined in good faith, after consultation with outside counsel and financial advisors, that withdrawal or modification of its Recommendation is necessary in order to comply with its fiduciary duties under applicable Law, (C) the Company has notified Parent in writing of the determinations described in clause (B) above, which notice shall specify the material terms and conditions of any such Superior Proposal (including the identity of the party making such Superior Proposal), and shall have contemporaneously provided a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and other material documents, (D) at least five Business Days following receipt by Parent of the notice referred to in clause (C) above, and taking into account any revised proposal made by Parent since receipt of the notice referred to in clause (C) above, such Superior Proposal remains a Superior Proposal and a majority of the disinterested directors of the Company has again, following good faith negotiations with Parent during such five Business Day period, made the determinations referred to in clause (B) above (it being understood that in the event of any material revisions to the Superior Proposal, the Company shall be required to deliver a new written notice to Parent pursuant to clause (C) above and to comply with the requirements of this Section 7.1(c)(ii) with respect to such new written notice, except that all references in this clause (D) to five Business Days shall be deemed to be references to three Business Days in such event), (E) the Company has previously paid (or concurrently pays) the

Termination Fee and (F) the Company Board has approved or concurrently approves, and the Company concurrently enters into, a definitive agreement providing for the implementation of such Superior Proposal.

(d)           by Parent, if:

(i)           the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or 6.3 and (ii) cannot be cured by the End Date, provided that Parent shall have given the Company written notice, delivered at least thirty (30) days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(d)(i) and the basis for such termination; provided, further, that Parent is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 6.1 or Section 6.2 not to be satisfied;

(ii)          the Company Board or a committee thereof withdraws, modifies or qualifies in a manner adverse to Parent or Merger Sub, or resolves or publicly proposes to withdraw, modify or qualify, in a manner adverse to Parent or Merger Sub, its Recommendation, fails to recommend to the Company’s stockholders that they give the Company Stockholder Approval or approves, endorses or recommends, or resolves to or publicly proposes to approve, endorse or recommend, any Alternative Proposal, including in any disclosure made pursuant to Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act;

(iii)         the Company or any of its Subsidiaries or Representatives materially breaches its obligations under Section 5.3 or Section 5.4 or if the Company gives Parent the notification contemplated by Section 7.1(c)(ii)(C); or

(iv)         since the date of this Agreement there shall have been a Company Material Adverse Effect that cannot be cured by the End Date.

In the event of termination of this Agreement pursuant to this Section 7.1, this Agreement shall terminate (except for the Confidentiality Agreement, and the provisions of this Section 7.1, Section 7.2 and Article VIII), and except as provided in Section 7.2, there shall be no liability on the part of the Company or Parent and Merger Sub (or any of their members, stockholders, managers, officers, directors, employees or agents) to the other except liability arising out of any willful breach of any of the representations, warranties or covenants in this Agreement by the Company, any action for fraud, or as provided for in the Confidentiality Agreement, in which case, the aggrieved party shall be entitled to all rights and remedies available at law or in equity (subject to any express limitations set forth in this Agreement).

Section 7.2                         Termination Fee; Expenses.

(a)           In the event that:

(i)           this Agreement is terminated by the Company pursuant to Section 7.1(c)(ii), then the Company shall pay to Parent a termination fee of two million ($2,000,000) in cash (the “Termination Fee”); or

(ii)          (x) at any time after the date of this Agreement, an Alternative Proposal shall have been made known to the Company or publicly disclosed, (y) this Agreement is terminated by Parent pursuant to Section 7.1(b)(i) or Section 7.1(d)(i) and Parent establishes such a breach (or Parent has the right at the time to terminate this Agreement under Section 7.1(b)(i), irrespective of whether the Company is the terminating Party pursuant to Section 7.1(b)(i)) , or this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b)(iii) (so long as, in the case of Section 7.1(b)(iii), the Alternative Proposal was publicly disclosed and not withdrawn at the time of the Company Meeting) and (z) within twelve (12) months after this termination, the Company enters into an agreement in respect of any Alternative Proposal or a transaction pursuant to which any Alternative Proposal is consummated, then the Company shall pay to Parent the Termination Fee (provided, that, for purpose of this Section 7.2(a)(ii), the term “Alternative Proposal” shall have the meaning assigned to such term in Section 5.3, except that the references to “25% or greater” and “25% or more” shall be deemed to be references to “50% or greater” and “50% or more,” respectively); or

(iii)         this Agreement is terminated by Parent pursuant to Section 7.1(d)(ii), then the Company shall pay to Parent the Termination Fee; or

(iv)         (a) at any time after the date of this Agreement, an Alternative Proposal shall have been made known to the Company or publicly disclosed and (b) this Agreement is terminated by Parent or the Company, as applicable, pursuant to Section 7.1(b)(iii) (so long as the Alternative Proposal was publicly disclosed and not withdrawn at the time of the Company Meeting), Section 7.1(b)(i) or Section 7.1(d)(i) and Parent establishes such a breach and no Termination Fee is yet payable in respect thereof pursuant to Section 7.2(a)(ii), then the Company shall pay to Parent all of the Expenses (as hereinafter defined) of Parent and Merger Sub and their Affiliates, and thereafter the Company shall be obligated to pay to Parent the Termination Fee (net of the amount of Expenses previously actually paid to Parent pursuant to this sentence) in the event such fee is payable pursuant to Section 7.2(a)(ii) (provided, that, for purpose of this Section 7.2(a)(iv), the term “Alternative Proposal” shall have the meaning assigned to such term in Section 5.3, except that the references to “25% or greater” and “25% or more” shall be deemed to be references to “50% or greater” and “50% or more,” respectively).  As used herein, “Expenses” shall mean all out-of-pocket fees and expenses and commitment fees (including all fees and expenses of counsel, accountants, consultants, financial advisors and investment bankers of Parent and its Affiliates) incurred by Parent, Merger Sub and their Affiliates or on their behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters related to the Merger; or

(v)          this Agreement is terminated by the Company pursuant to Section 7.1(c)(i) and the Company establishes such a breach, then Parent shall pay to the Company a termination fee of two million ($2,000,000) in cash, which payment shall, notwithstanding anything herein to the contrary, constitute Company’s sole and exclusive remedy under or in respect of this Agreement (the “Reverse Termination Fee”).

(b)           Any payment required to be made pursuant to clause (i) of Section 7.2(a) shall be made to Parent concurrently with, and as a condition to the effectiveness of, the termination of this Agreement by the Company pursuant to Section 7.1(c)(ii); any payment required to be made by the Company pursuant to clause (ii) of Section 7.2(a) shall be made to Parent promptly (and in any event not later than two Business Days following the Company’s entering into an agreement regarding or consummation of the Alternative Proposal); any payment of Expenses required by clause (iv) of Section 7.2(a) shall be made promptly following termination of this Agreement; any payment of the Termination Fee required by clause (iv) of Section 7.2(a) shall be made to Parent promptly (and in any event not later than two Business Days following the Company’s entering into an agreement regarding or consummation of the Alternative Proposal); any payment required to be made pursuant to clause (iii) of Section 7.2(a) shall be made to Parent promptly (and in any event not later than two Business Days following Parent’s termination of this Agreement); and, in circumstances in which Expenses are payable to Parent, such payment shall be made not later than two Business Days after delivery to the Company of an itemization setting forth in reasonable detail all Expenses of Parent (which itemization may be supplemented and updated from time to time by such party until the 60th day after such party delivers such notice of demand for payment).  Any payment required to be made pursuant to clause (v) of Section 7.2(a) shall be made promptly following termination of this Agreement by the Company.  All such payments shall be made by wire transfer of immediately available funds to an account to be designated by the recipient thereof.

(c)           In the event that the Company or Parent shall fail to pay the Termination Fee, the Reverse Termination Fee and/or Expenses, required pursuant to this Section 7.2 when due, such fee and/or Expenses, as the case may be, shall accrue interest for the period commencing on the date such fee and/or Expenses, as the case may be, became past due, at a rate equal to the lesser of (a) the rate of interest publicly announced by Citibank, in the City of New York from time to time during such period, as such bank’s Prime Lending Rate plus five percent (5%) and (b) the highest rate of interest permitted under applicable law.  In addition, if the Company or Parent shall fail to pay such fee and/or Expenses, as the case may be, when due, such Party shall also pay to the recipient all costs and expenses (including attorneys’ fees) in connection with the recipient’s efforts to collect such fee and/or Expenses, as the case may be.  Each Party acknowledges that the fee, Expense reimbursement and the other provisions of this Section 7.2 are an integral part of the Merger and that, without these agreements, such Party would not enter into this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1                         No Survival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger.

Section 8.2                         Expenses.  Except as set forth in Section 7.2, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses.

Section 8.3                         Counterparts; Effectiveness.  This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

Section 8.4                         Enforcement.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that prior to termination of this Agreement in accordance with Article VII, Parent and the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in any federal or state court located in Clark County, Nevada, it being understood that this shall be the Parties’ sole and exclusive remedy for breach, in lieu of and prior to terminating the Agreement under Article VII and receiving the Termination Fee or Reverse Termination Fee, if applicable.

Section 8.5                         Remedies.  The Company acknowledges and agrees that its only remedies for any breach (whether willful or otherwise) by Parent or Merger Sub hereunder are set forth in Section 7.2(a)(v) and Section 8.4 hereof and that the Reverse Termination Fee constitutes liquidated damages.  The Company hereby, on behalf of itself, and its Affiliates, successors and assigns irrevocably waives and forever releases any other claim or remedy for damages at law or in equity arising from or in connection with this Agreement and acknowledges and agrees that in no event shall the Company seek any (i) equitable relief or equitable remedies of any kind whatsoever or (ii) money damages or any other recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages other than damages in an amount not in excess of the Reverse Termination Fee.

Section 8.6                         Governing Law.  This Agreement, and all claims or causes of action (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

Section 8.7                         Jurisdiction .  Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in any federal or state court located in Clark County, Nevada.  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8.7, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.8                         WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.9                         Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

To Parent or Merger Sub:

ArcLight Capital Partners, LLC
200 Clarendon Street, 55th Floor
Boston, MA  02117
Fax:  (617) 867-4698
Attention:  General Counsel

with a copy to (which shall not constitute notice):

Baker Botts L.L.P.
98 San Jacinto Blvd., Suite 1500
Austin, TX  78701
Fax:  (512) 322-8377
Attention:  Laura L. Tyson

To the Company:

Blackwater Midstream Corp
660 LaBauve Drive
Westwego, LA  70094
Fax: (504) 340-9406
Attention:  Michael Suder

with a copy to (which shall not constitute notice):

Milling Benson Woodward L.L.P.
909 Poydras Street, Suite 2300
New Orleans, LA  70112-7070
Fax: (504) 569-7001
Attention:  J. Timothy Betbeze

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.  Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 8.10                         Assignment; Binding Effect.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that, without written consent of any party hereto, (i) Merger Sub may assign, in its sole discretion, any of or all of its rights, interest and obligations under this agreement to Parent or to any direct or indirect wholly-owned subsidiary of Parent, (ii) Parent may assign any right to receive a payment by the Company of the Termination Fee or Expenses to any direct or indirect wholly-owned subsidiary of Parent, and (iii) Merger Sub and/or Parent may assign its rights hereunder as collateral security to any lender to Merger Sub and/or Parent or an Affiliate of Merger Sub and/or Parent, as the case may be, but, in each case, no such assignment shall relieve Merger Sub and/or Parent, as applicable, of its obligations hereunder.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.11                         Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 8.12                         Entire Agreement; No Third-Party Beneficiaries.  This Agreement (including the exhibits and schedules hereto), and the Confidentiality Agreement, constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and, except as set forth in Section 5.9, is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 8.13                         Amendments; Waivers .  At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after receipt of Company Stockholder Approval, if any such amendment or wavier shall by applicable Law require further approval of the stockholders of the Company, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of the Company.  Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 8.14                         Headings .  Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.  The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.15                         Interpretation .  When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “or” shall be deemed to mean “and/or.”  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  Each of the parties has participated in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.  Any time materiality of effect is measured with respect to the Company and its Subsidiaries, the interests not owned directly or indirectly by the Company and its wholly owned Subsidiaries shall be excluded.

Section 8.16                         No Recourse.  This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

Section 8.17                         Determinations by the Company.  Whenever a determination, decision or approval by the Company is called for in this Agreement, such determination, decision or approval must be authorized by the Company Board.

Section 8.18                         Certain Definitions.  For purposes of this Agreement, the following terms will have the following meanings when used herein:

(a)           “Affiliates” shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

(b)           “Business Day” shall mean any day other than a Saturday, Sunday or a day on which the banks in New York are authorized by law or executive order to be closed.  References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder.

(c)           “Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, commitments, leases or other instruments or obligations.

(d)           “Joint Venture” shall mean any corporation, partnership, association, trust or other form of legal entity of which 50% or less of the outstanding voting securities are on the date hereof directly or indirectly owned by such party.

(e)           “Knowledge” means (x) with respect to Parent, the actual knowledge of the individuals listed on Section 8.16(e)(x) of the Parent Disclosure Schedule after reasonable inquiry and (y) with respect to the Company, the actual knowledge of the individuals listed on Section 8.16(e)(y) of the Company Disclosure Schedule after reasonable inquiry.

(f)           “Orders” or “orders” means any orders, judgments, injunctions, awards, decrees or writs handed down, adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Entity.

(g)           “person” or “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person.

(h)           “Rollover Commitment” means the acknowledgement or commitment made by certain members of management of the Company in a commitment letter or other support agreement executed as of the date hereof wherein such person agrees to rollover some of their equity interest in the Company in exchange for equity in the Parent rather than exchanging it for the Merger Consideration.

(i)           “Subsidiaries” of any party shall mean any corporation, partnership, association, trust or other form of legal entity of which (i) more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by such party, or (ii) such party or any Subsidiary of such party is a general partner.

(j)           Each of the following terms is defined in the Sections set forth opposite such term:

2009 Notes	Section 2.1(b)(iii)
2010 Notes	Section 2.1(b)(iii)
Action	Section 5.9(b)
Affiliate Transaction	Section 3.13
Affiliates	Section 8.18(a)
Agreement	Preamble

Alternative Proposal	Section 5.3(h)
Articles of Merger	Section 1.3
Bankruptcy and Equity Exception	Section 3.4(a)
Book-Entry Shares	Section 2.2(a)
Business Day	Section 8.18(b)
Cancelled Shares	Section 2.1(c)
Certificates	Section 2.2(a)
Change of Recommendation	Section 5.3(d)
Closing	Section 1.2
Closing Date	Section 1.2
Code	Section 2.1(b)(i)
Company	Preamble
Company Approvals	Section 3.4(b)
Company Benefit Plans	Section 3.12(a)
Company Board	Recitals
Company Common Stock	Section 2.1(a)
Company Disclosure Schedule	Article III
Company Employee	Section 5.16(a)
Company Material Adverse Effect	Section 3.1(c)
Company Material Contracts	Section 3.23(a)
Company Meeting	Section 5.4(b)
Company Permits	Section 3.10(c)
Company Preferred Stock	Section 3.2(a)
Company SEC Documents	Section 3.5(a)
Company Stockholder Approval	Section 3.22
Company Stock Option	Section 2.1(b)(i)
Confidentiality Agreement	Section 5.2(b)
Contracts	Section 8.18(c)
Dissenting Shares	Section 2.1(f)
Dissenting Stockholders	Section 2.1(f)
Effective Time	Section 1.3
Employees	Section 3.17
End Date	Section 7.1(b)(i)
Environmental Law	Section 3.11(b)
Environmental Permit	Section 3.11(a)
ERISA	Section 3.12(a)
Equity Funding Letter	Section 4.4
Exchange Act	Section 3.4(b)
Exchange Fund	Section 2.2(a)
Excluded Shares	Section 2.1(f)
Expenses	Section 7.2(a)(ii)
Financing	Section 4.4
GAAP	Section 3.5(b)
Governmental Entity	Section 3.4(b)
Hazardous Substance	Section 3.11(c)

Indemnified Party	Section 5.9(b)
Intellectual Property	Section 3.18
IRS	Section 3.12(h)
Joint Venture	Section 8.18(d)
Knowledge	Section 8.18(e)
Laws	Section 3.10(a)
Lien	Section 3.3
Material Customer/Supplier Agreement	Section 3.23(b)
Merger	Recitals
Merger Consideration	Section 2.1(a)
Merger Sub	Preamble
Nevada Secretary of State	Section 1.3
New Plans	Section 5.16(b)
Notes	Section 2.1(b)(iii)
Note Consideration	Section 2.1(b)(iii)
NRS 92A	Section 1.1
Observer	Section 5.14
Old Plans	Section 5.16(b)
Operating Committee	Section 5.14
Option Consideration	Section 2.1(b)(i)
Orders or orders	Section 8.18(f)
Parent	Preamble
Parent Approvals	Section 4.2(b)
Parent Disclosure Schedule	Article IV
Parent Material Adverse Effect	Section 4.1(b)
Parties	Recitals
Paying Agent	Section 2.2(a)
Person or person	Section 8.18(g)
Proxy Statement	Section 3.15
Recommendation	Section 3.4(a)
Regulatory Law	Section 5.6(d)
Release	Section 3.11(d)
Remaining Shares	Section 2.1(a)
Representatives	Section 5.3(a)
Restricted Shares	Section 2.1(b)(ii)
Rollover Commitment	Section 8.18(h)
Sarbanes-Oxley Act	Section 3.6
SEC	Section 3.5(a)
Securities Act	Section 3.3
Share	Section 2.1(a)
Solvent	Section 4.5
Stock Purchase Plan	Section 2.1(b)(i)
Subsidiaries	Section 8.18(i)
Superior Proposal	Section 5.3(h)
Surviving Corporation	Section 1.1
Tail Period	Section 5.9(c)

Tax Return	Section 3.16(b)
Taxes	Section 3.16(b)
Takeover Statutes	Section 3.24
Termination Date	Section 5.1(a)
Termination Fee	Section 7.2(a)
Transaction Fees	Section 3.9
Voting Agreement	Recitals
WARN Act	Section 3.17

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

BLACKWATER MIDSTREAM HOLDINGS LLC

By:	/s/ Daniel R. Revers
Name: Daniel R. Revers
Title: President

BLACKWATER ACQUISITION SUB, INC.

By:	/s/ Daniel R. Revers
Name: Daniel R. Revers
Title: President

BLACKWATER MIDSTREAM CORP.

By:	/s/ Michael D. Suder
Name: Michael D. Suder
Title: President and CEO

Signature Page to Agreement and Plan of Merger

Exhibit A
Form of Voting Agreement

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of June 29, 2012 by and between Blackwater Midstream Holdings LLC, a Delaware limited liability company (“Parent”), and the undersigned stockholder (the “Stockholder”) of Blackwater Midstream Corp., a Nevada corporation (the “Company”).

A.           Parent, the Company and Blackwater Acquisition Sub Inc., a Nevada close corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of June 29, 2012, which provides for the merger (the “Merger”) of Merger Sub with and into the Company with the Company surviving and pursuant to which all outstanding capital stock of the Company will be cancelled and converted into the right to receive the consideration set forth in the Merger Agreement.

B.           As of the date of this Agreement, the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of Company Common Stock as is indicated on Exhibit A to this Agreement.

C.           In consideration of the execution of the Merger Agreement by Parent, the Stockholder (in his capacity as such) has agreed to vote the Shares (as defined below) and such other shares of capital stock of the Company over which the Stockholder has or will acquire voting power, so as to facilitate consummation of the Merger.  In addition, the Stockholder understands and acknowledges that the Company and Parent are entitled to rely on (i) the truth and accuracy of such Stockholder’s representations contained herein and (ii) such Stockholder’s performance of his obligations set forth herein.

NOW, THEREFORE, intending to be legally bound hereby, in consideration of the premises and the covenants and agreements set forth in the Merger Agreement and in this Agreement, and other good and valuable consideration, the parties hereto hereby agree as follows:

1.           Certain Definitions.  Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.  For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

1.1           “Beneficially Own” or “Beneficial Ownership” or “Beneficially Owned,” with respect to any securities, means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Exchange Act, including pursuant to any Contract.  A “Beneficial Owner” is a Person who Beneficially Owns securities.

1.2           “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to its terms, (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Merger Agreement or (iii) one business day prior to the fifteenth anniversary hereof unless extended, in accordance with applicable law, prior to such anniversary, in writing signed by all the parties.

1.3           “Shares” shall mean: (i) all shares of Company Common Stock (including all options, warrants, and other rights to acquire shares of Company Common Stock) Beneficially Owned by the Stockholder as of the date of this Agreement, and (ii) all additional shares of Company Common Stock (including all options, warrants, and other rights to acquire shares of Company Common Stock) of which the Stockholder acquires Beneficial Ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date.

1.4           A Person shall be deemed to have effected a “Transfer” of a security if such person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or otherwise disposes of such security or any interest therein, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

2.            Transfer of Shares.

2.1           No Transfer of Shares.  The Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, such Stockholder shall not cause or permit any Transfer of any of the Shares to be effected, or discuss, negotiate or make any offer regarding any Transfer of any of the Shares.

2.2           No Transfer of Voting Rights.  The Stockholder hereby agrees that, at all times commencing with the execution and delivery of this Agreement until the Expiration Date, such Stockholder shall not deposit, or permit the deposit of, any Shares in a voting trust, grant any proxy in respect of the Shares, or enter into any voting agreement or similar Contract to vote or give instructions with respect to the Shares (other than this Agreement and the Proxy) in contravention of the obligations of such Stockholder (including in any manner inconsistent with Section 4) under this Agreement with respect to any of the Shares.

3.            Agreement to Vote Shares.

3.1           Until the Expiration Date, at every meeting of the Company’s stockholders called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Company’s stockholders with respect to any such meeting, the Stockholder shall vote (to the extent not voted by the person(s) appointed under the Proxy) the Shares:

(a)           in favor of: (i) the adoption of the Merger Agreement (as it may be amended from time to time), (ii) each of the actions contemplated by the Merger Agreement in respect of which approval of the Company's stockholders is requested, and (iii) any matter that would reasonably be expected to facilitate the Merger; and

(b)           against any of the following actions (other than those actions that relate to the Merger and any other transactions contemplated by the Merger Agreement): (i) the approval of any proposal made in opposition to, or in competition with, the Merger or any other transactions contemplated by the Merger Agreement, (ii) any Alternative Proposal, and (iii) any other action that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transaction contemplated by the Merger Agreement.

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3.2           In the event that a meeting of the holders of shares of Company Common Stock is held, the Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum.

4.            Irrevocable Proxy.  Concurrently with the execution of this Agreement, the Stockholder shall deliver to Parent a duly executed proxy in the form attached hereto as Exhibit B with respect to the Shares (the “Proxy”), which Proxy is coupled with an interest, and, until the Expiration Date, shall be irrevocable to the fullest extent permitted by applicably Law, with respect to each and every meeting of the stockholders of the Company or action or approval by written resolution or consent of stockholders of the Company with respect to the matters contemplated by Section 3 covering the total number of Shares in respect of which such Stockholder is entitled to vote at any such meeting or in connection with any such written consent.  Upon the execution of this Agreement, (i) the Stockholder hereby revokes any and all prior proxies (other than the Proxy) given by such Stockholder with respect to the subject matter contemplated by Section 3, and (ii) such Stockholder agrees to not grant any subsequent proxies with respect to such subject matter, or enter into any agreement or understanding with any Person to vote or give instructions with respect to the Shares in any manner inconsistent with the terms of Section 4, until after the Expiration Date.

5.            No Ownership Interest; Directors and Officers.  Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of, or with respect to, any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholder, as applicable, and this Agreement shall not confer any right, power or authority upon Parent or any other Person to direct any Stockholder in the performance of any of such Stockholder’s duties or responsibilities as an officer or director, as the case may be, of the Company (it being understood that this Agreement shall apply to each such Stockholder solely in his capacity as a holder of shares of Company Common Stock and options to purchase shares of Company Common Stock).

6.            Representations and Warranties of the Stockholder.  The Stockholder, for and on behalf of himself, hereby represents and warrants to Parent that:

6.1           Power; Binding Agreement.  The Stockholder has full power, capacity and authority to execute and deliver this Agreement and the Proxy, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action, if any, on the part of the Stockholder and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by it of this Agreement or the Proxy, the performance by the Stockholder of its obligations hereunder or thereunder or the consummation by the Stockholder of the transactions contemplated hereby or thereby.  This Agreement and the Proxy have been duly executed and delivered by the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitute a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with their terms except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

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6.2            No Conflicts.  No filing with, and no permit, authorization, consent, or approval of, any Governmental Entity, and, if the Stockholder is married, no consent of the Stockholder’s spouse is necessary under any “community property” or other laws is necessary for the execution by the Stockholder of this Agreement and the Proxy, the performance by the Stockholder of his obligations hereunder and thereunder and the consummation by the Stockholder of the transactions contemplated hereby and thereby.  None of the execution and delivery by the Stockholder of this Agreement or the Proxy, the performance by the Stockholder of his obligations hereunder or thereunder or the consummation by the Stockholder of the transactions contemplated hereby or thereby will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any Contract or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s properties or assets may be bound, or (ii) violate any legal requirements applicable to the Stockholder or any of the Stockholder’s properties or assets, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or delay consummation, or be reasonably likely to prevent or delay, the Merger and the transactions contemplated by the Merger Agreement and this Agreement or otherwise prevent or delay, or be reasonably likely to prevent or delay, the Stockholder from performing his obligations under this Agreement.

6.3            Ownership of Shares.  As of the date of this Agreement, the Stockholder (i) is the Beneficial Owner of the shares of Company Common Stock (including all options, warrants, and other rights to acquire shares of Company Common Stock) set forth in Exhibit A of this Agreement and (ii) does not own, beneficially or otherwise, any shares of Company Common Stock (including all options, warrants, and other rights to acquire shares of Company Common Stock), other than as set forth in Exhibit A of this Agreement.  The Shares are and will be at all times up until the Expiration Date free and clear of any Liens, pledges, options, rights of first refusal, co-sale rights, agreements, limitations on the Stockholder’s voting rights and other encumbrances of any nature that would adversely affect the Merger or the exercise or fulfillment of the rights and obligations of the Company under the Merger Agreement or of the parties to this Agreement.

6.4            Voting Power.  The Stockholder has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

6.5            No Finder’s Fees.  No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by or on behalf of the Stockholder.

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6.6           No Solicitation; Notification.  Until the Expiration Date, the Stockholder, solely in his capacity as a stockholder of the Company, shall not, and shall not authorize, or encourage any Representative or Affiliate of such Person, directly or indirectly, to take any action that would, or would reasonably be expected to, result in the violation by the Company of Section 5.3 of the Merger Agreement; provided, that, nothing herein shall prevent the Stockholder from taking any action solely in his capacity as an officer or director, as the case may be, of the Company in the exercise of his fiduciary duties with respect to an Alternative Proposal or Superior Proposal in compliance with the terms of the Merger Agreement.  Without limiting the generality of the foregoing, the Stockholder acknowledges and hereby agrees that any violation of the restrictions set forth in this Section 6 by the Stockholder or any of his Representatives or Affiliates shall be deemed to be a breach of this Agreement by the Stockholder.  The Stockholder shall not enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to an Alternative Proposal unless and until this Agreement is terminated pursuant to its terms.

7.           Disclosure.  Subject to reasonable prior notice and approval, the Stockholder shall permit and hereby authorizes Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent determines to be necessary or desirable in connection with the Merger and any transactions related thereto, including, without limitation, the Stockholder’s identity and ownership of Shares and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement.

8.           Consent and Waiver.  The Stockholder hereby irrevocably grants any and all consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement or instrument to which the Stockholder is a party or subject or in respect of any rights the Stockholder may have in connection with the Merger or the other transactions provided for in the Merger Agreement (whether such rights exist under the certificate of incorporation or bylaws of the Company, any Contract to which the Company is a party or by which it is, or any of its assets are, bound under statutory or common law or otherwise).  Without limiting the generality or effect of the foregoing, the Stockholder hereby waives, in his capacity as a stockholder of the Company, any and all rights to contest or object to the execution and delivery of the Merger Agreement, the Company Board of Directors’ actions in approving and recommending the Merger, the consummation of the Merger and the other transactions provided for in the Merger Agreement, or to seek damages or other legal or equitable relief in connection therewith; and the Stockholder agrees not to exercise any rights of appraisal or any dissenters’ rights that the Stockholder may have (whether under applicably Law or otherwise) or could potentially have or acquire in connection with the Merger.

9.           Further Assurances.  Subject to the terms and conditions of this Agreement, the Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill the Stockholder’s obligations under this Agreement.  The Stockholder, in his capacity as a holder of Shares, shall at all times publicly support the Merger and other transactions contemplated by the Merger Agreement.

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10.           Termination.  This Agreement and the Proxy shall terminate and shall have no further force or effect as of the Expiration Date.  Notwithstanding the foregoing, nothing set forth in this Section 10 or elsewhere in this Agreement shall relieve either party hereto from any liability, or otherwise limit the liability of either party hereto, for any breach of this Agreement.

11.           Miscellaneous.

11.1           Waiver.  At any time and from time to time prior to the Effective Time, any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein.  Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable.  Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

11.2           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any legal requirement, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

11.3           Binding Effect; Assignment.  This Agreement and all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of any Stockholder may be assigned to any other Person without the prior written consent of Parent.

11.4           Amendments.  This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

11.5           Specific Performance; Injunctive Relief.  The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein.  Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

11.6           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada irrespective of conflict of law principles.

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11.7           Submission to Jurisdiction.  In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties hereto: (a) irrevocably and unconditionally consents and submits, for itself and its property, to the exclusive jurisdiction and venue of any federal or state court located in Clark County, Nevada; (b) agrees that all claims in respect of such action or proceeding must be commenced, and may be heard and determined, exclusively in any federal or state court located in Clark County, Nevada; (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any federal or state court located in Clark County, Nevada; and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any federal or state court located in Clark County, Nevada. Each of the parties hereto agrees that a final judgment in any such action or proceeding and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.11.  Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

11.8           WAIVER OF JURY TRIAL.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.8.

11.9           Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any legal requirement providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

11.10          Entire Agreement. This Agreement and the other agreements referred to in this Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

11.11          Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

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If to Parent or Merger Sub:

c/o ArcLight Capital Partners, LLC
200 Clarendon Street, 55th Floor
Boston, MA  02117
Fax:  (617) 867-4698
Attention:  General Counsel

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.
98 San Jacinto Blvd., Suite 1500
Austin, TX  78701
Fax:  (512) 322-8377
Attention:  Laura L. Tyson

If to the Company:

Blackwater Midstream Corp
660 LaBauve Drive
Westwego, LA  70094
Fax: (504) 340-9406
Attention:  Michael Suder

If to any Stockholder:

To the address for such Stockholder set forth on Exhibit A.

Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of facsimile, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (iii) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next Business Day delivery, on the next Business Day after the date when sent and (iv) in the case of mailing, on the third (3rd) Business Day following that on which the piece of mail containing such communication is posted.

11.12           Headings.  The section headings set forth in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement in any manner.

11.13           No Third Party Beneficiaries.  This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

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11.14       Interpretation.

(a)           Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

(b)           The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c)           The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

11.15        Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses.

11.16        Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

BLACKWATER MIDSTREAM HOLDINGS LLC

By:
Name:
Title:

Signature Page to Voting Agreement

STOCKHOLDER

Michael D. Suder

Signature Page to Voting Agreement

STOCKHOLDER

Philip Oliver Tracy

Signature Page to Voting Agreement

STOCKHOLDER

William Gore

Signature Page to Voting Agreement

STOCKHOLDER

William Daniel Weidner III

Signature Page to Voting Agreement

STOCKHOLDER

Herbert N. Whitney

Signature Page to Voting Agreement

STOCKHOLDER

Dale T. Chatagnier

Signature Page to Voting Agreement

STOCKHOLDER

Donald St. Pierre

Signature Page to Voting Agreement

STOCKHOLDER

Francis A. Marrocco

Signature Page to Voting Agreement

EXHIBIT A

SCHEDULE OF OWNERSHIP

Name	Shares	Address
Philip Oliver Tracy	3,125,000	5 Iverleith Avenue South Edinburgh, Scotland EH3 5QA United Kingdom
Michael D. Suder	3,033,569	Blackwater Midstream Corp 660 LaBauve Drive Westwego, LA 70094
Dale T. Chatagnier	1,507,828	Blackwater Midstream Corp 660 LaBauve Drive Westwego, LA 70094
Francis A. Marrocco	1,493,828	Blackwater Midstream Corp 660 LaBauve Drive Westwego, LA 70094
William Daniel Weidner III	1,429,500	5458 Dayna Court New Orleans, LA 70125
William Gore	930,750	Pointwell Mill, Pointwell Lane Coggeshall, Essex CO6 1RH United Kingdom
Donald St. Pierre	779,890	Blackwater Midstream Corp 660 LaBauve Drive Westwego, LA 70094
Herbert N. Whitney	472,709	6638 East 105th Street Tulsa, OK 74133

EXHIBIT B

IRREVOCABLE PROXY

The undersigned stockholder (“Stockholder”) of Blackwater Midstream Corp., a Nevada corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints [____________________] the [____________________] of Blackwater Midstream Holdings LLC, a Delaware limited liability company (the “Parent”), acting by and through any person designated by the Parent (“Proxy Holder”), as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of Company Common Stock that now are or hereafter may be Beneficially Owned by the undersigned, and any and all other shares or securities of the Company issued or issuable to Stockholder on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy until the Expiration Date.  Upon Stockholder’s execution of this Irrevocable Proxy, any and all prior proxies given by Stockholder with respect to any Shares are hereby revoked and Stockholder agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

This Irrevocable Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Parent and Stockholder (the “Voting Agreement”), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), among ArcLight Acquisition Sub Inc., a Nevada corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), Parent, and the Company.  The Merger Agreement provides for, among other things, the merger of Merger Sub with and into the Company, pursuant to which all outstanding shares of capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement.  Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Voting Agreement.

The Proxy Holder is hereby authorized and empowered by Stockholder, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of Stockholder with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent of the Company’s stockholders: (i) in favor of the adoption of the Merger Agreement (as it may be amended from time to time) and any matter that would reasonably be expected to facilitate the Merger; and (ii) against any of the following actions (other than those actions that relate to the Merger and any other transactions contemplated by the Merger Agreement): (a) the approval of any proposal made in opposition to, or in competition with, the Merger or any other transactions contemplated by the Merger Agreement, (b) any Alternative Proposal, and (c) any other action that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transaction contemplated by the Merger Agreement.

The Proxy Holder may not exercise this Irrevocable Proxy on any other matter except as provided herein.  Stockholder may vote the Shares on all other matters.

Any obligation of Stockholder hereunder shall be binding upon the successors and assigns of Stockholder.

This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: June 29, 2012

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have caused this Irrevocable Proxy to be duly executed as of the date first written above.

STOCKHOLDER

Signature Page to Irrevocable Proxy

Schedule 3.2(b)

Outstanding Subscriptions, Warrants, Options, Etc.

On May 19, 2010, the Company entered into an investor relations agreement with Malcolm McGuire & Associates, L.L.C. (“McGuire”) and amended the agreement on June 11, 2010.  Pursuant to the agreement, the Company granted McGuire options to purchase 100,000 shares of restricted common stock at an exercise price of $0.50 per share.  The options vested on November 20, 2010 and may be exercised by McGuire at any time after vesting date and prior to November 20, 2015.

Schedule 3.3
Subsidiaries of the Company

Blackwater New Orleans, L.L.C., a limited liability company organized under the laws of the State of Louisiana.

Blackwater Georgia, L.L.C., a limited liability company organized under the laws of the State of Georgia.

Blackwater Maryland, L.L.C., a limited liability company organized under the laws of the State of Maryland.

Schedule 3.4(c)

1.           A Master Terminal Service Agreement with one of the Company’s customers at the Westwego facility contains the following provision:

Section 22:  Assignments
This Agreement will be binding upon an inure to the benefit of the successors and assigns of each of the respective parties; provided, however, that no assignment of this Agreement will be made by either party either directly or indirectly without prior written consent of the other, which consent will not be unreasonably withheld.  Any attempted assignment without consent will be void.

2.           Various loan documents between the Company and its Subsidiaries and JPMorgan Chase Bank, N.A. contain notice and/or consent provisions that will or may be triggered by the consummation of the transactions contemplated by the Agreement and Plan of Merger.

Schedule 3.9
Estimate Of Fees, Expenses Or Commissions
To Be Paid To Financial, Legal And Other Advisors

SunTrust Robinson Humphrey, Inc.: $500,000 fee, plus $10,000 - $12,000 reimbursement of expenses.

Alston & Bird:  $60,000 - $70,000
(Counsel to SunTrust Robinson Humphrey, Inc.)

North American Terminal Services, LLC:  North American Terminal Services provides the Company environmental consulting services under a retainer agreement, with fees payable at the rate of $3,000 per month.
(Environmental Consultants)

MaloneBailey LLP: $5,000 - $10,000
(Auditors)

Postlewaite and Netterville: $5,000 - $8,000
(Tax Accountants)

Loeb & Loeb LLP:  $10,000-$20,000
(SEC Counsel)

Broadridge Investor Communications Solutions: $15,000
(Investor Services)

Milling Benson Woodward L.L.P.:  Milling Benson provides the Company legal services under a retainer agreement, with fees payable at the rate of $15,000 per month.
(General Corporate Counsel)

Schedule 3.11
Environmental Disclosures

On February 9, 2009, one of the Company’s storage tanks at its Westwego facility with a leasable capacity of approximately 47,000 barrels developed a minor leak during the initial introduction of a customer’s product (sulfuric acid) into the tank.  Terminal staff detected the leakage in its early stages, which was successfully contained in the designed earthen berm area.  Terminal staff and management immediately contacted and apprised all required federal, state and local authorities and agencies of the situation.  Additionally, terminal staff began remediation and cleanup efforts and activated expert environmental cleanup companies.  One of the efforts to minimize the leakage was to transfer the product into an adjacent 100,000 barrel storage tank.  This tank also seemed to be experiencing a possible leak, so the product was transferred into rented barges specifically designed for the product.  All necessary repairs to the tanks were completed as well as all environmental cleanup.

Schedule 3.12(a)
Employee Benefit Plans

Stock Incentive Plan:
Blackwater Midstream Corp. 2008 Incentive Plan
Approved by Board of Directors and Shareholders

401-(k) Plan:
Blackwater Midstream Corp. 401(k) Plan
#9418

Medical Group Insurance:
Blue Cross Blue Shield-of Louisiana
Group # 26V82ERC/0000

Dental & Vision Group Insurance & Short-Term & Long-Term Disability Options:
Principal Financial Group
Group # H61315-1

Life Insurance Group Insurance:
Fort Dearborn Life
Group # GAE10129-1

Vacation & Holiday Plan & Bonus:
See Blackwater Midstream Employee Handbook

Schedule 3.12(e)

Effect of Merger on Existing Benefits

The consummation of the transactions contemplated by the Agreement and Plan of Merger will constitute a “Change in Control” under the terms of the Blackwater Midstream Corp. 2008 Incentive Plan (the “Plan)”.  Pursuant to Section 6.7 of the Plan, effective the day immediately preceding the Change in Control date, “all outstanding Stock Options and Stock Appreciation Rights then outstanding shall become 100% vested and immediately and fully exercisable,” and “all of the restrictions and conditions of any Restricted Stock and any Other Stock-Based Awards then outstanding shall be deemed satisfied, and the Restriction Period with respect thereto shall be deemed to have expired, and thus each such Incentive Award shall become free of all restrictions and fully vested.”

As a result of the foregoing, the following shares will vest effective the day immediately preceding the Change of Control date:

Michael Suder	2,935,553 Shares
Dale Chatagnier	1,483,828 Shares
Francis Marrocco	1,483,828 Shares
Donald St. Pierre	777,090 Shares

The Company is obligated to reimburse Michael Suder, Dale Chatagnier and Francis Marrocco for any payments made by them as a result of any federal or state income taxes incurred that are attributable to the issuance of shares issued to them pursuant to the Stock Purchase Plan in May and June 2008.  The shares covered by this agreement are as follows:

Michael Suder	480,690 Shares
Dale Chatagnier	120,173 Shares
Francis Marrocco	120,173 Shares

Schedule 3.12(g)

Investigations Regarding the Determination of the
Proper Grant Date of Company Stock Options

In 2009, the Company, in consultation with advisors, considered the proper grant date for the 2009 options granted to Company Directors under the Blackwater Midstream Corp. 2008 Incentive Plan.  The Company had initially dated the grants as of April 2009, but following discussions with legal and accounting advisors, the grant date was set at May 4, 2009, the date the stock options were officially approved by the Company Board of Directors.

Schedule 3.13

Transactions with Affiliates

Related parties participated in both our September 2009 Convertible Debt Offering and our January 2010 Convertible Debt Offering.  The following table summarizes the related party participation:

OFFERING	INVESTOR	AMOUNT	RELATIONSHIP
September 2009	Frances Suder, transferred to Michael Suder	$50,000	Mother (deceased) to Michael Suder, CEO & Director
September 2009	Jonathan Suder	100,000	Brother to Michael Suder, CEO & Director
September 2009	Nicolle Suder	30,000	Sister to Michael Suder, CEO & Director
September 2009	Philip Tracy	100,000	As of June 2011 member of the Board of Directors
September 2009	William Gore	150,000	As of June 2011 member of the Board of Directors
January 2010	Isaac Suder, transferred to Jonathan Suder	50,000	Father (deceased) to Michael Suder, CEO & Director
January 2010	Nicolle Suder	20,000	Sister to Michael Suder, CEO & Director
January 2010	Philip Tracy	100,000	As of June 2011 member of the Board of Directors
January 2010	William Gore	75,000	As of June 2011 member of the Board of Directors
	TOTAL	$675,000

Schedule 3.19

Real Property and Facility Leases

Westwego, Louisiana – Lands owned by Blackwater New Orleans, L.L.C.

Approximately 20.65 acres of land, being Parcels X and Y of the Whitehouse Plantation, located in Sections 40 and 41, Township 13 South, Range 23 East, Southeastern land District, west of the Mississippi River, City of Westwego, Jefferson Parish, Louisiana, being the same property acquired by Blackwater New Orleans, L.L.C. from NuStar Terminals Operations Partnership L.P., per act dated December 23, 2008, registered in the Jefferson Parish Conveyance Records on December 30, 2008, in COB 3240, folio 945, under Instrument No. 10862212.

Improvements thereon bear municipal address 660 Labauve Road, Westwego, Louisiana.

Brunswick, Georgia – Lands leased by Blackwater Georgia, L.L.C.

Sublease of approximately 6.5 acres of land situated in the City of Brunswick, Glynn County, Georgia, being a portion of the lands owned by the City of Brunswick and Glynn County and leased to Georgia Ports Authority, a public corporation and instrumentality of the State of Georgia, being the same property subleased by Blackwater Georgia, L.L.C. per Assignment and Assumption of Lease dated May 17, 2010, and as evidenced by the Affidavit of Title recorded in the Glynn County, Georgia Clerk of Superior Court Records on August 19, 2010, in Deed Book 2753, p. 97 under CFN 32010008318 Transaction No. 56882, as extended by that certain Fourth Amendment to Agreement dated effective November 1, 2011.

Improvements thereon bear municipal address 211 Newcastle Street, Brunswick, Georgia.

Salisbury, Maryland – Lands owned by Blackwater Maryland, L.L.C.

Approximately 27 acres of land situated in Salisbury Election District, Wicomico County, Maryland, on the Northwesterly side of and binding on the Wicomico River and on the southeasterly side and binding upon the center line of a forty-foot road known as Glenn Road, as being the same property acquired by Blackwater Maryland, L.L.C. from NuStar Terminals Operations Partnership L.P., per act dated December 22, 2011, registered in the Wicomico County Land Records on January 6, 2012, in Liber 3391, folio 115.

Improvements thereon bear municipal address 1132 Marine Road, Salisbury, Maryland.

Schedule 3.20

Insurance Coverages

CURRENT INSURANCE COVERAGE SUMMARY

BLACKWATER MIDSTREAM CORP.											MIN.
		TYPE OF	POLICY		DEDUCTIBLE				TOTAL		EARNED
AGENT	INSURER	COVERAGE	NUMBER	LIMITS	AMOUNT	DATES	PREMIUM	TAXES/FEES	PREMIUM	RATE	AMOUNT

Lockton	SeaBright	WC-LA, NJ, GA & MD	BB1123155	$1 Million		1/Feb/2012-31/Jan/2013	$145,340.00	Est	$145,340.00	Monthly	$145,340.00

Lockton	Chartis	D&O EXECUTIVE LIABILITY &	05-766-70-24	$3 Million	$75,000-$150,000
		ENTITY SECURITIES LIABILITY				28/Aug/11-28/Aug/12	$33,835.00	$1,691.75	$35,526.75		$-

Lockton	Chartis	EMPLOYMENT PRACTICES	05-781-96-11	$1 Million	$25,000
		LIABILITY				28/Aug/11-28/Aug/12	$3,838.00	$191.90	$4,029.90		$-

Lockton	Chartis	FIDUCIARY	05-881-03-88	$1 Million	$5,000
		LIABILITY				28/Aug/11-28/Aug/12	$1,515.00	$75.75	$1,590.75		$-

Lockton	ACE/WESTCHESTER	CRIME COVERAGE	DON G24580805 003	$1,000-$1,000,000	$1,000-$50,000
		ERISA BOND for 401K				28/Aug/11-28/Aug/12	$5,107.00	$-	$5,107.00	Flat	$-
Wayne	NY Life	Key Person Insurance	Suder=76241476	$1,000,000		initial date 6/1/2010	$5,518.92		$5,518.92	Fixed
			Chatagnier=76241471	$1,000,000		initial date 6/1/2010	$2,037.96		$2,037.96	Fixed
			Marrocco=39176309	$500,000		initial date 7/1/2010	$11,346.00		$11,346.00	Increases

	TOTALS								$210,497.28		$145,340.00

BLACKWATER NO, BWGA & BWMD, LLC.			1/FEB/2012-31/Jan/2013 & Pollution Dec 2014								MIN.
		TYPE OF	POLICY						TOTAL		EARNED
AGENT	INSURER	COVERAGE	NUMBER	LIMITS	DEDUCTIBLE	DATES	PREMIUM	TAXES/FEES	PREMIUM	RATE	AMOUNT

Lockton	Ace American of	POLLUTION LEGAL LIABILITY	PPLG24889087 003	$5 Million	$250,000	1/Feb/12-23/Dec/14	$66,987.00	$6,698.70	$73,685.70	FLAT	$133,974.00
	Illinois Union Ins.	for Westwego & Brunswick			Retention=Deductible	3 YEAR plan-1 year premium

Lockton	Ace American of	POLLUTION LEGAL LIABILITY	PPLG24551738001	$10 Million	$250,000	23/Dec/11-23/Dec/14	$85,044.00	$-	$85,044.00	FLAT	$85,044.00
	Illinois Union Ins.	for Maryland			Retention=Deductible	premium for 3 YEARS

Lockton	Ace American of	COMMERCIAL MARINE LIA. &	NO4928787	$1M-each Occurrence	$25,000 per Occurrence	1/Feb/12-31/Jan/13	$85,000.00	$-	$85,000.00	THRUPUT	$21,250.00
	Illinois Union Ins.	TERMINAL OPERATOR'S LIA.		$1M-Personal Injury & Products	$50,000 per Occurrence					Per Audit
	Indemnity Ins. Of N.A.			$2M-Gen.Aggregate	on Pollution Claims
Lockton	DEEP SOUTH:	HIRED & NON-OWNED	PICHU0001928	$1M-Combined Single	Actual cash value or	1/Feb/12-31/Jan/13
	Praetorian Insurance	COMMERCIAL AUTO LIABILITY		Limit	Cost of repair Rental car		$3,844.00	$250.00	$4,094.00	fleet	$3,844.00
				No Vehicle Comp.	Endorsements
Lockton	Ace American of	UMBRELLA	NO4928799	$5M-each Occurrence	$25,000	1/Feb/12-31/Jan/13
	Illinois Union Ins.	"BUMBERSHOOT"		$5M-Aggregate:	from GL		$60,000.00	$-	$60,000.00	Flat	$60,000.00
	Indemnity Ins. Of N.A.			over GL, Auto & EL
				limits
Lockton	AmRisc, LP:	PROPERTY of $33.4 M,	189911	Flood & Wind Sublimit	$25,000, except $100,000 for dock	1/Feb/12-31/Jan/13
	50% Lloyds of London	Business Interruption,		of $3.2 Million	at Replacement cost		$162,569.00	$10,764.02	$173,333.02	Scheduled	$40,642.25
	50% QBE	Construction & Electronic		Full limit=$10 Million	$100,000-Flood
				Bus.Interput=$5.3 M	$250,000-Named Storm
Lockton	Lloyd's & Southern	Cargo / Stock	42461	Vessel=$5,500,000	$100,000 or	1/Feb/12-31/Jan/13	$7,938.00	$-	$7,938.00	Monthly	$1,984.50
	Marine			Terminal Storage=$10 M	1/2 of 1%		Plus storage			volume
Lockton	Allianz Global	COMMERCIAL PROPERTY &	MX193028658	Contents-$5,000	$1,000	1/Feb/12-31/Jan/13				VRS	$945.50
		CONTRACTORS EQUIPMENT		Computer-approx $200,000			$3,782.00	$-	$3,782.00
				Listed Eq-$16,242

	TOTALS						$475,164.00	TOTAL	$492,876.72		$347,684.25

Schedule 3.23

Material Customer/Supply Contracts

Brunswick Terminal
	Initial	Current
	Term	Term
Agreement	Beginning	Ending	Renewal
Number	Date	Date	Options

11-001	1-Aug-10	31-Aug-12	2 Years

12-002	1-Sept-12	31-Aug-14	Yearly

11-822B	1-Aug-12	31-July-15	3 years
or
Yearly

Schedule 3.23

Material Customer/Supply Contracts
(continued)

Salisbury Terminal
	Initial	Current
	Term	Term
Agreement	Beginning	Ending	Renewal
Number	Date	Date	Options

06-11-1141/	1-Apr-11	30-Apr-13	Yearly
37-01

07-12-1186/	1-Mar-08	2/29/2013	Yearly
37-01

07-12-1186/	1-Mar-08	2/29/2013	Yearly
37-02

08-04-1210/	1-May-08	30-Apr-13	Yearly
37-01

08-04-1210/	1-May-08	30-Apr-13	Yearly
37-02

12-004S	7-15-12	10-14-12	Monthly

Schedule 3.23

Material Customer/Supply Contracts
(continued)

Westwego Terminal
	Initial	Current
	Term	Term
Agreement	Beginning	Ending	Renewal
Number	Date	Date	Options

11-001	1-Feb-11	31-Jan-13	6 months

K25815	1-Jun-11	31-May-13	Yearly
(Awaiting customer execution of renewal agreement)

K25815	1-Nov-11	31-Oct-12	Yearly

K25815	1-Nov-11	31-Oct-12	Yearly

K25815	15-Dec-11	14-Dec-13	Yearly

K25815	1-Jul-11	30-Jun-12	Yearly

09-014	1-Feb-10	31-Jan-15	Yearly
	15-Feb-10	14-Feb-15	Yearly
	1-Jun-10	31-May-15	Yearly

11-025	1-Aug-11	31-Jul-12	6 months

440207904E	1-Jul-10	30-Jun-13	Yearly

10-027	1-Aug-10	31-Jul-13	Yearly
10-027 Amend 2	1-Apr-11	31-July-12	Month to Month
10-027 Amend 1	1-Mar-11	31-July-12	Month to Month
10-027 Amend 3	1-March-12	31-Aug-15	Yearly
10-027	1-Aug-10	31-Jul-13	Yearly

Schedule 5.1

Permitted Conduct of the Company

None

Schedule 5.1(b)(iii)

Exceptions to Prohibition on Company’s and Subsidiaries’ Ability
to Grant Rights to Acquire Shares of its Capital Stock

None

Schedule 5.1(b)(xx)

Exceptions to Prohibitions on Company’s and
Subsidiaries’ Ability to Make Material Loans,
Advances or Capital Contributions in Excess of $20,000

None

Schedule 5.9(a)

Agreements Containing Indemnification, Exculpation
of Officers and Directors

The following provision is included in each of Michael Suder’s, Dale Chatagnier’s and Francis Marrocco’s Employment Agreements:

Indemnification of Losses.

So long as Executive’s actions were taken in good faith and furtherance of the Company’s business and within the scope of Executive’s duties and authority, the Company shall indemnify and hold Executive harmless to the full extent of the law from any and all claims, losses and expenses sustained by Executive as a result of any action taken by him to discharge his duties under this Agreement, and the Company shall defend Executive, at the Company’s expense, in connection with any and all claims by stockholders or third parties which are based upon actions taken by Executive to discharge his duties under this Agreement.

Schedule 8.16(e)(y)
Persons with “Knowledge”

Michael Suder	William Gore
Francis Marrocco	Philip Tracy
Dale Chatagnier	William Weidner
Donald St. Pierre	Herbert Whitney

June 28, 2012

Blackwater Midstream Corp.
660 LaBauve Drive
Westwego, LA 70094
Attention: Board of Directors

Members of the Board:

We understand that Blackwater Midstream Corp. (the "Company") intends to enter into an Agreement and Plan of Merger (the "Agreement") among Blackwater Midstream Holdings LLC (the "Acquiror"), Blackwater Acquisition Sub Inc., a wholly owned subsidiary of the Acquiror ("Merger Sub"), and the Company pursuant to which, among other things, the Company will merge with Merger Sub (the "Merger"), each outstanding share of common stock, par value $0.001 per share ("Common Stock"), of the Company will be converted into the right to receive $0.64 in cash (the "Consideration"), and the Company will become a wholly owned subsidiary of the Acquiror. You have further advised us that, in connection with the Merger, certain holders of Common Stock (the "Rollover Shareholders") will contribute shares of Common Stock (the "Rollover Shares") held by such holders to the Acquiror in exchange for units in the Acquiror (the holders of Common Stock other than the Acquiror, the Rollover Shareholders and their respective affiliates, the "Unaffiliated Shareholders").

You have requested that we render our opinion to the Board of Directors of the Company (in its capacity as such) with respect to the fairness, from a financial point of view, to the Unaffiliated Shareholders of the Consideration to be received by such Unaffiliated Shareholders in the Merger pursuant to the Agreement.

In arriving at our opinion, we have: (1) reviewed a draft, received by us on June 26, 2012, of the Agreement; (2) reviewed certain publicly available business, financial and other information concerning the Company; (3) reviewed certain other information regarding the Company, including financial forecasts with respect to the future financial performance of the Company for the fiscal years ended March 31, 2013 through March 31, 2017 provided to or discussed with us by the management of the Company (the "Projections"); (4) compared certain financial and stock market data of the Company with similar data for other companies with publicly traded securities that we deemed relevant; and (5) compared financial terms of the Merger with, to the extent publicly available, the financial terms of certain other business combinations and other transactions that we deemed relevant. In addition, we have had discussions with the management of the Company concerning the businesses, operations, financial condition and prospects of the Company and undertaken such other studies, analyses and investigations as we deemed appropriate.

Blackwater Midstream Corp.
660 LaBauve Drive
Westwego, LA 70094
June 28, 2012

We have assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information discussed with or reviewed by us in arriving at our opinion. With respect to the Projections, we have, with your agreement, assumed that such Projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and are a reasonable basis on which to evaluate the Company, and we express no opinion with respect to such financial forecasts or the assumptions on which they are based. We have further relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this opinion, and that there is no information or any facts that would make any of the information discussed with or reviewed by us incomplete or misleading. We have also assumed that (a) the representations and warranties of all parties to the Agreement are true and correct, (b) each party to the Agreement will fully and timely perform all of the covenants and agreements required to be performed by such party under the Agreement, (c) all conditions to the consummation of the Merger will be satisfied without waiver thereof, and (d) the Merger will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any term, condition or agreement therein and that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the expected benefits of the Merger. In addition, we have, at your direction, assumed that the Agreement, when executed by the parties thereto, will conform to the draft reviewed by us in all respects material to our analysis or this opinion.

In arriving at our opinion, we have not conducted a physical inspection of the properties, assets or facilities of the Company and have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise), of the Company, nor have we been furnished with any such evaluations or appraisals. We have not been requested to, and did not (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Merger, the securities, assets, businesses or operations of the Company or any other party, or any alternatives to the Merger, or (b) advise the Board of Directors of the Company or any other party with respect to alternatives to the Merger. This opinion only addresses the fairness, from a financial point of view, to the Unaffiliated Shareholders of the Consideration to be received by such Unaffiliated Shareholders in the Merger pursuant to the Agreement and does not address any other terms, conditions, aspects or implications of the Merger or any agreements, arrangements or understandings entered into in connection therewith or otherwise, including, without limitation, (a) the structure or timing of the Merger, (b) the solvency, creditworthiness or fair value of the Company or any other person under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, (c) the fairness, financial or otherwise, of the amount or nature of any compensation or consideration payable to, or received by, any officers, directors or employees of any party to the Merger, any class of such person or any other party, relative to the Consideration to be received by the Unaffiliated Shareholders in the Merger, or otherwise, or (d) the fairness of any portion or aspect of the Merger to any one class or group of the Company's or any other party's security holders or other constituents vis-à-vis any other class or group of the Company's or such other party's security holders or other constituents (including, without limitation, the fairness of the Consideration to be received by the Unaffiliated Shareholders in the Merger pursuant to the Agreement relative to the consideration to be received by the Rollover Shareholders in exchange for the Rollover Shares or vice versa). No opinion, counsel or interpretation is intended regarding matters that require legal, regulatory, accounting, insurance, environmental, tax, executive compensation or other similar professional advice. It is assumed that such opinions, counsel, interpretations or advice have been or will be obtained from the appropriate professional sources.

Our opinion is necessarily based upon financial, economic, market and other conditions as they exist on, and can be evaluated as of, the date of this opinion. Our opinion does not address the relative merits of the Merger as compared to other business strategies or transactions that may be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Merger. It should be understood that, although subsequent developments or circumstances may affect this opinion, we do not have any obligation to update or revise this opinion.

Blackwater Midstream Corp.
660 LaBauve Drive
Westwego, LA 70094
June 28, 2012

We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a substantial portion of which is based on a percentage of the aggregate value of the Merger and is contingent upon consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain liabilities arising out of our engagement. We and our affiliates have in the past provided and are currently providing investment banking and other financial services to affiliates of the Acquiror including Arclight Capital Partners and certain private equity or other investment funds managed or advised by one or more entities affiliated or associated with Arclight Capital Partners, including portfolio companies of such funds (Arclight Capital Partners, such investment funds and such investment funds' portfolio companies and their respective affiliates, the "Acquiror Affiliates"), including during the past two years, having acted as financial advisor to Associated Asphalt, Inc. in connection with its sale and having led or participated in credit facilities for Buckeye Partners L.P. and BGH Holdings, L.P. We and our affiliates may have in the past provided, and may in the future provide, other financial advice and services, to the Company, the Acquiror and the Acquiror Affiliates. In addition, we and certain of our affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by affiliates of Arclight Capital Partners or one or more entities affiliated or associated with Arclight Capital Partners, including portfolio companies of such funds, and may have co-invested with affiliates of Arclight Capital Partners or one or more of its affiliated or associated entities or private equity or investment funds, and may do so in the future. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates' own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, the Acquiror, the Acquiror Affiliates and any other company that may be involved in the Merger, as well as provide investment banking and other financial services to such companies. In addition, we and our affiliates (including SunTrust Banks, Inc.) may have other financing and business relationships with the Company, the Acquiror and certain Acquiror Affiliates. The issuance of this opinion was approved by an internal committee of SunTrust Robinson Humphrey, Inc. authorized to approve opinions of this nature.

This opinion is being rendered at the request and for the benefit of the Board of Directors of the Company (in its capacity as such) in connection with its consideration of the Merger, and does not constitute advice or a recommendation as to how the Board of Directors of the Company or any security holder of the Company should act or vote with respect to any matter relating to the Merger or otherwise.

Blackwater Midstream Corp.
660 LaBauve Drive
Westwego, LA 70094
June 28, 2012

Based upon and subject to the foregoing, and such other factors as we deemed relevant, we are of the opinion that, as of the date hereof, the Consideration to be received by the Unaffiliated Shareholders in the Merger pursuant to the Agreement is fair, from a financial point of view, to such Unaffiliated Shareholders.

RIGHTS OF DISSENTING OWNERS

     NRS 92A.300  Definitions.  As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.
     (Added to NRS by 1995, 2086)

     NRS 92A.305  “Beneficial stockholder” defined.  “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.
     (Added to NRS by 1995, 2087)

     NRS 92A.310  “Corporate action” defined.  “Corporate action” means the action of a domestic corporation.
     (Added to NRS by 1995, 2087)

     NRS 92A.315  “Dissenter” defined.  “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.
     (Added to NRS by 1995, 2087; A 1999, 1631)

     NRS 92A.320  “Fair value” defined.  “Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:
     1.  Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;
     2.  Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and
     3.  Without discounting for lack of marketability or minority status.
     (Added to NRS by 1995, 2087; A 2009, 1720)

     NRS 92A.325  “Stockholder” defined.  “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.
     (Added to NRS by 1995, 2087)

     NRS 92A.330  “Stockholder of record” defined.  “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.
     (Added to NRS by 1995, 2087)

     NRS 92A.335  “Subject corporation” defined.  “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.
     (Added to NRS by 1995, 2087)

     NRS 92A.340  Computation of interest.  Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.
     (Added to NRS by 1995, 2087; A 2009, 1721)

     NRS 92A.350  Rights of dissenting partner of domestic limited partnership.  A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.
     (Added to NRS by 1995, 2088)

     NRS 92A.360  Rights of dissenting member of domestic limited-liability company.  The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.
     (Added to NRS by 1995, 2088)

     NRS 92A.370  Rights of dissenting member of domestic nonprofit corporation.
     1.  Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.
     2.  Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.
     (Added to NRS by 1995, 2088)

     NRS 92A.380  Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.
     1.  Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:
     (a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:
           (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or
           (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.
     (b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.
     (c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.
     (d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.
     (e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.
     (f) Any corporate action not described in this subsection that will result in the stockholder receiving money or scrip instead of a fraction of a share except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.
     2.  A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to the stockholder or the domestic corporation.
     3.  Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.
     (Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204; 2007, 2438; 2009, 1721; 2011, 2814)

     NRS 92A.390  Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.
     1.  There is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series which is:
     (a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;
    (b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or
    (c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and which may be redeemed at the option of the holder at net asset value,
Ê unless the articles of incorporation of the corporation issuing the class or series provide otherwise.
     2.  The applicability of subsection 1 must be determined as of:
     (a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter’s rights; or
     (b) The day before the effective date of such corporate action if there is no meeting of stockholders.
     3.  Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action requiring dissenter’s rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective.
     4.  There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.
     5.  There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.
     (Added to NRS by 1995, 2088; A 2009, 1722)

     NRS 92A.400  Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.
     1.  A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.
     2.  A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:
     (a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and
     (b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.
     (Added to NRS by 1995, 2089; A 2009, 1723)

     NRS 92A.410  Notification of stockholders regarding right of dissent.
     1.  If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those record stockholders entitled to exercise dissenter’s rights.
     2.  If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.
     (Added to NRS by 1995, 2089; A 1997, 730; 2009, 1723)

     NRS 92A.420  Prerequisites to demand for payment for shares.
     1.  If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:
     (a) Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder’s intent to demand payment for his or her shares if the proposed action is effectuated; and
     (b) Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.
     2.  If a proposed corporate action creating dissenters’ rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenters’ rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.
     3.  A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.
     (Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204; 2009, 1723)

     NRS 92A.430  Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.
     1.  The subject corporation shall deliver a written dissenter’s notice to all stockholders entitled to assert dissenters’ rights.
     2.  The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:
     (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;
     (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;
     (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;
     (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and
     (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.
     (Added to NRS by 1995, 2089; A 2005, 2205; 2009, 1724)

     NRS 92A.440  Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.
     1.  A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:
     (a) Demand payment;
     (b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and
     (c) Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.
     2.  If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.
     3.  Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.
     4.  A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.
     5.  The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.
     (Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189; 2009, 1724)

     NRS 92A.450  Uncertificated shares: Authority to restrict transfer after demand for payment.  The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.
     (Added to NRS by 1995, 2090; A 2009, 1725)

     NRS 92A.460  Payment for shares: General requirements.
     1.  Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:
     (a) Of the county where the subject corporation’s principal office is located;
     (b) If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or
     (c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.
Ê The court shall dispose of the complaint promptly.
     2.  The payment must be accompanied by:
     (a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;
     (b) A statement of the subject corporation’s estimate of the fair value of the shares; and
     (c) A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.
     (Added to NRS by 1995, 2090; A 2007, 2704; 2009, 1725)

     NRS 92A.470  Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.
     1.  A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.
     2.  To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment, the subject corporation shall notify the dissenters described in subsection 1:
     (a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;
     (b) Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;
     (c) That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;
     (d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and
     (e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.
     3.  Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.
     4.  Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.
     (Added to NRS by 1995, 2091; A 2009, 1725)

     NRS 92A.480  Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.
     1.  A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

     2.  A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.
     (Added to NRS by 1995, 2091; A 2009, 1726)

     NRS 92A.490  Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.
     1.  If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.
     2.  A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.
     3.  The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
     4.  The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
     5.  Each dissenter who is made a party to the proceeding is entitled to a judgment:
     (a) For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or
     (b) For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.
     (Added to NRS by 1995, 2091; A 2007, 2705; 2009, 1727; 2011, 2815)

     NRS 92A.500  Assessment of costs and fees in certain legal proceedings.
     1.  The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.
     2.  The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:
     (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or
     (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.
     3.  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.
     4.  In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

     5.  To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.
     6.  This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.